Exhibit 3.4

CEMPRA HOLDINGS, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of May 13, 2009

THE UNITS AND EQUITY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

5.02	Subsequent Capital Contributions	51
5.03	Return of Capital Contributions	51
5.04	Advances by Members	51
5.05	Capital Accounts; Gross Asset Values	51
5.06	Negative Capital Accounts	53

ARTICLE VI	ALLOCATIONS OF PROFITS AND LOSSES	53

6.01	Allocation of Profits and Losses	53
6.02	Code Section 704(c) and Related Allocations	54
6.03	Allocation of Certain Items	54
6.04	Special Allocation Provisions	55
6.05	Certain Allocations	57
6.06	Allocations on Varying and Transfers of Interests	57
6.07	Allocations in Determining Shares of Excess Nonrecourse Liabilities	57
6.08	Indemnification, Reimbursement and Set-off for Payment on Behalf of a Unitholder	57

ARTICLE VII	DISTRIBUTIONS AND WITHDRAWALS	58

7.01	Distributions	58
7.02	Application of Distributions	60
7.03	Set-Offs Against Loans	62
7.04	Withdrawals from Capital Accounts	62
7.05	Compromise	62

ARTICLE VIII	RIGHTS AND OBLIGATIONS OF UNITHOLDERS	62

8.01	Limitation of Liability	62
8.02	Lack of Authority	63
8.03	No Right of Partition	63
8.04	Members’ Right to Act	63

ARTICLE IX	DISSOLUTION AND TERMINATION	64

9.01	Events Causing Dissolution	64
9.02	Liquidation	64
9.03	Deferment; Distribution in Kind	65
9.04	Cancellation of Certificate	65
9.05	Reasonable Time for Winding Up	66
9.06	Return of Capital	66

ARTICLE X	BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS	66

10.01	Books and Records	66
10.02	Tax Returns	66
10.03	Tax Elections	67
10.04	Tax Controversies	67

ARTICLE XI	COMPANY OBLIGATIONS	67

11.01	Affirmative Obligations	67
11.02	Negative Obligations	72
11.03	Expiration of Obligations	73

ARTICLE XII	REGISTRATION RIGHTS	73

12.01	Registration Rights	73
12.02	Demand Registration	73
12.03	Piggyback Registration	75
12.04	Expenses of Registration	76
12.05	Obligations of the Company	77
12.06	Indemnification	79
12.07	Information by Holder	81
12.08	Transfer and Assignment of Rights	81
12.09	Form S-3	81
12.10	Delay of Registration	82
12.11	Limitations on Subsequent Registration Rights	82
12.12	Rule 144 Reporting	82
12.13	Market Stand Off Agreement	83
12.14	Termination of Rights	83

ARTICLE XIII	VALUATION	83

13.01	Determination	83
13.02	Determination of Fair Market Value	84

ARTICLE XIV	MISCELLANEOUS	84

14.01	Amendments	84
14.02	Power of Attorney	85
14.03	Notices	86
14.04	Section Headings	87
14.05	Severability	87
14.06	Delaware Law	87
14.07	Waiver of Jury Trial	88
14.08	Counterparts; Delivery by Facsimile	88
14.09	Parties in Interest	88
14.10	Integrated Agreement	88
14.11	Creditors	88
14.12	Further Action	89
14.13	Remedies	89
14.14	Descriptive Headings; Interpretation	89
14.15	Incorporation of Schedules and Exhibits	89

SCHEDULES

Schedule 5.01     Capital Contributions and Units

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CEMPRA HOLDINGS, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CEMPRA HOLDINGS, LLC (this “Agreement”), is dated and effective as of May 13, 2009 (the “Effective Time”), by, between and among the Members (as hereinafter defined) listed on the signature pages hereto, Cempra Holdings, LLC, a Delaware limited liability company (the “Company”), and all other Persons (as hereinafter defined) that in the future shall become Members or Assignees (each as hereinafter defined) of the Company in accordance with the provisions of this Agreement and listed as such on the books and records of the Company, all in accordance with the provisions of the Act (as hereinafter defined) and this Agreement.

W I T N E S S E T H:

WHEREAS, the Company was formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act, as amended (the “Act”) and was operated and governed pursuant to an initial Limited Liability Company Agreement effective as of May 16, 2008 (the “Original Agreement”);

WHEREAS, the Company was formed for the purpose of generating capital appreciation by investing in equity or equity-oriented securities of companies, and holding, selling, distributing or otherwise disposing of such securities;

WHEREAS, on May 16, 2008, the Company created a wholly-owned subsidiary, Cempra Merger Corp., a Delaware corporation (“MergeCo”);

WHEREAS, MergeCo entered into a Merger Agreement with Cempra Pharmaceuticals, Inc., a Delaware corporation (“Cempra”), pursuant to which, among other things, MergeCo merged with and into Cempra and one hundred percent (100%) of Cempra’s capital stock was exchanged for Units (the “Cempra Merger”), effective as of December 23, 2008 (the “Cempra Merger Effective Date”);

WHEREAS, on December 31, 2008, Cempra distributed to the Company 69,445 shares of capital stock of CEM-102 Company (as hereinafter defined);

WHEREAS, on May 12, 2009, Cempra distributed to the Company 30,555 shares of capital stock of CEM-102 Company, a result of which the Company owns all the outstanding shares of capital stock of CEM-102 Company;

WHEREAS, concurrently with, and as a condition precedent to, the consummation of the Cempra Merger, the Company and its Members entered into an Amended and Restated Limited Liability Company Agreement dated as of December 23, 2008 (the “Restated Agreement”) amending and restating the Original Agreement in its entirety to, among other things, admit the holders of Cempra capital stock immediately prior to the Cempra Merger (the “Cempra Stockholders”) as Members of the Company and to provide for the terms and conditions of the Company’s governance and the rights, obligations and other agreements of the Members; and

WHEREAS, concurrently with, and as a condition precedent to, the purchase of the Class C Units by the Class C Unitholders under the Purchase Agreement (as hereinafter defined), the Company and its Members wish to amend and restate the Restated Agreement in its entirety to, among other things, admit the Class C Unitholders as Members of the Company and to provide for the terms and conditions of the Company’s governance and the rights, obligations and other agreements that the Members will have with respect to the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby adopt, amend and restate in its entirety the limited liability company agreement (within the meaning of the Act) of the Company, as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below:

“Act” means the Delaware Limited Liability Company Act, as from time to time amended, and any successor to the Act.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 4.08.

“Adjusted Capital Account” means, with respect to a Unitholder, the balance of such Unitholder’s Capital Account as of the end of the relevant Fiscal Year (or other applicable period), after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts (i) described in section 1.704-1(b)(2)(ii)(c) of the Regulations that such Unitholder is unconditionally obligated to contribute to the Company pursuant to this Agreement or applicable law or (ii) that such Unitholder is deemed obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

“Admission Date” shall have the meaning set forth in Section 4.06.

“Affiliate” means any Person that, directly or indirectly, owns or Controls any other Person on an aggregate basis, including all beneficial ownership and ownership or Control as a trustee, guardian or other fiduciary, or that is Controlled by or is under common Control with such other Person. It is hereby acknowledged and agreed that the term “Affiliates” includes, partnerships or limited liability companies whose respective general partners or managers are under common Control.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company and all schedules and exhibits hereto, as from time to time amended.

“Aisling” means Aisling Capital II, L.P., a Delaware limited partnership.

“Appraisal Rights” shall have the meaning set forth in Section 4.16(a).

“Approved Sale” shall have the meaning set forth in Section 4.10(a).

“Arbiter” shall have the meaning set forth in Section 13.02.

“Assignee” means any transferee of all or any portion of an Interest (whether or not such transferee becomes a Member) as permitted in accordance with the provisions of this Agreement, but only so long as such Person is shown on the Company’s books and records as the owner of one (1) or more Units. An Assignee shall have only the rights set forth in Section 4.05 or as otherwise specifically provided in this Agreement for an Assignee until such time, if ever, as the Assignee is admitted as a Member.

“Audit Committee” shall have the meaning set forth in Section 11.01(n).

“Blackboard” means Blackboard Ventures Inc., a corporation incorporated under the laws of the Province of Ontario or a parent or Subsidiary transferee thereof, including Ontario Teachers’ Pension Plan Board.

“Board” means the Board of Representatives of the Company.

“Breaching Purchaser” shall have the meaning set forth in Section 4.14(b).

“Burma Sanction Regulations” shall have the meaning set forth in Section 3.09(d).

“Buyer” shall have the meaning set forth in Section 4.04(b)(i)(A).

“Capital Account” means the account of each Unitholder established and maintained on the books of the Company as provided in Section 5.05.

“Capital Contribution” means, with respect to a Unitholder, (i) any cash or cash equivalents contributed to the Company with respect to such Unitholder’s Interest in accordance with this Agreement, or to the extent not provided herein, as may be approved by the Board in the manner provided herein, (ii) the shares of Cempra capital stock deemed to be contributed with respect to that Unitholder’s Interest as of the Cempra Merger Effective Date by reason of the Cempra Merger as described in Section 5.01, and (iii) any other property contributed effective after the date of this Agreement with respect to such Unitholder’s Interest to the capital of the Company pursuant to Section 5.01 or as may otherwise be approved by the Board in the amount of the fair market value (as determined by the Board) of such property on the date of its contribution to the capital of the Company as provided herein, or to the extent not provided herein, as agreed by the contributing Unitholder and the Board, and in any case net of liabilities secured by that contributed property that the Company is considered to assume or to which such property is subject at the time of its contribution to the Company.

“CEM-102 Company” means CEM-102 Pharmaceuticals, Inc., a Delaware corporation.

“Cempra” shall have the meaning set forth in the Recitals.

“Cempra Merger” shall have the meaning set forth in the Recitals.

“Cempra Merger Effective Date” shall have the meaning set forth in the Recitals.

“Cempra Stockholders” shall have the meaning set forth in the Recitals.

“Certificate” means the Certificate of Formation of the Company, as from time to time amended and filed pursuant to the Act and the terms of this Agreement.

“Chancery Court” shall have the meaning set forth in Section 4.16(a).

“Class” means and refers to a particular class of Units in the Company (whether now existing or hereafter created), as more fully described in the other provisions of this Agreement.

“Class A Conversion Price” shall have the meaning set forth in Section 4.11(b).

“Class A Investor Representatives” shall have the meaning set forth in Section 3.03(b)(ii).

“Class A Original Price” shall have the meaning set forth in Section 4.11(b).

“Class A Redemption Price” shall have the meaning set forth in Section 4.13(a).

“Class A Unit” means a Unit that, in accordance with the definition of “Units”, represents a fractional part of the Interests of the Unitholders and has the respective rights, benefits and obligations specified with respect to Class A Units in this Agreement. The number of Class A Units owned by each Member as of the Effective Time is set forth on Schedule 5.01.

“Class A Unitholder” means any Member or Assignee owning Class A Units.

“Class B Conversion Price” shall have the meaning set forth in Section 4.11(b).

“Class B Original Price” shall have the meaning set forth in Section 4.11(b).

“Class B Redemption Price” shall have the meaning set forth in Section 4.13(a).

“Class B Unit” means a Unit that, in accordance with the definition of “Units”, represents a fractional part of the Interests of the Unitholders and has the respective rights, benefits and obligations specified with respect to Class B Units in this Agreement. The total number of outstanding Class B Units as of the Effective Time is set forth on Schedule 5.01.

“Class B Unitholder” means any Member or Assignee owning Class B Units.

“Class C Conversion Price” shall have the meaning set forth in Section 4.11(b).

“Class C Holdback Amount” shall have the meaning set forth in Section 7.02(f).

“Class C Investor Representatives” shall have the meaning set forth in Section 3.03(b)(iii).

“Class C Original Price” shall have the meaning set forth in Section 4.11(b).

“Class C Preference” means, with respect to a Class C Unit and the Class C Unitholder holding such Class C Unit, an amount, calculated immediately before a Distribution pursuant to Section 7.02 (for purposes of this paragraph, the “Present Distribution”), equal to the difference between (1) the product of the aggregate Capital Contributions made with respect to such Class C Unit multiplied by 1.5, minus (2) the aggregate Capital Contributions made with respect to such Class C Unit; provided, however, if the sum of (x) the amount of the Present Distribution consisting of cash, Liquid Securities, and sixty five percent (65%) of the value of any Illiquid Securities plus (y) the amount of all prior Distributions consisting of cash, Liquid Securities and sixty five percent (65%) of the value of any Illiquid Securities that exceeds in the aggregate $350,000,000, then the Company shall distribute the Present Distribution and the Class C Preference Holdback Amount determined pursuant to Section 7.02(g), if any, among the Unitholders in a manner that results in, to the extent possible, such Class C

Unitholder having received in the aggregate from all Distributions, including the Present Distribution, the amount that such Class C Unitholder would have received if the Class C Preference had been equal to $0 with respect to all Distributions on account of such Class C Unit. Notwithstanding anything to the contrary, in no event shall a Class C Unitholder be obligated to return any Distribution it previously received if the amount of the Present Distribution is less than the amount necessary to cause such Class C Unitholder to have received, in the aggregate, the amount such Class C Unitholder would have received if the Class C Preference had been equal to $0 with respect to all Distributions on account of such Class C Unit.

“Class C Preference Holdback Amount” shall have the meaning set forth in Section 7.02(g).

“Class C Redemption Price” shall have the meaning set forth in Section 4.13(a).

“Class C Unit” means a Unit that, in accordance with the definition of “Units”, represents a fractional part of the Interests of the Unitholders and has the respective rights, benefits and obligations specified with respect to Class C Units in this Agreement. The total number of outstanding Class C Units as of the Effective Time is set forth on Schedule 5.01.

“Class C Unitholder” means any Member or Assignee owning Class C Units.

“Code” means the United States Internal Revenue Code of 1986, as amended. Such term shall be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions unless, but only to the extent (if any), the Board in its discretion determines otherwise.

“Common Founders” mean Prabhavathi Fernandes, Ph.D., Cynthia Ingram, Cali Downs, Ph.D., Robin Gadsby and Louis Leeburg.

“Common Unit” means a Unit that, in accordance with the definition of “Units”, represents a fractional part of the Interests of the Unitholders and has the respective rights, benefits and obligations specified with respect to Common Units in this Agreement. The number of Common Units owned by each Member as of the Effective Time is set forth on Schedule 5.01.

“Common Unitholder” means any Member or Assignee owning Common Units.

“Company” means Cempra Holdings, LLC, a Delaware limited liability company, which is governed in accordance with this Agreement, as such limited liability company may be from time to time constituted, and including its successors (whether such successors are limited liability companies, corporations, or other Entities, and whether any such Entity becomes a successor by conversion, merger, or otherwise).

“Company Minimum Gain” shall have the meaning set forth in Section 6.04(d).

“Company Sale” means and includes any transaction or series of related transactions resulting in any of the following: (a) a sale, lease, license, transfer, exchange or other disposition of all or substantially all the assets of the Company, (b) a merger, consolidation, sale or reorganization as a result of which Unitholders of the Company immediately prior to such merger, consolidation, sale or reorganization either (i) possess less than fifty percent (50%) of the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization or (ii) do not possess the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization in substantially the same proportions among such Unitholders as such Unitholders possessed immediately prior thereto, or (c) a transfer by one or more Unitholder of Interests of the Company representing fifty percent (50%) or more of the combined voting power of the then-outstanding Interests of the Company; provided, however, if (x) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting together as a Class, and (y) the Super Majority Class C Investors so elect by giving written notice to the Company before the effective date of a merger, consolidation, sale or reorganization that would otherwise be a Company Sale as defined herein, such merger, consolidation, sale or reorganization shall not be deemed a Company Sale and the provisions of Section 4.11(h) shall apply; provided, further, that a “Company Sale” shall not include any transaction or series of related transactions principally undertaken for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted, or a combination thereof.

“Compensation Committee” shall have the meaning set forth in Section 11.01(n).

“Contingent Consideration” means any earn-outs, milestone payments, notes, amounts placed in escrow, and any other contingent consideration that is not actually paid to the Company or the Unitholders upon the consummation and closing of a Company Sale or a Subsidiary Sale.

“Contributed Property” shall have the meaning set forth in Section 5.05(a)(i)(C).

“Control” (including, with correlative meanings, the terms “Controlled by,” “Controlling” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Conversion Date” shall have the meaning set forth in Section 4.11(c).

“Convertible Securities” shall have the meaning set forth in Section 4.12(d).

“Demand for Appraisal” shall have the meaning set forth in Section 4.16(c)(i).

“Demand Registration” shall have the meaning set forth in Section 12.02(a).

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset of the Company for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. If the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes, and such adjusted basis is zero, then Depreciation of the Gross Asset Value of such asset shall be determined under any reasonable method selected by the Board.

“Devon Park” means Devon Park Bioventures, L.P.

“Dilutive Issuance” shall have the meaning set forth in Section 4.12(c).

“Dissenters List” shall have the meaning set forth in Section 4.16(e).

“Dissenting Unitholder” and “Dissenting Unitholders” shall have the meaning set forth in Section 4.16(c)(i).

“Dissolution Event” shall have the meaning set forth in Section 9.01.

“Distribution” means any payments (whether in cash or in other property) made by the Company to a Unitholder on account of, or with respect to, an Interest or Units under the provisions of Sections 7.01, 7.02, 9.02(c) or 9.03, or under any other provisions of this Agreement with respect to any partial or complete redemption or liquidation of a Unitholder’s Units, in either case net of any liabilities that the distributee is considered to assume in connection with the distribution or to which the distributed property is subject at the time of its distribution by the Company.

“Electing Holders” shall have the meaning set forth in Section 4.13(a).

“Effective Time” shall have the meaning set forth in the introductory paragraph.

“Electronic Transmission” shall have the meaning set forth in Section 3.04(a).

“Entity” means any corporation, partnership, limited liability company, trust, joint venture, Governmental Entity, unincorporated association or other entity.

“Entity Conversion” shall have the meaning set forth in Section 3.07.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess New Securities” shall have the meaning set forth in Section 4.09(c).

“Excess Offered Units” shall have the meaning set forth in Section 4.04(b)(i)(B).

“Fair Market Value” shall have the meaning set forth in Section 13.02.

“FDA” means the Food and Drug Administration of the United States Department of Health and Human Services.

“First Appraisal Notice” shall have the meaning set forth in Section 4.16(c)(ii).

“Fiscal Year” means the annual accounting period of the Company, which shall be the calendar year or such portion of the calendar year during which the Company is in existence.

“Fully Diluted Units” mean all Common Units, all Common Units issuable upon conversion of Preferred Units, and all other securities (other than options issued pursuant to an equity incentive plan of the Company) of the Company exercisable for or convertible into Common Units (including warrants and notes) on the date of determination of Fully Diluted Units (computed as if such securities had been so exercised or converted in full).

“GAAP” means generally accepted accounting principles as set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Entity as may be approved by a significant segment of the accounting profession, in each case as the same may be applicable to the circumstances as of the day of determination.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Gross Asset Value” shall have the meaning set forth in Section 5.05(b).

“Grossed-Up Total” shall have the meaning set forth in Section 7.01(b).

“Holder” means any Preferred Unitholder holding Preferred Units convertible into Registrable Securities, securities exercisable for or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

“Holder Representative” shall have the meaning set forth in Section 12.05(h).

“Illiquid Securities” shall mean any securities other than “Liquid Securities” (as defined below).

“Indemnified Party” shall have the meaning as set forth in Section 12.06(c).

“Indemnified Person” shall have the meaning set forth in Section 3.08(b)(i).

“Indemnifying Party” shall have the meaning as set forth in Section 12.06(c).

“Initial Consideration” means the proceeds actually received by or distributable to, the Unitholders at the consummation of a Company Sale or Subsidiary Sale.

“Initiating Holders” mean any Holder or Holders of at least twenty-five percent (25%) of the Registrable Securities then-outstanding and not registered at the time of any request for registration made pursuant to Section 12.02 of this Agreement.

“Interest” means, with respect to any Unitholder at any time, the entire equity and ownership interest of such Unitholder as an owner in and with respect to the Company at such time, including the Unitholder’s limited liability company interest (within the meaning of the Act), any voting or governance rights of the Unitholder with respect to the Company, and all other rights and benefits to which the owner of such interest is entitled under this Agreement and applicable law, together with all duties and obligations of such Unitholder under this Agreement and applicable law. The foregoing definition shall in no way be interpreted to expand the rights of, or provide any additional rights to, any Assignee, or expand the rights of, or provide additional rights to, any Interest of any Assignee, beyond those rights expressly set forth in the other provisions of this Agreement, including Section 4.05(b).

“Intersouth” means Intersouth Partners VI, L.P., a Delaware limited partnership.

“Investor Representatives” shall have the meaning set forth in Section 3.03(b)(iii).

“Lead Investors” means Quaker, Devon Park, Blackboard, Morris, Intersouth and Aisling.

“Liquid Securities” means securities of a publicly-traded company (1) that has a market capitalization equal to at least $750,000,000 as determined by reference to the average daily closing price over the ten (10) trading days preceding the date of distribution of such securities to the Unitholders, (2) has average daily trading volumes of at least 750,000 shares over the ten (10) trading days preceding the date of distribution of such securities to the Unitholders and (3) the securities distributed to the Unitholders are registered for immediate resale under an effective registration statement or an exemption from registration permitting immediate resale without being subject to volume limitations is available and subject in each case to no lock-up or market stand-off agreement or other trading restrictions; provided that if the securities are of a publicly traded company with a market capitalization equal to at least $10,000,000,000 and the proposed lock-up is not more than thirty (30) days from the date of distribution of such securities to the Unitholders, then the Investors agree to revisit this provision; provided that no amendment may be made to this provision without the consent of the Super Majority Class C Investors.

“Liquidating Distribution” shall have the meaning set forth in Section 5.05(b).

“Losses” or “Profits” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code section 703(a) (and for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

(c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted income tax basis of such property differs from its Gross Asset Value;

(d) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 5.05(b)(ii) or 5.05(b)(iii), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” set forth in this Agreement; and

(f) Notwithstanding any other provision of this definition, no item of income, gain, loss, deduction or credit that is specially allocated pursuant to Section 6.04 of this Agreement shall be taken into account in computing Profits or Losses.

After taking into account the foregoing adjustments to taxable income, if the result is an excess of income and gains over expenditures and deductions, the Company shall be treated as having “Profits”, and if the result is an excess of expenditures and deductions over income and gains, the Company shall be treated as having “Losses”. An allocation of Profits or Losses shall be treated as an allocation of the same share of each item of income, gain, loss and deduction that is taken into account in computing Profits and Losses; provided, however, that in any Fiscal Year or other period in which the Company makes Distributions pursuant to Section 9.02(c), the Company shall allocate items of income, gain, loss, deduction or credit on a gross basis, if necessary, in order for each Unitholder’s Capital Account balance, prior to the making of Liquidating Distributions of the Company, to correspond as nearly as possible with the amount of Distributions to be received by such Unitholder pursuant to Section 9.02(c).

“Major Investor” shall have the meaning set forth in Section 11.01(a)(vi).

“Majority Class C Investors” means the holders of at least a majority of the Class C Units then outstanding, voting as a separate Class.

“Market Stand Off Agreement” shall have the meaning set forth in Section 12.13.

“Member” means each of the members named as a “Member” on the signature page(s) attached hereto and any other Person admitted to the Company as a Substituted Member or Additional Member, but only so long as such Person is shown on the Company’s books and records as the owner of one (1) or more Units.

“MergeCo” shall have the meaning set forth in the Recitals.

“Merger Capital Contributions” shall have the meaning set forth in Section 5.01(a).

“Morris” means I. Wistar Morris, III, an individual resident of Pennsylvania.

“New Securities” mean any Units of the Company, whether now authorized or not, and rights, options or warrants to purchase Units, and securities of any type whatsoever that are, or may become, convertible into or exercisable for Units; provided, however, that the term “New Securities” does not include: (i) Units issuable upon conversion of or with respect to Preferred Units; (ii) Common Units (as adjusted for any Unit splits, Unit dividends, combination or other reclassification) authorized under any equity incentive plan approved by the Board in accordance with this Agreement; (iii) Units issued pursuant to the exercise of any options, warrants, rights or agreements outstanding as of the date of this Agreement; (iv) securities issued in a Qualified Public Offering; (v) Units issued pursuant to any Unit Distribution on, or Unit split, combination or other reclassification by the Company of, the Preferred Units; (vi) subject to Section 4.09(e) below, Common Units issued to Optimer pursuant to the Optimer Agreement (the “Optimer Units”); (vii) Units (in up to an aggregate amount equal to one percent (1%) of the fully diluted capitalization of the Company) issued to strategic partners, such as clinical research organizations, licensors of technology to the Company or its Subsidiaries, and banks or equipment lessors pursuant to equipment financing arrangements approved by the Board or (viii) Units issued to the Class C Unitholders under Section 4.09(e).

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Nonrecourse Debt” shall have the meaning set forth in Section 6.04(e).

“Notice Date” shall have the meaning set forth in Section 4.04(b)(i)(A).

“Observer Investors” shall have the meaning set forth in Section 3.03(c).

“Offered Units” shall have the meaning set forth in Section 4.04(b)(i)(A).

“One Percent Unitholder” means a Unitholder of the Company who holds at least one percent (1%) of the then-outstanding Common Units of the Company (assuming conversion of all outstanding Preferred Units of the Company).

“Optimer” means Optimer Pharmaceuticals, Inc., a Delaware corporation.

“Optimer Agreement” means the Collaborative Research and Development and License Agreement, dated March 31, 2006, between Optimer and Cempra, as amended from time to time.

“Option Plan” means the Cempra Holdings, LLC Fifth Amended and Restated 2006 Unit Plan.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Original Issue Date” shall have the meaning set forth in Section 4.11(b).

“Permits” shall have the meaning set forth in Section 11.01(j).

“Person” means an individual human being or an Entity.

“Preemptive Pro Rata Share” means, with respect to any Holder, the ratio (i) the numerator of which is the number of Common Units held by such Holder plus the number of Common Units issuable to such Holder upon the conversion of Preferred Units or other convertible securities held by such Holder, on the date of the Company’s written notice pursuant to Section 4.09 hereof, and (ii) the denominator of which is the number of Common Units outstanding prior to giving effect to the issuance of New Securities, assuming for this purpose conversion or exercise of all securities or other rights or interests convertible into or exercisable for Common Units.

“Preferred Unitholder” means a Class A Unitholder, Class B Unitholder or Class C Unitholder.

“Preferred Units” means Class A Units, Class B Units and Class C Units.

“Proceeding” shall have the meaning set forth in Section 3.08(b)(i).

“Profits” shall have the meaning set forth above in the definition of “Losses” or “Profits”.

“Pro Rata Amount” shall have the meaning set forth in Section 4.09(e).

“Public Offering” means the effectiveness of a Registration Statement for the sale of the Company’s Common Units in a firm commitment underwritten public offering registered under the 1933 Act which results in the automatic conversion of the Preferred Units into Common Units pursuant to Section 4.14 of this Agreement.

“Purchase Agreement” means the Class C Preferred Unit Purchase Agreement dated of even date therewith by and among the Company and the purchasers identified therein.

“Quaker” means Quaker BioVentures II, L.P., a Delaware limited partnership.

“Qualified Merger” shall have the meaning set forth in Section 4.16(a).

“Qualified Public Offering” shall have the meaning set forth in Section 4.14(a).

“Redemption Date” shall have the meaning set forth in Section 4.13(a).

“Redemption Election” shall have the meaning set forth in Section 4.13(a).

“Redemption Notice” shall have the meaning set forth in Section 4.13(b).

“Redemption Price” shall have the meaning set forth in Section 4.13(a).

“Register”, “registered” and “registration” mean and refer to a registration effected by filing with the SEC of a Registration Statement and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Register in Chancery” means the office of the Register in Chancery of the State of Delaware, as also set forth in Section 4.16(e).

“Registrable Securities” means (i) any Common Units issued or issuable upon conversion of Preferred Units held by Preferred Unitholders or any transferee as permitted by this Agreement, (ii) any Common Units issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a distribution with respect to, or in exchange or in replacement of, any warrants, rights or other securities, and (iii) any Common Units held by a Preferred Unitholder; provided, however, that Common Units or other Interests shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Registration Statement” means a registration statement filed with the SEC in compliance with the 1933 Act.

“Regulations” mean the final and temporary Treasury Regulations promulgated under the Code, as amended.

“Regulatory Allocations” shall have the meaning set forth in Section 6.04(g).

“Representative” means any member of the Board, as defined in Section 3.03.

“Restated Agreement” shall have the meaning set forth in the Recitals.

“Revalued Property” shall have the meaning set forth in Section 5.05(a)(i)(C).

“SEC” means the United States Securities & Exchange Commission.

“Second Appraisal Notice” shall have the meaning set forth in Section 4.16(c)(ii).

“Section 704 Allocations” shall have the meaning set forth in Section 6.05(a).

“Seller” shall have the meaning set forth in Section 4.04(b)(i)(A).

“Special Tax Distribution” shall have the meaning set forth in Section 7.01(b)(i).

“Subsidiary” means, with respect to any Entity (the “Parent”), any other Entity in which the Parent either (i) owns or Controls, directly or indirectly, fifty percent (50%) or more of the outstanding voting shares or other voting equity or beneficial interests, or in respect of which the Parent has the right or ability to elect a majority of the members of such Entity’s board of directors or any counterpart thereto for non-corporate Entities, or otherwise has the right or ability to Control the management of such Entity or (ii) owns or Controls, directly or indirectly, fifty percent (50%) or more of the value of the outstanding stock or other equity or beneficial interests determined on a fully diluted basis. As of the Effective Time, Cempra and CEM-102 Company are Subsidiaries of the Company.

“Subsidiary Sale” means any transaction or series of related transactions resulting in any of the following: (a) a sale, lease, license, transfer, exchange or other disposition of all or substantially all the assets of a Company Subsidiary, (b) a merger, consolidation, sale or reorganization as a result of which the stockholders of any Company Subsidiary immediately prior to such merger, consolidation, sale or reorganization either (i) possess less than fifty percent (50%) of the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization or (ii) do not possess the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization in substantially the same proportions among such stockholders as such stockholders possessed immediately prior thereto, or (c) a transfer by one (1) or more stockholders of a Company Subsidiary of capital stock of such Company Subsidiary representing fifty percent (50%) or more of the combined voting power of the then-outstanding shares of the Company Subsidiary; provided, however, if (x) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting together as a Class, and (y) the Super Majority Class C Investors so elect by giving written notice to the Company before the effective date of a merger, consolidation, sale or reorganization that would otherwise be a Subsidiary Sale as defined herein, such merger, consolidation, sale or reorganization shall not be deemed a Subsidiary Sale; provided, further, that a “Subsidiary Sale” shall not include any transaction or series of related transactions principally undertaken for bona fide equity financing purposes in which cash is received by the Subsidiary or any successor or indebtedness of the Subsidiary is cancelled or converted, or a combination thereof; provided, further, that to the extent a transaction or series of transactions qualifies as both a Company Sale and a Subsidiary Sale, it shall be deemed for purposes of this Agreement to be a Company Sale and not a Subsidiary Sale.

“Subsidiary Sale Set Aside Amount” shall have the meaning set forth in Section 7.01(c).

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 4.07.

“Super Majority Class C Investors” means the holders of at least sixty percent (60%) of the Class C Units then outstanding, voting as a separate Class, including the affirmative vote or consent of either Quaker or Devon Park.

“Surviving Appraisal Entity” shall have the meaning set forth in Section 4.16(c)(i).

“Tax Distribution” means a Distribution with respect to the Company’s taxable income as described in Section 7.01(b).

“Tax Exempt Investor” shall have the meaning set forth in Section 3.09(b).

“Tax Matters Partner” shall have the meaning given to such term in section 6231 of the Code.

“Transfer” shall have the meaning set forth in Section 4.04(a).

“UBTI” shall have the meaning set forth in Section 3.09(b).

“Unaffiliated Third Party” means any Person(s) or Entity(ies) that, immediately prior to a Company Sale or a Subsidiary Sale, as the case may be, does not own and is not the Affiliate of any Person(s) or Entity(ies) that own in excess of five percent (5%) of the Fully Diluted Units.

“Unit” means a fractional part of the Interest of each of the Members or Assignees in the Company representing the relative interest, rights and obligations a Member or Assignee has with respect to certain economic rights and other items pertaining to the Company set forth in this Agreement. The Units consist of Class A Units, Class B Units, Class C Units and Common Units and shall include any Units and additional Classes of Units that may be issued in the future by the Company in accordance with this Agreement. Each Class of Units shall confer the respective privileges, preferences, benefits, rights, powers, duties, obligations and limitations set forth in this Agreement with respect thereto, and the respective interests in the Company represented by each such Class of Units shall be determined in accordance with such respective privileges, preferences, benefits, rights, powers, duties, obligations and limitations. Unless otherwise provided herein, references in this Agreement to “Units” of a Member or Assignee shall include all of the portion of such Member’s or Assignee’s Interest that is represented by or attributable to, or otherwise relates to, such Units.

“Unit Purchase Rights” shall have the meaning set forth in Section 4.12(d)(ii).

“Unitholder” means any Member or Assignee owning one (1) or more Units as reflected on the Company’s books and records. All Members and Assignees shall be Unitholders.

“Unitholder Minimum Gain” shall have the meaning set forth in Section 6.04(d).

“Unitholder Nonrecourse Debt” shall have the meaning set forth in Section 6.04(e).

“Unpaid Yield” of an outstanding Preferred Unit means, as of any date, an amount equal to the excess, if any, of (i)(a) with respect to any outstanding Class A Units and Class B Units, the amount of Yield stated opposite the Class A Unitholder’s and Class B Unitholder’s name with respect to such Class A Units and Class B Units on Schedule 5.01 attached hereto, or (b) with respect to any outstanding Class C Unit, the aggregate amount of Yield accrued with respect to such Class C Unit for all periods up to and including such date, over (ii) the aggregate amount of prior Distributions made by the Company that constitute payment of Yield with respect to such Unit pursuant to Section 7.02(a), Section 7.02(b), Section 9.02(c), or any other provisions of this Agreement with respect to any partial or complete redemption or liquidation of a Unitholder’s Units. After the date of this Agreement, a schedule may be prepared and amended from time to time (in the sole discretion of the Board) in order to reflect the then current amounts of the Unpaid Yield with respect to the Preferred Units, and such schedule may be effected by a majority of the members of the Board.

“Unreturned Preferred Unit Amount” means, with respect to an outstanding Preferred Unit on any day, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made in exchange for or on account of any such Preferred Unit as set forth on Schedule 5.01 (including any subsequent amendments thereto in accordance with the terms of this Agreement), over (ii) the aggregate prior Distributions made by the Company that constitute a return of Capital Contributions therefor pursuant to Section 7.02(a), Section 7.02(b), or Section 9.02(c) (with respect to Distributions made pursuant thereto in accordance with Section 7.02(a) and Section 7.02(b)). It is hereby acknowledged and agreed that, for purposes hereof, the Capital Contributions deemed to be made with respect to each Preferred Unitholder’s Preferred Units issued by reason of the Cempra Merger were, as of the Cempra Merger Effective Date, equal to the amount credited to such Unitholder’s Capital Account with respect thereto, as set forth in Section 5.05(a) and opposite such Unitholder’s name on Schedule 5.01.

“Unsatisfied Class C Preference” of an outstanding Class C Unit means an amount equal to the excess, if any, of (i) the Class C Preference, over (ii) the aggregate amount of prior Distributions made by the Company that constitute payment of the Class C Preference with respect to such Unit pursuant to Section 7.02(a) or Section 9.02(c) (with respect to Distributions made pursuant thereto in accordance with Section 7.02(a)).

“Yield” means, (i) with respect to an outstanding Class A Unit and the Class A Unitholder holding such Class A Unit, the amount set forth opposite the Class A Unitholder’s name on Schedule 5.01 attached hereto, (ii) with respect to an outstanding Class B Unit and the Class B Unitholder holding such Class B Unit, the amount set forth opposite the Class B Unitholder’s name on Schedule 5.01 attached hereto, and (iii) with respect to an outstanding Class C Unit, an amount equal to eight percent (8%) per annum (prorated for any partial year), cumulative but non-compounding, on any Unreturned Preferred Unit Amount attributable to such Class C Unit from time to time during the period to which the Yield relates. With respect to the Yield of any Class C Unit, such Yield shall accrue from and after the date that the associated Capital Contributions are made to the Company in exchange for any Class C Unit.

ARTICLE II

ORGANIZATION, OFFICES, PURPOSE AND TERM

2.01 Formation.

The Company was formed as a Delaware limited liability company by the filing of a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on May 16, 2008 under and pursuant to the Act.

2.02 Limited Liability Company Agreement.

Effective as of the Effective Time, the Members hereby execute and deliver this Agreement for the purpose of governing and regulating the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. This Agreement amends, restates and supersedes in its entirety the Restated Agreement. The parties hereto acknowledge that each of the Persons whose names are listed as “Members” on the signature page(s) attached hereto is a Member of the Company as of the Effective Time, and that such Persons constitute all of the Company’s Members as of the Effective Time. The Members hereby agree that during the term of the Company set forth in Section 2.07: (i) the rights and obligations of the Members and other Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement to the greatest extent permitted under applicable law, and (ii) where the Act provides that such rights and obligations specified in the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, such rights and obligations shall be as set forth in this Agreement, none of those statutory default provisions shall apply or have any effect whatsoever and, therefore, by way of illustration and not in limitation of the foregoing, section 18-210 of the Act shall not apply or be incorporated into this Agreement, and no Unitholder shall have any of the dissenter or appraisal rights described therein except to the extent expressly provided herein.

2.03 Name.

The name of the Company shall be “Cempra Holdings, LLC”, and its operations shall be conducted under such name; provided, however, that the name of the Company may be changed and the operations of the Company may be conducted under any other name deemed necessary or desirable by the Board or as may be necessary to comply with the requirements of the various state(s) in which the Company may conduct operations.

2.04 Offices.

The principal office of the Company shall be located at 6340 Quadrangle Drive, Suite 100, Chapel Hill, North Carolina 27517, unless changed by the Board. The initial registered agent and registered office of the Company for purposes of service of process under the Act shall be at Incorporating Services, Ltd., 15 E. North St., Dover, Kent County, Delaware 19901; provided, however, that the registered agent or registered address of the Company may be changed as may be approved by the Board. In addition, the Company may maintain such other offices as the Board may deem advisable at any other place or places.

2.05 Foreign Qualification.

Prior to the conduct of business by the Company in any jurisdiction other than the State of Delaware, the Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board, each Member shall execute and deliver any and all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business.

2.06 Purpose.

The initial purpose of the Company shall be to act as a holding company and investment vehicle to hold the interests in Cempra and CEM-102 Company. Subsequently, the purpose of the Company shall be to act as a holding company and investment vehicle to hold interests in Cempra, CEM-102 Company and/or one or more additional operating entities that engage in any lawful business activity; provided, however, that the Company shall use its best efforts not to engage in an active trade or business within the meaning of sections 875(1), 864(b) or 513 of the Code and the Regulations promulgated thereunder. Subject to the terms and provisions of this Agreement and acting in its capacity as a holding company, the Company may:

(a) buy, invest in, hold, sell, and otherwise dispose of securities of every kind and nature, including stock, notes, debentures, trust receipts and other obligations, and rights and options to purchase and sell securities;

(b) exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities held or owned by the Company;

(c) enter into, make and perform all contracts and other undertakings and engage in all activities and transactions as may be necessary, advisable, or desirable to carry out the purposes of the Company, including the purchase, sale, transfer, pledge and exercise of all rights, privileges and incidents of ownership or possession with respect to any Company asset or liability, and the securing of payment of any Company obligation by hypothecation or pledge of Company assets; and

(d) otherwise exercise all powers consistent with, and necessary, convenient or incidental to, the foregoing activities.

2.07 Term.

The Company commenced upon the filing of the Certificate pursuant to the Act. The Company shall continue until dissolved pursuant to ARTICLE IX, and for so long thereafter as is reasonably necessary for the winding up and liquidation of the Company business.

2.08 No State-Law Partnership.

The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.08, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, to the extent permitted under applicable law, state and local income tax purposes, and that each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment, except to the extent otherwise required by applicable law or GAAP, if applicable.

ARTICLE III

MANAGEMENT

3.01 Authority of the Board.

Except as otherwise expressly provided in this Agreement, (i) the Board shall conduct, direct and exercise full control over all activities of the Company and (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board, subject to the Board’s authority to delegate powers and duties to the officers and others as set forth herein. The Board shall have all the rights and powers and be subject to all the restrictions and liabilities of a manager under the Act, and such rights and powers as are otherwise conferred by law or are necessary, advisable or convenient to the discharge of its duties under this Agreement (subject to the limitations set forth in this Agreement) and to the management of the operations and affairs of the Company. Without limiting the generality of the foregoing, but subject to Section 3.06 (regarding protective provisions) and Section 4.09 (regarding preemptive rights) to the extent applicable, the Board shall have sole and complete discretion and authority in determining (A) whether the Company is to issue additional Interests, Units, options or warrants to acquire Interests or Units, debt instruments convertible in whole or part into Interests or Units, or other forms of debt or equity securities or other instruments; (B) the number and amount of additional Interests, Units or other types of securities or instruments to be issued by the Company at any particular time; (C) the Capital Contribution or purchase or issuance price for any additional Interests, Units or other types of securities or instruments to be issued by the Company; and (D) all other terms and conditions governing the issuance by the Company of additional Interests, Units or other types of securities or instruments.

3.02 Actions of the Board.

The Board may act (i) through meetings and written consents pursuant to Section 3.04, and (ii) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 3.05.

3.03 Composition.

(a) The Board shall consist of seven (7) individuals, each of which shall be a “Representative”. For so long as any Class C Units remain outstanding, at each meeting of the Unitholders held for the election of Representatives, or upon the taking of a written consent of such Unitholders for such purpose, the holders of Class C Units shall be entitled, voting as a separate Class, to elect two (2) Representatives. The holders of the Class B Units shall not be entitled to elect any Representative. For so long as any Class A Units remain outstanding, at each meeting of the Unitholders held for the election of Representatives, or upon the taking of a written consent of such Unitholders for such purpose, the holders of Class A Units shall be entitled, voting as a separate Class, to elect three (3) Representatives. At each meeting of the Unitholders held for the election of Representatives, or upon the taking of a written consent of such Unitholders for such purpose, the holders of record of all Units shall be entitled, voting together as a Class, to elect two (2) Representatives. Any Representative elected as provided in this Section 3.03(a) may be removed without cause by, and only by, the affirmative vote of the holders of the Class or Classes of Units entitled to elect such Representative, given either at a special meeting of such Unitholders called for that purpose or pursuant to a written consent of Unitholders.

(b) Each time the Unitholders of the Company meet, or act by written consent in lieu of a meeting, for the purpose of electing the Representatives to serve on the Board, subject to Sections 3.03(d) and (e) below, each Unitholder shall, and hereby agrees to, vote at each annual or special meeting of Unitholders at which an election of Representatives is held or pursuant to any written consent of the Unitholders, the Units held by it in order to maintain the number of Representatives at seven (7) persons and to cause the election of:

(i) Cempra’s Chief Executive Officer, initially Prabhavathi Fernandes, Ph.D.;

(ii) three (3) designees of the Class A Unitholders (or their Assignees) (the “Class A Investor Representatives”), one (1) of such persons whom shall be the designee of Morris (initially I. Wistar Morris, III), one (1) of such persons whom shall be the designee of Intersouth (initially Dr. Garheng Kong), and one (1) of such persons whom shall be the designee of Aisling (initially Dr. Dov Goldstein);

(iii) two (2) designees of the Class C Unitholders (or their Assignees) (the “Class C Investor Representatives” (and, together with the Class A Investor Representatives, the “Investor Representatives”)), one (1) of such persons whom shall be the designee of Quaker (initially Geeta Vemuri), and one (1) of such persons whom shall be the designee of the Majority Class C Investors (such designee subject to the affirmative approval of Quaker) to be appointed subsequent to the Effective Date; and

(iv) one (1) designee nominated by at least a majority of the Representatives, whom shall not be an Affiliate of any Lead Investor or an Affiliate or employee of the Company and shall have pharmaceutical industry expertise (such designee subject to the affirmative approval of (1) the Majority Class C Investors, (2) Quaker and (3) the holders of at least a majority of the Common Units held by the Common Founders) to be appointed subsequent to the Effective Date.

(c) Without limiting the foregoing, each of Aisling, Blackboard, Devon Park, Intersouth and Quaker (the “Observer Investors”), for so long as each of them hold any Units, shall have the right to appoint a nonvoting observer to the Board. The participation of such observer shall be subject to the provisions of Section 11.01(m).

(d) Each Unitholder agrees that no Representative may be removed from office without the approval or request of the requisite vote of the Unitholder(s) or Representatives that designated such Representative in accordance with this Section 3.03, and upon any such request by the designating Unitholder(s) or Representatives, each other Unitholder agrees to take all such actions reasonably necessary to effectuate such removal.

(e) Each Unitholder agrees that no vacancy on the Board may be filled without the approval or request of the Unitholder(s) or Representatives that designated such Representative in accordance with Section 3.03(b) (subject to any approvals required by Section 3.03(b)(iii) and (b)(iv)), and upon any such request, each Unitholder agrees to take all such actions reasonably necessary to effectuate the filling of such vacancy.

3.04 Meetings, etc.

(a) Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board, but in no event less than five (5) times per year. Special meetings of the Board or any committee may be called by any one (1) Representative (or, in the case of a special meeting of any committee of the Board, by any member thereof) on at least two (2) days’ prior written notice to the other Representatives, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Representative as to whom it was improperly held, if any, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board or any committee thereof may be taken by vote of the Board or any committee at a meeting of the Representatives thereof or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by all Representatives of the Board or such committee, as applicable. A consent transmitted by electronic transmission by a Representative shall be deemed to be written notice for purposes of this Section 3.04. Prompt notice of the action so taken without a meeting shall be given to those Representatives who have not consented in writing. A meeting of the Board or any committee may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard. For purposes of this Agreement, the term “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) Each Representative shall have one (1) vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). Except as otherwise expressly set forth in this Agreement, the affirmative vote (whether by proxy or otherwise) of at least a majority of the Representatives of the Board (and not just a majority of the Representatives present at a meeting thereof) shall be the act of the Board. Whenever the term “the approval of the Board” or any like or similar term is used in the Agreement without specifying a number of required approvals, such term shall mean the approval of at least a majority of the Representatives of the Board. Except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy or otherwise) of at least a majority of the Representatives of such committee (and not just a majority of the Representatives present at a meeting thereof) shall be the act of such committee.

(c) The Company shall reimburse all persons who are serving as Representatives or observers (only pursuant to Section 11.01(m) in the case of observers), for their reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board and all committees thereof and otherwise incurred in fulfilling their duties as Representatives or in their role as observer. Unless otherwise restricted by this Agreement, the Board shall have the authority to fix the compensation of Representatives.

(d) The Company and each Unitholder hereby acknowledge that some or all of the Observer Investors are professional investment funds or holding companies and, as such, hold investments in numerous portfolio companies, some of which may be competitive with the Company’s or any Company Subsidiary’s business. No Observer Investor shall be liable to the Company or to other Unitholders for any claim arising out of, or based upon, (i) the holding of securities by any Observer Investor in any entity competitive with the Company or any Company Subsidiary, or (ii) actions taken by any partner, officer, member or other representative of any Observer Investor to assist any such competitive company, whether or not such action was taken as a board member or manager of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company or any Company Subsidiary, so long as no confidential information of the Company is used or disclosed by such Observer Investor in connection with any such competitive activities. Notwithstanding the forgoing, this Section 3.04(d) shall not limit or release any Observer Investor from any contractual obligation such Observer Investor may have under any other agreement with the Company entered into subsequent to the date hereof.

3.05 Delegation of Authority; Officers.

The Board may, from time to time, delegate to one (1) or more Persons (including any Representative, officer, employee or other agent of the Company and including through the creation and establishment of one (1) or more committees) such authority and duties as the Board may deem advisable. In addition, the Board may assign titles and delegate certain authority and duties to such Persons, in accordance with this Section 3.05. Any number of titles may be held by the same Representative or other Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board. Any delegation pursuant to this Section 3.05 may be revoked at any time by the Board in its sole discretion. The following shall apply to any appointment of officers of the Company:

(a) Officers. The officers of the Company shall be a chief executive officer, a president, one or more vice presidents, a secretary, and a treasurer. The Company may also have, at the discretion of the Board, a chairman of the board, one (1) or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of this Section 3.05.

(b) Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 3.05(c) of this Agreement, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.

(c) Subordinate Officers. The Board may appoint, or empower the chief executive officer or president to appoint, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in this Agreement or as the Board may from time to time determine.

(d) Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the Board at any regular or special meeting of the Board or by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

(e) Vacancies in Offices. Any vacancy occurring in any office of the Company shall be filled by the Board.

(f) Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by this Agreement. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the Company and shall have the powers and duties prescribed in Section 3.05(g). The chairman of the board shall be chosen by the Board.

(g) Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the board, the chief executive officer of the Company shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Company. The chief executive officer shall preside at all meetings of the Members and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a company and shall have such other powers and duties as may be prescribed by the Board or pursuant to this Agreement.

(h) President. Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the board or the chief executive officer, if there be such officers, the president shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Company. In the absence or nonexistence of the chief executive officer, the president shall preside at all meetings of the Members and, in the absence or nonexistence of a chairman of the board and chief executive officer, at all meetings of the Board. The president shall have the general powers and duties of management usually vested in the office of president of a company and shall have such other powers and duties as may be prescribed by the Board. The Board may provide in their discretion that the offices of president and chief executive officer may be held by the same person.

(i) Vice Presidents. In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board, the president or the chairman of the board.

(j) Secretary. The secretary or an agent of the Company shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board may direct, a book of minutes of all meetings and actions of Representatives, committees of Representatives and Members. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at Representatives’ meetings or committee meetings, the number of Units present or represented at Unitholders’ meetings, and the proceedings thereof. The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, as determined by resolution of the

Board, a Unit register, or a duplicate Unit register, showing the names of all Unitholders and their addresses, and the number and classes of Units held by each.

(k) Treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and Units. The books of account shall at all reasonable times be open to inspection by any Representative. The treasurer shall deposit all money and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board. The treasurer shall disburse the funds of the Company as may be ordered by the Board, shall render to the president and Representatives, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board.

(l) Assistant Secretary. The assistant secretary or, if there is more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(m) Representation of Shares of Other Corporations. The chairman of the board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company, or any other person authorized by the Board or the chief executive officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of this Company all rights incident to any and all shares or equity interests of any other company or companies standing in the name of this Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

(n) Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board, pursuant to this Agreement.

3.06 Protective Provisions.

(a) In addition to any other rights provided by law or as set forth in this Agreement, the affirmative vote or written consent of (x) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Preferred Units, voting together as a Class, and (y) the Super Majority Class C Investors, shall be required in order for the Company, or any Company Subsidiary, whether by merger, consolidation, recapitalization, reorganization or otherwise, to:

(i) increase or decrease (other than by redemption or conversion, unless provided otherwise herein) the total number of authorized Class C Units;

(ii) amend, alter, waive, change or repeal any provision of, or add any provision to, this Agreement or any other document, that amends, alters, waives, changes or repeals any of the material powers, preferences, rights, privileges, or restrictions of the Class C Units;

(iii) amend, alter, waive, change or repeal any provision of, or add any provision to, this Agreement or any other document, that amends, alters, waives, changes or repeals any of the powers, preferences, rights, privileges, or restrictions of the Class A Units and/or Class B Units in a manner that adversely effects the Class C Units;

(iv) cause or authorize any Company Subsidiary to enter into, amend or modify an exclusive license (including exclusive as to territory) where such Company Subsidiary is the licensee of any products or technology of a third party other than complementary technology related to such Company Subsidiary’s existing products in development or licenses in which the Company Subsidiary is the licensee in the ordinary course of business consistent with past practice;

(v) cause or authorize any Company Subsidiary to enter into, amend or modify a license where such Company Subsidiary is the licensor of any products or technology, other than a license from which the proceeds are (x) used to further the development of the product that is the subject of the license or (y) distributed to the Unitholders in accordance with Section 7.02;

(vi) acquire the capital stock or assets of any other Entity;

(vii) increase or decrease the number of Representatives constituting the Board;

(viii) issue or otherwise sell shares of capital stock of a Subsidiary to a party other than the Company;

(ix) pay or declare any dividend or distribution on any Class A Units or Class B Units, or apply any of its assets to the redemption, retirement, purchase or acquisition of Class A Units or Class B Units (except as expressly authorized herein);

(x) consent to do any of the foregoing; or

(xi) amend, revise, alter or otherwise change any of the foregoing provisions.

(b) In addition to any other rights provided by law or as set forth in this Agreement, the affirmative vote or written consent of (x) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Preferred Units, voting together as a Class, and (y) the Majority Class C Investors, shall be required in order for the Company, or any Company Subsidiary, whether by merger, consolidation, recapitalization, reorganization or otherwise, to:

(i) authorize or issue or otherwise offer, sell or designate any new or existing Class or Classes of Units or Interests whether having any preference or priority or ranking superior to, junior to or on parity as to distributions, liquidation, redemption, conversion, registration rights, voting or assets with any such preference or priority of the Preferred Units, or authorize or issue Units of any Class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Units of the Company having any preference or priority or ranking superior to, junior to or on parity as to dividends, liquidation, conversion, registration rights, voting or assets superior to, junior to or on a parity with any such preference or priority of the Preferred Units;

(ii) pay or declare any dividend or distribution on any Units or Interests (other than the Preferred Units as expressly authorized herein), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through Subsidiaries or otherwise, of any Units (other than the Preferred Units as expressly authorized herein), except for (x) repurchases of Units from former employees, directors, or consultants upon termination of any such individual’s relationship with the Company pursuant to the terms of such individual’s unit purchase agreement(s) or unit restriction agreement(s) providing for such repurchases at the original issuance prices for such Units, or (y) any right of first refusal granted to the Company by any purchasers of its Units or Interests, if and as approved by the affirmative vote or written consent of the Majority Class C Investors;

(iii) increase or decrease (other than by redemption or conversion, unless provided otherwise herein) the total number of authorized Units of any Class of Units;

(iv) amend, alter, waive, change or repeal any provision of, or add any provision to, this Agreement or add any provision to any document that amends, alters, waives, changes or repeals any of the powers, preferences, rights, privileges, or restrictions of the Preferred Units;

(v) amend, alter, waive, change or repeal any of the rights, preferences or privileges of the Preferred Units of any Class thereof;

(vi) sell, or exclusively license or otherwise dispose of all or substantially all of the Company’s or any Subsidiary’s assets or effect a Subsidiary Sale;

(vii) merge or consolidate into, reorganize with, effect a share exchange with, sell to or enter into any other transaction with any other Person or Entity that results in the holders of the Company’s Units prior to the transaction owning less than fifty percent (50%) of the voting power of the Company’s or other resulting Entity’s equity interests after the transaction or otherwise effect a Company Sale or a transaction that would constitute a Dissolution Event;

(viii) except to the extent covered by Section 3.06(a)(v), cause or authorize any Company Subsidiary to enter into, amend or modify an exclusive license (including exclusive as to territory), partnership, strategic alliance, exclusive technology licensing arrangement (including exclusive as to territory) or other corporate partnering relationships other than licenses in which the Company Subsidiary is the licensee in the ordinary course of business consistent with past practice;

(ix) enter into a strategic alliance, technology licensing arrangement or other corporate partnering relationship involving the issuance by the Company of Units or Interests;

(x) increase the number of Common Units authorized for issuance under the Option Plan, other than an increase of up to 1,695,000 Common Units in connection with the Second Tranche Closing (as defined in the Purchase Agreement);

(xi) file, or cause or authorize any Company Subsidiary to file, any Registration Statement with the SEC or authorize any Public Offering other than a Qualified Public Offering;

(xii) borrow, or cause or authorize any Company Subsidiary to borrow, funds or incur indebtedness for money borrowed in excess of $500,000;

(xiii) consent to do any of the foregoing; or

(xiv) amend, revise, alter or otherwise change any of the foregoing provisions.

(c) In addition to any other rights provided by law or as set forth in this Agreement, the affirmative vote or written consent of the holders of majority of the then outstanding Class B Units,

voting separately as a Class, shall be required in order for the Company, whether by merger, consolidation or otherwise, to:

(i) amend, alter, waive, change or repeal any provision of this Agreement or add any provision to this Agreement that amends, alters, waives, changes or repeals any of the powers, preferences, rights, privileges, or restrictions of the Class B Units;

(ii) increase or decrease (other than by redemption or conversion, unless provided otherwise herein) the total number of authorized Class B units; or

(iii) amend, revise, alter or otherwise change any of the provisions included in this Section 3.06(c).

(d) In addition to any other rights provided by law or as set forth in this Agreement, the affirmative vote or written consent of the holders of majority of the then outstanding Class A Units, voting separately as a Class, shall be required in order for the Company, whether by merger, consolidation or otherwise, to:

(i) amend, alter, waive, change or repeal any provision of this Agreement or add any provision to any such documents that amends, alters, waives, changes or repeals any of the powers, preferences, rights, privileges, or restrictions of the Class A Units;

(ii) increase or decrease (other than by redemption or conversion, unless provided otherwise herein the total number of authorized Class A Units; or

(iii) amend, revise, alter or otherwise change any of the provisions included in this Section 3.06(d).

(e) In addition to any other rights provided by law or as set forth in this Agreement, the affirmative vote or written consent of the holders of a majority of the then outstanding Units, voting together as a single Class, as well as the affirmative vote or written consent of each (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Preferred Units, voting together as a Class, and (ii) the Majority Class C Investors, shall be required in order for the Company, whether by merger, consolidation or otherwise, to increase or decrease the total number of authorized Common Units.

3.07 IPO Entity Character Change.

Without limiting the generality of the provisions of Section 3.01 or other Sections of this ARTICLE III, in connection with a Qualified Public Offering, the Company (subject to the prior written approval of the Majority Class C Investors), by vote of at least a majority of the Representatives serving thereon, has the power under this ARTICLE III to cause the conversion or reorganization of the Company and its Subsidiaries into another entity form (including a corporation) (an “Entity Conversion”) without the approval of the Unitholders, as long as such Entity Conversion does not alter the relative rights of the Unitholders. Each of the Unitholders agrees that, upon Board approval of an Entity Conversion, he, she or it shall take all necessary and desirable actions to cause the Entity Conversion as approved by the Board to occur, including by (i) consenting to, voting for and raising no objections against the Entity Conversion or the process or transactions pursuant to which the Entity Conversion is arranged, (ii) executing any documents (including a stockholders agreement or similar document) necessary to prevent the Entity Conversion from altering the relative rights of the Unitholders with respect to the ownership of Units or other resulting equity interests, and (iii) waiving any potential claim, including any claim for breach of fiduciary duty, which he, she or it may have against any Representative, any Member, the Company, its officers or any Affiliate of any of the foregoing to the extent arising out of or relating to any Entity Conversion, including any Board authorization thereof.

3.08 Limitation of Liability; Indemnification.

(a) Limitation of Liability.

(i) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Representative or any of such Representative’s Affiliates, or no officer of the Company, shall be liable to the Company or to any Unitholder for any act or omission performed or omitted by such Representative in its capacity as a member of the Board or by such officer in its capacity as an officer of the Company pursuant to authority granted to such Person by this Agreement; provided, however, that, except as otherwise provided herein or in an agreement entered into by such Person and the Company, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law. The Board and officers may exercise any of the powers granted to it (or them) by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its (or their) agents, and no Representative or any of such Representative’s Affiliates and officers shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board (so long as such agent was selected in good faith and with reasonable care). The Board and officers shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board and officers in good faith reliance on such advice shall in no event subject the Board or any Representative thereof, or any officer, to liability to the Company or any Unitholder.

(ii) Whenever in this Agreement or any other agreement contemplated herein, the Board is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Board shall be entitled to consider such interests and factors as it desires. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Board shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Board acts in good faith, the resolution, action or terms so made, taken or provided by the Board shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Board, any Representative thereof or any of such Representative’s Affiliates.

(iii) Nothing herein shall be deemed to affect the rights of any Unitholder as an employee or arising under any contract, agreement, plan or other arrangement with the Company or any Subsidiary or in capacity other than as a Unitholder.

(b) Indemnification.

(i) Right to Indemnification. Subject to the limitations and conditions as provided in this Section 3.08(b), each Person (each an “Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (herein referred to as a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Indemnified Person or another Person of which such Indemnified Person is the legal representative (x) is or was a Representative or officer of the Company, or (y) while a Representative or officer of the Company, is or was serving at the request of the Board as a manager, representative, officer, partner, director, principal, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another Entity, shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended, against all losses, liabilities, judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees) actually incurred by the Indemnified Person in connection with such Proceeding. Any indemnification under this Section 3.08(b) shall continue as to an Indemnified Person who has ceased to serve in the capacity that initially entitled such Indemnified Person to indemnity hereunder. The rights granted pursuant to this Section 3.08(b) shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.08(b) shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. Anything to the contrary notwithstanding in this Section 3.08(b), however, unless the Board otherwise consents, no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or his, her or its Affiliates’ gross negligence, willful misconduct or knowing violation of law, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or his, her or its Affiliates contained herein or in other agreements with the Company.

(ii) Advance Payment. The right to indemnification conferred in this Section 3.08(b) shall include the right to be paid or reimbursed by the Company the reasonable expenses actually incurred by the Indemnified Person of the type entitled to be indemnified under this Section 3.08(b) above in advance of the final disposition of the Proceeding; provided, however, that the payment of such reasonable expenses in advance of the final disposition of a Proceeding may be conditioned, in the sole discretion of the Board, upon delivery to the Company of a written affirmation by such Indemnified Person of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification under this Section 3.08(b) together with a written undertaking by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately and finally be determined that such Indemnified Person is not entitled to be indemnified under this Section 3.08(b) or otherwise; and provided, further, that in the case of any Proceeding between the Company and/or any of its Subsidiaries or Affiliates, on the one hand, and any Person claiming to be an Indemnified Person, on the other hand, the Company and its Affiliates shall have no obligation, and such other Person shall have no right, to advancement of any payments or reimbursements to such Person prior to final disposition of a Proceeding, except if and to the extent the Board, in its sole discretion, may otherwise determine.

(iii) Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it is obligated to indemnify and advance expenses to Indemnified Persons under this Section 3.08(b); and the Company may, by adoption of a resolution of the Board, indemnify and advance expenses to Persons who are not or were not a Representative, Unitholder, employee or agent of the Company but who are or were serving at the request of the Company as a manager, representative, officer, director, principal, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Entity against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of his, her or its status as such a Person to the same extent that it may indemnify and advance expenses to Indemnified Persons under this Section 3.08(b).

(iv) Appearance as a Witness. Notwithstanding any other provision of this Section 3.08(b), the Company may pay or reimburse, in the sole discretion of the Board, expenses incurred by any Indemnified Person in connection with his or her appearance as a witness or other participation in a Proceeding at a time when such Indemnified Person is not a named defendant or respondent in the Proceeding.

(v) Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section 3.08(b) shall not be exclusive of any other right that an Indemnified Person or other Person indemnified pursuant to this Section 3.08(b) or otherwise may have or hereafter acquire under any law (common or statutory), provision of the Certificate, this Agreement or approval of the Board or otherwise.

(vi) Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Indemnified Person or other Person indemnified pursuant to this Section 3.08(b), or otherwise against any expense, liability or loss under this Section 3.08(b), whether or not the Company would have the power to indemnify such Indemnified Person or other Person against such expense, liability or loss under the provisions of this Section 3.08(b) or otherwise.

(vii) Savings Clause. If this Section 3.08(b) or any portion of this Section 3.08(b) shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person or other Person indemnified pursuant to this Section 3.08(b) or otherwise as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Section 3.08(b) that shall not have been invalidated and to the fullest extent permitted by applicable law.

(viii) Indemnification from Company Assets. Notwithstanding anything contained herein to the contrary (including in this Section 3.08(b)), any indemnity by the Company relating to the matters covered in this Section 3.08(b) shall be provided out of and to the extent of Company assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

3.09 Trade or Business Restrictions.

Except as otherwise approved by the affirmative vote or written consent of (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Preferred Units, voting together as a Class, and (ii) the Super Majority Class C Investors, the Company and its activities shall be subject to the additional restrictions set forth below in this Section 3.09.

(a) U.S. Trade or Business. The Company shall use its best efforts to conduct its affairs in a manner that does not result in the Company’s being treated for United States federal income tax purposes as engaged in the conduct of a “trade or business within the United States,” within the meaning of section 864 of the Code.

(b) Unrelated Business Taxable Income. The Company shall use its best efforts to conduct its affairs in a manner that does not cause any Tax Exempt Investor (as defined below) to have any items of gross income that constitute “unrelated business taxable income” as that term is defined in section 512 of the Code (“UBTI”). For purposes of this Section 3.09, the term “Tax Exempt Investor” shall mean and include (1) any Member exempt from federal income taxation pursuant to section 501 of the Code, and (2) any Member that both (x) is taxable as a partnership or other entity treated as transparent or a pass through for United States federal income tax purposes and (y) has as a partner (or other equity owner) any Entity exempt from federal income taxation pursuant to section 501 of the Code. Subject to the terms and conditions of this Agreement, the obligations of the Company in this regard shall include, but shall not be limited to, the following:

(i) the Company shall not take any action that will cause any Tax Exempt Investor or partner (or other equity owner) thereof to realize any taxable income from services performed;

(ii) if the Company borrows money, the Company shall use its best efforts to use the proceeds of such borrowing in such a way that would not cause any Tax Exempt Investor or partner (or other equity owner) thereof to realize any UBTI attributable to “debt-financed property”, as that term is defined in section 514 of the Code, as a result of an action or omission that is within the control of the Company;

(iii) the Company shall not acquire an interest in another partnership, trust or non-corporate Entity unless (A) the Company determines, after consultation with counsel to the Company, that such proposed acquisition will not cause any Tax Exempt Investor or partner (or other equity owner) thereof to realize any UBTI, and (B) such Entity agrees to be bound contractually by restrictions substantially similar to those set forth in this Section 3.09(b); and

(iv) the Company shall not guarantee the obligations of any third Person unless the Company determines, after consultation with counsel to the Company, that such proposed guarantee will not cause any Tax Exempt Investor or partner (or other equity owner) thereof to realize any UBTI.

(c) Publicly-Traded Partnership. The Company shall use its best efforts to ensure that the Company is not classified or treated as a “publicly-traded partnership” taxable as a corporation within the meaning of section 7704 of the Code and the Regulations thereunder.

(d) The Company shall not (i) invest any assets of the Company in property that is set out in section 7 of the Special Economic Measures (Burma) Regulations under the Special Economic Measures Act (Canada) (the “Burma Sanction Regulations”), or (ii) transact in such a matter as to cause a Member that is subject to the Burma Sanction Regulations to breach section 5 of the Burma Sanction Regulations.

3.10 Subsidiary Sale.

Any Subsidiary Sale that is not to an Unaffiliated Third Party shall require the approval of a majority of the Representatives who are not an Affiliate of, or a Representative of an Affiliate of, the third party Person(s) or Entity(ies) with whom the Subsidiary Sale is consummated.

3.11 Termination.

Sections 3.03 and 3.06 shall terminate upon the earlier to occur of (i) the effective date of a Company Sale or (ii) a Public Offering.

ARTICLE IV

CAPITAL STRUCTURE; MEMBERS; UNIT RIGHTS

4.01 Capital Structure.

Effective as of the date of this Agreement, the capital structure of the Company shall consist of Class A Units, Class B Units, Class C Units and Common Units. The total number of Units the Company is authorized to issue is 172,115,040, of which (a) 100,000,000 shall be Common Units, (b) 21,773,669 shall be Class A Units, (c) 7,692,308 shall be Class B Units and (d) 42,649,063 shall be Class C Units.

The Company shall at all times keep reserved that number of authorized but unissued Common Units sufficient to provide for the conversion of all outstanding Preferred Units. Units shall have the relative rights, privileges, preferences, restrictions and limitations set forth as follows and as otherwise set forth in this Agreement:

(a) Common Units. Except as otherwise provided by applicable law or in this Agreement (including Section 3.06), the holders of Common Units shall have the right to vote on all issues presented to the Unitholders of the Company. Each Common Unit entitled to vote shall be entitled to one (1) vote. Common Units shall be subject to the restrictions on Transfer set forth herein and have the other rights, privileges, preferences and limitations of Common Units as provided herein.

(b) Class A Units. Except as otherwise provided by applicable law or in this Agreement (including Section 3.06), the holders of Class A Units shall have the right to vote on all issues presented to the Unitholders of the Company. Each Class A Unit entitled to vote shall be entitled to such number of votes as shall equal the number of Common Units into which such Class A Unit could then be converted. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all Common Units into which Preferred Units held by each holder could be converted) shall be increased to the nearest whole number. Class A Units shall be subject to the restrictions on Transfer set forth herein and have the other rights, privileges, preferences and limitations of Class A Units as provided herein.

(c) Class B Units. Except as otherwise provided by applicable law or in this Agreement (including Section 3.06), the holders of Class B Units shall have the right to vote on all issues presented to the Unitholders of the Company. Each Class B Unit entitled to vote shall be entitled to such number of votes as shall equal the number of Common Units into which such Class B Unit could then be converted. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all Common Units into which Preferred Units held by each holder could be converted) shall be increased to the nearest whole number. Class B Units shall be subject to the restrictions on Transfer set forth herein and have the other rights, privileges, preferences and limitations of Class B Units as provided herein.

(d) Class C Units. Except as otherwise provided by applicable law or in this Agreement (including Section 3.06), the holders of Class C Units shall have the right to vote on all issues presented to the Unitholders of the Company. Each Class C Unit entitled to vote shall be entitled to such number of votes as shall equal the number of Common Units into which such Class C Unit could then be converted. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all Common Units into which Preferred Units held by each holder could be converted) shall be increased to the nearest whole number. Class C Units shall be subject to the restrictions on Transfer set forth herein and have the other rights, privileges, preferences and limitations of Class C Units as provided herein.

(e) Options. 5,139,049 Common Units are reserved for future issuance under the Option Plan as of the Effective Time (6,834,049 after the Second Tranche Closing). As of the Effective Time, options to purchase 2,828,067 Common Units are outstanding under the Option Plan, and 2,310,982 Common Units are available for future issuance under the Option Plan.

4.02 Members.

As of the Effective Time, the Members of the Company are the Persons executing this Agreement as of the date hereof and listed as “Members” on Schedule 5.01 attached hereto, each of which is hereby admitted to the Company as a Member as of the Effective Time. The parties to this Agreement hereby agree and confirm that such Members constitute the only Unitholders of the Company as of the Effective Time and the date of this Agreement.

4.03 Representations and Warranties.

Each Unitholder, severally and not jointly, hereby represents and warrants to the Company and each other Unitholder as follows:

(a) in the case of a Unitholder that is an Entity: (i) such Unitholder is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization or formation; (ii) if required by applicable law, such Unitholder is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and (iii) such Unitholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Unitholder have been duly taken;

(b) such Unitholder has duly executed and delivered this Agreement, and (assuming due execution and delivery of this Agreement by the other parties hereto) this Agreement constitutes the legal, valid and binding obligation of such Unitholder enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

(c) such Unitholder’s authorization, execution, delivery, and performance of this Agreement do not and will not (i) conflict with, or result in a material breach, default or violation of, (A) the organizational documents of such Unitholder (if it is an Entity), (B) any contract or agreement to which such Unitholder is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitral award to which such Unitholder is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Entity or other Person, unless such requirement has already been satisfied; and

(d) such Unitholder is familiar with the existing or proposed business, financial condition, properties, operations, and prospects of the Company and its Subsidiaries; it has been offered the opportunity to ask such questions, and conduct such due diligence, concerning such matters and concerning its acquisition of Units as it has desired to ask and conduct; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company; it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act; it understands that owning Units involves various risks, including the restrictions on transfer set forth in Section 4.04, the lack of any public market for Units, the risk of owning its Units for an indefinite period of time and the risk of losing its entire investment in the Company; it is able to bear the economic risk of such investment; it is acquiring its Units for investment, solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution or otherwise disposing of all or a portion of its Units; and it acknowledges that the Units have not been registered under the 1933 Act or any other applicable federal or state securities laws, and that the Company has no intention, and shall not have any obligation, to register or to obtain an exemption from registration for the Units or to take action so as to permit sales pursuant to the 1933 Act (including Rules 144 and 144A thereunder). The foregoing provisions of this Section 4.03(d) shall not affect or limit the Company’s liability for breaches of representation and warranties set forth in Section 3 of the Purchase Agreement.

4.04 Restrictions on the Transfer or Withdrawal.

(a) Restrictions on Transfer or Withdrawal. Except for Transfers permitted pursuant to Sections 4.04(b), 4.04(c) or 4.10 below or redemptions of Preferred Units pursuant to Section 4.13, no Unitholder, nor any successor or assignee of a Unitholder, shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber (“Transfer”), all or any part of the Units held by it, or otherwise withdraw from the Company, during the term of this Agreement other than in compliance with the terms of this Agreement. Any Transfer or attempted withdrawal other than as permitted by this Agreement shall be null and void. Upon the Transfer by a Member of all of its Interest in a manner permitted or required pursuant to the provisions of this Agreement, such Member shall be deemed to have withdrawn as a Member and shall have no further rights or obligations as a Member hereunder except to the extent provided in Section 4.06 below.

(b) Permitted Transfers. Units may be Transferred only in accordance with this Section 4.04(b).

(i) Right of First Refusal.

(A) If at any time any Unitholder (the “Seller”) in good faith desires (or is required) to Transfer in any manner any Units to a bona fide third party other than the Company (the “Buyer”), the Seller shall promptly deliver notice thereof in accordance with Section 4.04(b)(iii), and for a period of fifteen (15) days after receipt thereof by the Company, the Preferred Unitholders and the Assignees of the Preferred Unitholders (if any) (such date of receipt, the “Notice Date”), the Company shall have the right, by delivering written notice to the Seller and the Preferred Unitholders on or before such fifteenth (15th) day, to purchase all or any portion of the Units proposed to be Transferred by the Seller (the “Offered Units”) at the same price per Unit and on the same terms and conditions as involved in such sale or disposition; provided, however, that if such terms and conditions require the payment or performance of noncash consideration, the purchasing party(ies) pursuant to this Section 4.04(b) shall be entitled to satisfy such payment or performance terms by instead tendering payment of the cash equivalent of such noncash consideration.

(B) If the Company does not elect to purchase all of the Offered Units pursuant to Section 4.04(b)(i)(A), then for a period ending on the thirtieth (30th) day after the Notice Date, each Preferred Unitholder shall have the right to require, as a condition to such Transfer, that the Seller sell to such Preferred Unitholder at the same price per Unit and on the same terms and conditions as involved in such Transfer up to that percentage (subject to a right of overallotment described below) of the Offered Units expressed by a fraction, the numerator of which is the number of Common Units and Preferred Units, on an as-converted-into-Common-Units basis, then held by the Preferred Unitholder (or such Assignee of the Preferred Unitholder), and the denominator of which is the aggregate number of all Common Units and Preferred Units, on an as-converted-into-Common-Units basis, then held by all the Preferred Unitholders (including Assignees of the Preferred Unitholders, if any). Within such period, each Preferred Unitholder may also exercise its right of overallotment such that if any Preferred Unitholder does not fully subscribe for the number or amount of Offered Units not purchased by the Company that it, she or he is entitled to purchase pursuant to this Section 4.04(b)(i)(B), then each Preferred Unitholder that elected to purchase Offered Units not purchased by the Company shall have the right to purchase that percentage of the remaining Offered Units not so subscribed for (for the purposes of this Section 4.04(b)(i)(B), the “Excess Offered Units”) determined by dividing (x) the total number of Units then owned by such fully participating Preferred Unitholders by (y) the total number of Units then owned by all fully participating Preferred Unitholders who elected to purchase Excess Offered Units. Any Lead Investor may assign to any of its respective Affiliates all or any portion of its rights pursuant to this Section 4.04(b)(i)(B).

(C) Notwithstanding the foregoing, in the event that the Company and the Preferred Unitholders do not purchase all of the Offered Units, then the Seller may Transfer such portion of the Offered Units not purchased pursuant to clause (A) or (B) above to the Buyer, except as provided in Section 4.04(b)(ii); provided, however, that such purchase and sale shall be consummated on or prior to the date set forth in Section 4.04(b)(iii) or such Seller shall again be required to comply with the provisions of this Section 4.04(b)(i).

(ii) Right of Co-Sale. If at any time a Seller desires to Transfer in any manner any Units pursuant to the terms of a bona fide offer received from a Buyer, each Preferred Unitholder (or any Assignee of a Preferred Unitholder) shall have the right, in lieu of exercise of its right of first refusal set forth in Section 4.04(b)(i)(B) (but subject to the right of first refusal of the Company), to require, as a condition to such Transfer, that the Buyer purchase from such Preferred Unitholder (or such Assignee) at the same price per Unit and on the same terms and conditions as involved in such Transfer that percentage of the Offered Units (regardless of whether the Units consist of Preferred Units or Common Units issued upon conversion of such Preferred Units) expressed by a fraction, the numerator of which is the number of Preferred Units, on an as-converted-into-Common-Units basis, and Common Units then held by the Preferred Unitholder (or such Assignee), and the denominator of which is the aggregate number of Preferred Units, on an as-converted-into-Common-Units basis, and Common Units then held collectively by the Seller and all the Preferred Unitholders exercising their rights under this Section 4.04(b)(ii).

(iii) Notice. In the event any Seller proposes to undertake a Transfer of Units, it shall give the Company, Preferred Unitholders, and Assignees of the Preferred Unitholders, if any, written notice of its intention, including a copy of any written offer made by any proposed purchaser of such Units, describing in reasonable detail the purchaser(s)’ price and general terms upon which the Seller proposes to Transfer Units and shall include the name and address of the proposed purchaser and acknowledge that the Seller has advised the proposed purchaser of the terms of this Section 4.04(b) and the proposed purchaser has agreed to purchase the Units in accordance with and subject to the terms hereof. The Preferred Unitholders (including Assignees of the Preferred Unitholders, if any) shall have (A) thirty (30) days (subject to the expiration of the fifteen (15)-day period pursuant to which the Company may exercise its right of first refusal in Section 4.04(b)(i) from the Notice Date (as provided in Section 4.04(b)(i)(A)) to exercise the right of first refusal under Section 4.04(b)(i)(B) (subject to the prior right of the Company), for the price and upon the general terms specified in the notice by giving written notice to the Seller and stating therein the quantity of Units to be purchased, or (B) if applicable, thirty (30) days from the Notice Date to exercise the right of co-sale under Section 4.04(b)(ii) hereof by giving written notice to the Seller and stating therein the quantity of Units to be included in the Transfer. The closing of the Transfer of Units covered by any such exercise of rights by the Preferred Unitholders pursuant to Section 4.04(b)(i) or 4.04(b)(ii) shall occur on the date, if any, set forth in the Seller’s notice pursuant to this Section 4.04(b)(iii) or on such other date as the parties may agree, provided that if no date is so specified, the closing shall occur on the date thirty (30) days after the date of the Seller’s notice pursuant to this Section 4.04(b)(iii), or on such other date as the parties may agree. At the closing, the selling parties shall deliver an agreement for the sale of the Units being sold, duly executed, and accompanied by all requisite transfer taxes, if any, and any certificates for such Units against payment of the purchase price therefor on the terms described in the Seller’s notice pursuant to this Section 4.04(b)(iii). At such closing, all of the parties shall use their reasonable best efforts to obtain all necessary consents from all third parties, execute such documents and take such other actions as may be necessary to effectuate the intent of the foregoing.

(c) Exempt Transfers. The rights set forth in Section 4.04(b) hereof shall not apply to: (i) any Transfer of Units by a Seller by gift or bequest or through inheritance to, or for the benefit of, any spouse, ancestor or descendant of a Seller; (ii) any Transfer of Units by a Seller to a trust for the benefit of any spouse, ancestor or descendant of a Seller; (iii) any Transfer to family members, gift, or sale up to an aggregate maximum of twelve thousand (12,000) or fewer Units per person; (iv) any sale of Units in a Qualified Public Offering; (v) any Transfer of Units to a current or former partner or member of, or a corporation, company, partnership, or other business entity that Controls or is Controlled by, or is under common Control with, such Unitholder; or (vi) with the approval required pursuant to this Agreement, to a repurchase of Units by the Company at a price no greater than that originally paid by such Common Unitholder for such Units and pursuant to an agreement in effect on the date hereof containing vesting or repurchase provisions approved by the Board of the Company. In the event of any Transfer pursuant to clauses (i), (ii), (iii) or (v) the transferee of the Units shall hold the Units so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.

4.05 Assignee’s Rights.

(a) A permitted Transfer of an Interest or any Units in the Company shall be effective as of the date of assignment and compliance with the conditions to such Transfer (which shall include the requirement that the Assignee submit to the Company a letter of acceptance, in form reasonably satisfactory to the Company, of all the terms and conditions of this Agreement, (including the power of attorney granted in Section 14.02), and such Transfer, upon its so becoming effective, shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code section 706. Distributions made before the effective time of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Substituted Member pursuant to Section 4.07, the Assignee shall not be entitled to any rights to vote or any of the other rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to an Assignee pursuant to this Agreement; provided, however, that, without relieving the Transferring Unitholder from any such limitations or obligations as more fully described in Section 4.06, such Assignee shall be bound by any limitations and obligations of a Unitholder contained herein by which a Member would be bound on account of the Assignee’s Interest.

4.06 Assignor’s Rights and Obligations.

Any Member who shall Transfer all of its Interest or any portion of its Units or Interest (i) shall, in the case of a Member Transferring all of its Interest, cease to be a Member and (ii) shall no longer have any rights or privileges, or, except as set forth in this Section 4.06, duties and liabilities, of a Unitholder with respect to such Transferred Units or other Interest (it being understood, however, that the applicable provisions of Sections 3.08 and 8.01 shall continue to inure to such Person’s benefit), except that unless and until the Assignee is admitted as a substituted Member in accordance with the provisions of Section 4.07 (the “Admission Date”), (A) such assigning Unitholder shall retain all of the duties and liabilities of a Unitholder with respect to such Units or other portion of its Interest, and (B) the Company may, in its sole discretion, reinstate all or any portion of the rights and privileges of such assigning Unitholder with respect to such Transferred Units or other portion of its Interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Unitholder who Transfers any Unit or other portion of its Interest from any liabilities that such Unitholder may have to the Company with respect to such Unit or other portion of its Interest that may exist on the Admission Date or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Unitholder (in its capacity as such) herein or for any present or future breaches of any representations, warranties or covenants by such Unitholder (in its capacity as such) contained herein or in other agreements with the Company.

4.07 Substituted Members.

In connection with the permitted Transfer of all or any portion of an Interest of a Unitholder, the transferee shall become a substituted Member on the effective time of such Transfer (“Substituted Member”), which effective time shall not be earlier than the date of compliance with the conditions to such Transfer (without any Board or Member consent unless one of the conditions to such Transfer is that Board or Member consent is required for the admission of such transferee, in which case such consent must first be obtained), including the conditions that such transferee, unless already a Member, shall furnish the Company (i) a letter of acceptance, in form reasonably satisfactory to the Company, of all the terms and conditions of this Agreement (including the power of attorney granted in Section 14.02) and (ii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Company determines in its sole discretion that such conditions have been satisfied, and when any such admission is shown on the books and records of the Company.

4.08 Additional Members.

Subject to Section 4.09, additional Persons may be admitted to the Company as Members (“Additional Members”) on such terms and conditions as may be determined by the Company (subject to any required Unitholder vote pursuant to applicable law or this Agreement) on or prior to the time of such admission. Any such admission is effective only after the new Member has executed and delivered to the Company (i) a letter of acceptance, in form reasonably satisfactory to the Company, of all the terms and conditions of this Agreement, (including the power of attorney granted in Section 14.02) and (ii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Company determines in its sole discretion that the applicable terms and conditions of admission have been satisfied, and when any such admission is shown on the books and records of the Company. The provisions of this Section 4.08 shall not apply to Transfers of Units, which are governed by Section 4.04.

4.09 Preemptive Rights.

(a) Prior to a Qualified Public Offering, the Company hereby grants to each Holder the right to purchase its Preemptive Pro Rata Share of any New Securities that the Company proposes to issue or sell.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the per Unit price, the general terms upon which the Company proposes to issue the same, the identity of the proposed purchasers (to the extent then known, with prompt notice of any changes thereto) and the amount of securities eligible to be purchased by each Holder. Each Holder shall have forty-five (45) days from the date of any such notice to exercise its preemptive rights under Section 4.09 hereof for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Any material revision of the material terms of such intended issuance shall require re-notification of the Holders and a restarting of the forty-five (45)-day period provided in subsection (d) below.

(c) Upon giving of written notice to the Company, each Holder shall have the right to purchase its Preemptive Pro Rata Share of the New Securities being offered, for the price and upon the terms specified in the aforesaid notice, at and subject to the closing of such transaction. If any Holder does not fully subscribe for the number or amount of New Securities that it, she or he is entitled to purchase pursuant to subsection (b) above, then each Holder that elected to purchase all New Securities it, she or he was entitled to purchase shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 4.09(c), the “Excess New Securities”) determined by dividing (x) the total number of Units then owned by such fully participating Holder by (y) the total number of Units then owned by all fully participating Holders having preemptive rights under this Section 4.09 who elected to purchase Excess New Securities.

(d) The Company shall have ninety (90) days after the forty-five (45)-day period described in Section 4.09(b) to sell all such New Securities for which the Holders’ preemptive rights hereunder were not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice. In the event the Company has not sold all such New Securities within such ninety (90)-day period, the Company shall not thereafter issue or sell any New Securities without first notifying the Holders in the manner provided herein.

(e) Upon the issuance of any Units to Optimer pursuant to Section 6.2 of the Optimer Agreement, the Company shall issue to each Class C Unitholder that number of Common Units so that each Class C Unitholder has the same Pro Rata Amount (as hereinafter defined) after any such issuance of Units to Optimer and issuances of Units pursuant to this Section 4.09(e) as such Class C Unitholder had immediately prior to such issuance. “Pro Rata Amount” for purposes of this Section 4.09(e) means a ratio (i) the numerator of which is the number of Common Units, plus the number of Common Units issuable to such Holder upon the conversion of Preferred Units or other convertible securities or other rights or instruments held by such Holder, on the date of the Company’s issuance of Units to Optimer pursuant to Section 6.2 of the Optimer Agreement, and (ii) the denominator of which is the total number of Common Units outstanding held by all Holders prior to giving effect to the issuance of Units to Optimer pursuant to Section 6.2 of the Optimer Agreement, assuming for this purpose conversion or exercise of all securities convertible into or exercisable for Common Units of the Company; provided, that for purposes of determining the foregoing ratio, neither the numerator nor denominator shall include Common Units (or Common Units issuable upon conversion or exercise of securities convertible into or exercisable for Common Units of the Company) issued after the Effective Date except for (x) the Class C Units issued in the First Tranche Closing and Second Tranche Closing, if any, and (y) the addition of Common Units to the Company’s Option Plan as a result of the First Tranche Closing or Second Tranche Closing, if any.

(f) The preemptive rights granted under this Section 4.09 shall not apply to, and shall expire upon, a Qualified Public Offering.

4.10 Drag-Along Rights.

(a) Approved Sale. If (i) at least a majority of the Board, (ii) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting together as a single Class, and (iii) the Majority Class C Investors desire to effect a Company Sale or a Subsidiary Sale to an Unaffiliated Third Party (an “Approved Sale”), then each Unitholder shall (x) consent to, vote for and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (y) waive any dissenters’, appraisal and similar rights with respect thereto and (z) if the Approved Sale is a sale of Interests or Units of the Company, agree to sell all of its Interest or Units in the Company (or any rights to acquire Units of the Company) on the terms and conditions of the Approved Sale. The Unitholders shall take all necessary and desirable actions in connection with the consummation of any Approved Sale including the execution of such agreements and instruments and other actions reasonably necessary to (A) cooperate with the purchaser in such Approved Sale to provide such access and information as may be reasonably requested by the purchaser, (B) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale and (C) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth below.

(b) Conditions to Obligations to Participate. The obligations of the Unitholders pursuant to this Section 4.10 are subject to the satisfaction of the following conditions:

(i) each Unitholder shall receive the same amount and proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to Section 9.02 of this Agreement as in effect immediately prior to such Approved Sale (or in the case of a Subsidiary Sale, the amount the Unitholder would receive pursuant to Section 7.01(c) as in effect immediately prior to such Approved Sale), and no holder of any Units of the Company shall receive any consideration of any kind from the purchaser or any of its Affiliates other than such proportionate consideration;

(ii) if any holders of Units of any Class are given an option as to the form of consideration to be received, all holders of Units of such Class will be given the same option;

(iii) no Unitholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, etc.), and no Unitholder shall be obligated to pay more than its “pro rata share” of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such expenses are incurred for the benefit of all Unitholders and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Unitholder for its sole benefit will not be considered costs of the transaction hereunder); and

(iv) in the event that the Unitholders are required to make any representations or indemnities in connection with the Approved Sale (other than representations and indemnities concerning each Unitholder’s valid ownership of its Units of the Company, free of liens and encumbrances, and each Unitholder’s authority, power and right to enter into and consummate such Approved Sale), then no Unitholder shall be liable for more than the total purchase price received by such Unitholder in connection with such Approved Sale.

(c) No Inconsistent Agreements or Proxies. No Unitholder shall (i) grant any proxy or enter into any agreements or arrangements of any kind with any Person inconsistent with the provisions of this Agreement or (ii) enter into or agree to be bound by any voting trust with respect to its Units.

4.11 Conversion Rights.

(a) Conversion. Each Preferred Unit shall be convertible at the option of the holder thereof, at any time after the issuance of such Preferred Unit, into fully paid and nonassessable Common Units. The number of Common Units into which each Preferred Unit may be converted shall be determined pursuant to this Section 4.11 and Section 4.12 below.

(b) Conversion Price. The number of Common Units into which each Class A Unit may be converted shall be determined by dividing $1.00, subject to appropriate adjustment in the event of any Unit Distribution, Unit split, combination, reclassification or other similar recapitalization affecting such Units (the “Class A Original Price”), by the conversion price (the “Class A Conversion Price”) (determined as hereinafter provided) in effect at the time of the conversion. The Conversion Price on the Original Issue Date (as defined below) with respect to each Class A Unit shall be equal to the Class A Original Price. The “Original Issue Date” shall mean the date on which a Class A Unit, Class B Unit or

Class C Units, as applicable, was first issued and, with respect to the Preferred Units issued by reason of the Cempra Merger, shall mean the Cempra Merger Effective Date. The number of Common Units into which each Class B Unit may be converted shall be determined by dividing $1.30, subject to appropriate adjustment in the event of any Unit Distribution, Unit split, combination, reclassification or other similar recapitalization affecting such Units (the “Class B Original Price”), by the conversion price (the “Class B Conversion Price”) in effect at the time of the conversion. The Class B Conversion Price on the Original Issue Date with respect to each Class B Unit shall be equal to the Class B Original Price. The Class B Conversion Price on the Effective Date with respect to each Class B Unit shall be equal to $1.2150, and assuming no other adjustments to the Class B Conversion Price are required pursuant to Section 4.11 and 4.12 prior to the Second Tranche Closing Price, the Class B Conversion Price upon the full Second Closing Tranche shall be $1.1835. The number of Common Units into which each Class C Unit may be converted shall be determined by dividing $1.07857, subject to appropriate adjustment in the event of any Unit Distribution, Unit split, combination, reclassification or other similar recapitalization affecting such Units (the “Class C Original Price”), by the conversion price (the “Class C Conversion Price”) (determined as hereinafter provided) in effect at the time of the conversion. The Conversion Price on the Original Issue Date with respect to each Class C Unit shall be equal to the Class C Original Price. If in connection with the conversion of Preferred Units to Common Units pursuant to Section 4.14 in connection with Public Offering only (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting as a single Class and (ii) the Majority Class C Investors elect prior to the date of the closing of such Public Offering to have the amount of Unpaid Yield for each Preferred Unit converted into Common Units pursuant to Section 4.14, then, in addition to the number of Common Units issuable upon the above formula with respect to each Class of Preferred Units, the Holder of each Preferred Unit shall receive an additional number of Common Units equal to the quotient obtained by dividing an amount equal to all Unpaid Yield per Unit by an amount equal to the price per share at which the Company sells shares of its common stock to the public in the Public Offering.

(c) Mechanics of Conversion. The holder of Preferred Units may exercise the conversion rights as to such Units or any part thereof by delivering to the Company during regular business hours, at the office of any transfer agent of the Company for the Preferred Units, or at the principal office of the Company, or at such other place as may be designated by the Company, the certificate or certificates for the Preferred Units to be converted, duly endorsed for transfer to the Company or accompanied by a written instrument or instruments of transfer (if required by the Company), accompanied by written notice stating that the holder elects to convert all or a number of such Preferred Units represented by the certificate or certificates. Such notice shall also state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Common Units to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, or as otherwise specified in such notice consistent with this Section 4.11(c), and such date is referred to herein as the “Conversion Date”. As promptly as practicable thereafter, the Company shall issue and deliver to such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full Common Units to which such holder is entitled and a check for cash with respect to any fractional interest in a Common Unit as provided in Section 4.11(d) below. The holder shall be deemed to have become a holder of record of Common Units on the applicable Conversion Date. Upon conversion of only a portion of the number of Preferred Units represented by a certificate surrendered for conversion, the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of Preferred Units representing the unconverted portion of the certificate so surrendered.

(d) Fractional Units. No fractional Common Units or scrip shall be issued upon conversion of Preferred Units. If more than one (1) Preferred Unit shall be surrendered for conversion at any one (1) time by the same holder, the number of full Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Units so surrendered. Instead of any fractional Common Units that would otherwise be issuable upon conversion of any Preferred Units, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Board.

(e) Payment of Certain Taxes. The Company shall pay any and all issue and other taxes (but not any income, gift, estate or similar taxes imposed on the Unitholder) that may be payable in respect of any issue or delivery of Common Units on conversion of Preferred Units pursuant hereto. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Units in a name other than that in which the Preferred Units so converted was registered.

(f) Reservation of Units Issuable Upon Conversion. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Units, solely for the purpose of effecting the conversion of Preferred Units, the full number of Common Units deliverable upon the conversion of all Preferred Units, from time to time outstanding, and the payment of any Unpaid Yield in Common Units. All Common Units that are so issuable shall, when issued, be duly and validly authorized, issued, fully paid and nonassessable and free from all taxes, liens and charges and free from preemptive rights or any other actual contingent purchase rights of other persons. If at any time the number of authorized but unissued Common Units shall not be sufficient to effect the conversion of all then-outstanding Preferred Units and the payment of any Unpaid Yield in Common Units, the Company shall take such limited liability company action as may be necessary to increase its authorized but unissued Common Units to such number of Common Units as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite Unitholder approval of any necessary amendment to this Agreement, provided, that the holders of Preferred Units shall vote such Units in favor of any such action that requires a vote of Unitholders.

(g) Adjustment for Reclassification, Exchange and Substitution. If the Common Units issuable upon the conversion of Preferred Units shall be changed into the same or a different number of Units of any Class or Classes, whether by capital reorganization, recapitalization, reclassification, or otherwise (other than a subdivision or combination of Units or Unit Distribution provided for in Section 4.12(a)), then and in each such event the holder of each Preferred Unit shall have the right thereafter to convert such Unit (in lieu of the Common Units which the holder would otherwise have been entitled to receive) into the kind and amount of Units and other securities and property receivable upon such reorganization, recapitalization, reclassification, or other change, by holders of the number of Common Units into which such Preferred Units might have been converted immediately prior to such reorganization, recapitalization, reclassification, or change.

(h) Reorganizations, Mergers or Consolidations. In case of any consolidation or merger of the Company with or into another Entity or the sale of all or substantially all of the assets of the Company to another Entity (other than a consolidation, merger or sale treated as a Company Sale), each Preferred Unit shall thereafter be convertible into the kind and amount of shares of stock or other securities or property that a holder of the number of Common Units deliverable upon conversion of Preferred Units would have been entitled upon such consolidation, merger or sale; and in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of Sections 4.11 and 4.12 with respect to the rights and interest thereafter of the holders of Preferred Units, to the end that the provisions set forth in Sections 4.11 and 4.12 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of Preferred Units.

(i) Adjustments for Issuances of Other Securities. In the event the Company makes, or fixes a record date for the determination of holders of Common Units entitled to receive, any

Distribution (excluding repurchases of securities by the Company not made on a pro rata basis) payable in property or in securities of the Company other than Common Units, and other than as otherwise adjusted for in this Section 4.11 or as provided in Section 7.02 in connection with Distributions of Yield on the Preferred Units, then and in each such event, the holders of the Preferred Units shall receive, at the time of such Distribution, the amount of property or the number of securities of the Company that they would have received had their Preferred Units been converted into Common Units on the date of such event on the relevant record date with respect thereto.

(j) Listing of Units Issuable Upon Conversion. If any Common Units to be reserved for the purpose of conversion of Preferred Units (and the payment of Unpaid Yield in Common Units, if any) require registration or listing with, or approval of, any Governmental Entity, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such Units may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

(k) Valid Issuance. All Common Units that may be issued upon conversion of the Preferred Units and the payment of Unpaid Yield in Common Units, if any, will upon issuance by the Company be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

(l) No Dilution or Impairment. The Company will not, by amendment of this Agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of Sections 4.11 and 4.12 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Units against impairment.

4.12 Adjustment of Conversion Price.

The applicable Conversion Price from time to time in effect shall be subject to adjustment from time to time as follows:

(a) Unit Splits, Distributions and Combinations. In case the Company shall at any time after the date of the Original Issue Date with respect to a Preferred Unit subdivide the outstanding Common Units by Unit split, Unit Distribution, recapitalization, reclassification or otherwise or shall issue a Distribution in Common Units on its outstanding Common Units without a corresponding Distribution on the Preferred Units, the applicable Conversion Price of the Preferred Units in effect immediately prior to such subdivision or the issuance of such Distribution shall be proportionately decreased, and in case the Company shall at any time combine or consolidate (by recapitalization, reclassification or otherwise) the outstanding Common Units into a lesser number of Common Units, the applicable Conversion Price of the Preferred Units in effect immediately prior to such combination shall be proportionately increased, concurrently with the effectiveness of such subdivision, Distribution or combination, as the case may be.

(b) Noncash Distributions, Unit Purchase Rights, Capital Reorganizations and Dissolutions. In case:

(i) the Company shall take a record of the holders of its Common Units for the purpose of entitling them to receive a Distribution, payable otherwise than in cash, property, Units or other securities; or

(ii) the Company shall take a record of the holders of its Common Units for the purpose of entitling them to subscribe for or purchase any Units of any Class or to receive any other rights; or

(iii) of any capital reorganization of the Company, reclassification of the Units of the Company (other than a subdivision or combination of its outstanding Common Units), consolidation or merger of the Company with or into another Entity that is not a Company Sale or Dissolution Event or conveyance of all or substantially all of the assets of the Company to another Entity that is not a Company Sale or Dissolution Event;

then, and in any such case, the Company shall cause to be mailed to any transfer agent for the Preferred Units and to the holders of record of the outstanding Preferred Units, at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which (A) a record is to be taken for the purpose of such Distribution or rights, or (B) such reclassification, reorganization, recapitalization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property deliverable upon such reclassification, reorganization, recapitalization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(c) Issuances at Less Than the Conversion Price. If, at any time after the respective Original Issue Date, the Company shall issue or sell:

(i) any Common Units for no consideration or a consideration per Unit less than any Conversion Price in effect immediately prior to the time of such issue or sale; or

(ii) any Unit Purchase Rights for no consideration where the consideration per Unit for which Common Units may at any time thereafter be issuable upon exercise thereof (or, in the case of Unit Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than any Conversion Price in effect immediately prior to the time of the issue or sale of such Unit Purchase Rights; or

(iii) any Convertible Securities for no consideration where the consideration per Unit for which Common Units may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than any Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities, other than an issuance of Common Units pursuant to Sections 4.12(a) or 4.12(f) hereof (any such issuance shall be referred to hereinafter as a “Dilutive Issuance”), then forthwith upon such issue or sale, such respective Conversion Price shall be reduced concurrently with such issue in order to increase the number of Common Units into which the applicable Class of Preferred Units is convertible to a price (calculated to the nearest cent) determined by the following formula:

CP1 = CP multiplied by	N + C
N + AS

where:

CP1	=	the applicable Conversion Price as so adjusted;

CP	=	the former, applicable Conversion Price immediately prior to the Dilutive Issuance;

N	= the number of Common Units outstanding and deemed outstanding immediately prior to such issuance (or deemed issuance) assuming exercise or conversion of all outstanding securities exercisable for or convertible into Common Units;

C	= the number of Common Units that the aggregate consideration received or deemed to be received by the Company for the total number of additional securities so issued or deemed to be issued would purchase if the purchase price per unit were equal to the CP; and

AS	= the number of Common Units so issued or deemed to be issued in such Dilutive Issuance.

Notwithstanding the foregoing, no Conversion Price shall at such time be reduced if such reduction would be an amount less than $.01, but any such amount shall be carried forward, and deduction with respect thereto made at the earlier of (i) the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more and (ii) the conversion of any such Preferred Units.

(d) Defined Terms. For purposes of this Agreement, the following provisions will be applicable:

(i) “Convertible Securities” shall mean evidences of indebtedness, Units (including the Preferred Units) or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, Common Units.

(ii) “Unit Purchase Rights” shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any Common Units or any Convertible Securities.

(iii) Convertible Securities and Unit Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

(e) Determination of Consideration. The “consideration actually received” by the Company for the issuance, sale, grant or assumption of Common Units, Unit Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(i) in the case of cash, the net amount received by the Company not including any accrued interest or dividends and after deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale;

(ii) in the case of consideration other than cash, the fair market value of such consideration, which shall include the purchase price paid for any Convertible Securities being converted or exchanged, as determined by the Board in good faith, not including any accrued interest or dividends;

(iii) in the event the Company at any time or from time to time after the Original Issue Date shall issue any Convertible Securities or Unit Purchase Rights or shall fix a record date for the determination of holders of any Class of Units entitled to receive any such Convertible Securities or Unit Purchase Rights, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of

Common Units issuable upon the exercise of such Convertible Securities or Unit Purchase Rights or, in the case of Unit Purchase Rights for Convertible Securities, the exercise of such Unit Purchase Rights and the conversion or exchange of such Convertible Securities, shall be deemed to be additional Common Units issued as of the time of the issuance of the Convertible Securities or Unit Purchase Rights or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that additional Common Units shall not be deemed to have been issued unless the consideration per Unit (determined pursuant to Section 4.12(e)(iii) hereof) of such additional Common Units would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be;

(iv) in the event additional Common Units are issued (including Units deemed issued pursuant to Section 4.12(e)(iii)) together with other Units or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 4.12(e)(i) and (ii) above, as reasonably determined in good faith by the Board; and

(v) the consideration per Unit received by the Company for additional Common Units deemed to have been issued pursuant to Section 4.12(e)(iii), relating to Convertible Securities and Unit Purchase Rights, shall equal the quotient determined by dividing:

the total amount, if any, received or receivable by the Company as consideration for the issue of such Convertible Securities or Unit Purchase Rights, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the exercise, conversion or exchange of such Convertible Securities or Unit Purchase Rights, or in the case of Unit Purchase Rights for Convertible Securities, the exercise of such Unit Purchase Rights for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of Common Units (as set forth in the instruments relating thereto) issuable upon the exercise of such Unit Purchase Rights or the conversion or exchange of such Convertible Securities.

In the event of any change in (i) the consideration, if any, payable upon exercise of any Unit Purchase Rights or upon the conversion or exchange of any Convertible Securities, or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Units, the Conversion Price as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Unit Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Unit Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have been in effect at the time of the issuance of such Unit Purchase Rights or Convertible Securities had such Unit Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Price pursuant to this paragraph shall (x) increase the Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Unit Purchase Rights or Convertible Securities, or (y) require any adjustment to the amount paid or number of Common Units received by any holder of Preferred Units upon any conversion of any Preferred Unit prior to the date upon which such readjustment to the Conversion Price shall occur.

(f) Exclusions for Adjustment for Issuances at Less Than the Conversion Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of any Conversion Price in the case of: (i) Units, in the aggregate not to exceed one percent (1%) of the total number of outstanding Common Units at the time of issuance on an as-converted basis, issued to strategic partners of the Company or its Subsidiaries such as a clinical research organizations, licensors of technology to the Company or its Subsidiaries, or financial lending institutions pursuant to equipment financing arrangements; provided that such issuance has been approved by the Board, (ii) the 1,193,638 Common Units previously issued to Optimer pursuant to section 6.1 of the Optimer Agreement, (iii) the issuance of Common Units upon conversion of the Preferred Units, (iv) except for the adjustment contemplated by Section 4.11(b) with respect to the Class B Units, the issuance of any Class C Units under the Purchase Agreement, (v) up to 5,139,049 (6,834,049 after the Second Tranche Closing) Common Units (as adjusted for any splits, Unit Distributions, combination or other reclassification) and options exercisable for such Common Units, issued to employees, officers, consultants or Representatives of the Company or any Subsidiary pursuant to any incentive agreement or arrangement approved by the Board or (vi) the issuance or sale of Units or options to purchase such Units to the extent (A) the holders of sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting together as a single Class and the (B) Super Majority Class C Investors waive the right to an adjustment pursuant to Section 4.12(c). The issuances or sales described in this Section 4.12(f) shall be ignored for purposes of calculating any adjustment to any Conversion Price.

(g) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4.12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Preferred Units affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written notice at any time of any holder of Preferred Units furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of Common Units and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s Preferred Units.

4.13 Redemption.

(a) To the extent the Class C Units have not been previously redeemed or converted, the Super Majority Class C Investors (collectively, the “Class C Electing Holders”) may require the Company, to the extent that it may lawfully do so, to redeem, subject to the provisions of this Section 4.13, all but not less than all of the Class C Units, beginning on the date five (5) years after May 13, 2009, upon the Company’s receiving written notice from the Class C Electing Holders requesting such redemption in accordance with this Section 4.13 (the “Class C Redemption Election”). The “Redemption Date” shall be ninety (90) days following the date of the Class C Redemption Election. The Company shall redeem each Class C Unit by paying in cash an amount equal to the greater of (x) the Unreturned Preferred Unit Amount plus Unpaid Yield with respect to such Class C Unit from the date of issuance thereof or (y) the amount that would have been distributable pursuant to Section 7.02(a) if there has been a Company Sale at the then-current fair market value of the Company as determined in accordance with ARTICLE XIII (the total amount of such payment is hereinafter referred to as the “Class C Redemption Price” and, together with the Class A Redemption Price and the Class B Redemption Price, the “Redemption Price”), from any source of funds legally available therefor paid in accordance with Section 4.13(b) below. If, and only to the extent, the Class C Electing Holders elect to redeem the Class C Units, and provided the Class A Units and Class B Units have not been previously redeemed or converted, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Class A Units and Class B Units, voting together as a single Class, may require the Company, to the extent it may lawfully do so, to redeem, subject to the provisions of this Section 4.13, all but not less than all of the Class A Units and Class B Units by paying in cash an amount equal to the Unreturned Preferred Unit Amount plus Unpaid Yield with respect to such Class A Unit (the total amount of such payment is hereinafter referred to as the “Class A Redemption Price”), from any source of funds legally available therefor paid in accordance with Section 4.13(b) below. The Company shall redeem each Class B Unit by paying in cash in amount equal to the Unreturned Preferred Unit Amount plus Unpaid Yield with respect to such Class B Unit (the total amount of such payment is hereinafter referred to as the “Class B Redemption Price”), from any source of funds legally available therefor paid in accordance with Section 4.13(b) below. Subject to Section 4.13(b), if no funds or insufficient funds are legally available at the time of any Redemption Date to redeem all of the Preferred Units then due to be redeemed, then the Company shall redeem Preferred Units from holders thereof pro rata based upon the aggregate Redemption Price of the Preferred Units to be redeemed, and any such unredeemed Preferred Units shall be carried forward and redeemed to the full extent out of legally available funds of the Company at such time. Notwithstanding the foregoing, the Company shall at all times from and after the Redemption Date use its commercially reasonable efforts to cause there to be legally available funds for such redemption. Only those Class C Units that have not been redeemed shall continue to be entitled to the continued accrual of Yield, and only those Preferred Units that have not been redeemed shall continue to be entitled to conversion and other rights, preferences, privileges and restrictions of such Preferred Units until such Preferred Units have been redeemed and the Redemption Price has been paid in full. At any time thereafter when additional funds of the Company are legally available for the redemption of Preferred Units, such funds will immediately be used to redeem the balance of the Preferred Units that the Company has become obligated to redeem on the Redemption Date but that it has not redeemed. Any Preferred Units redeemed pursuant to this Section 4.13 will be cancelled and will not under any circumstance be reissued, sold or transferred, and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of Preferred Units accordingly.

(b) At least thirty (30) days prior to the occurrence of a Redemption Date, written notice shall be mailed, postage prepaid, by the Company to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Units, at his, her or its post office address last shown on the records of the Company, specifying the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and the date on which such holder’s conversion rights (as described in Section 4.11 hereof) as to such Preferred Units terminate and calling upon such holder to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Preferred Units to be redeemed (the “Redemption Notice”). On the Redemption Date, the Redemption Price of such Units shall be payable to the order of the Person whose name appears on such certificate or certificates (if any, or the Company’s Unitholder records in the absence of certification) as the owner thereof, and upon redemption any surrendered certificates shall be cancelled. Payment of Unpaid Yield shall be in cash. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price, all Yield on the Class C Preferred Units designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such Preferred Units as holders of the Preferred Units of the Company (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such Preferred Units, and such Preferred Units shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(c) At any time that there is a material breach or material default by the Company of any covenant or agreement set forth in Section 3.06, and such breach or default is not cured within thirty (30) days following notice of such breach or default by the Majority Class C Investors, then, in addition to being entitled to exercise any and all remedies available at law, in equity or otherwise, upon written demand to the Company by the Majority Class C Investors specifying a date for redemption not fewer than thirty (30) days from the date of such notice, the holders of Class C Units may require the Company to redeem all outstanding Class C Units at a Redemption Price determined as of the date the Company redeems such Class C Units and otherwise pursuant to the provisions of this Section 4.13.

(d) Notwithstanding anything to the contrary in this Section 4.13, no payments for the redemption of any Class A Units or Class B Units may be made or set aside, unless and until the entire Class C Redemption Price has been paid to the holders of Class C Units with respect to all outstanding Class C Units for redemption pursuant to Section 4.13.

4.14 Mandatory Conversion.

(a) Each Preferred Unit shall automatically be converted into Common Units at the then-applicable Conversion Price upon the occurrence of a Public Offering where the Company receives proceeds of greater than $40,000,000 (net of underwriters discounts and commissions), and the price per Unit to the public is not less than $3.2358, subject to adjustment in the event of any Unit dividends, Unit splits, Unit combinations, reclassifications or the like (a “Qualified Public Offering”). In addition, each Preferred Unit shall automatically be converted into Common Units at the then applicable Conversion Price upon the affirmative vote or written consent of (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting as a single Class and (ii) the Super Majority Class C Investors. All holders of record of Preferred Units will be given at least ten (10) days prior written notice of the date fixed for mandatory conversion of the Preferred Units and the event causing the mandatory conversion of the Preferred Units into Common Units. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Preferred Units at such holder’s address as shown in the records of the Company. On or before the date so fixed for conversion, each holder of Preferred Units shall surrender the certificate or certificates for all such Preferred Units to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Units to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Preferred Units into Common Units set forth elsewhere in this Agreement shall apply to the mandatory conversion of the Preferred Units. Upon any conversion pursuant to this Section 4.14, any Unpaid Yield shall be paid in cash to Preferred Unitholders in full on the date of conversion; provided that, upon any conversion related to a Public Offering, any Unpaid Yield, at the election of (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting as a single Class and (ii) the Majority Class C Investors shall instead of being paid in cash shall be converted into Common Units in accordance with Section 4.11(b). Any such election for the Unpaid Yield to be converted into Common Units must be made prior to closing of the Public Offering.

(b) If any Purchaser (as defined in the Purchase Agreement) fails to purchase from the Company such Purchaser’s applicable number of Second Tranche Units (as defined in the Purchase Agreement) that it is required to purchase at the Second Tranche Closing (as defined in the Purchase Agreement) (any such Purchaser, referred to herein as a “Breaching Purchaser”), then, pursuant to the terms of the Purchase Agreement, upon the consummation of the Second Tranche Closing at which such Purchaser became a Breaching Purchaser, all of such Breaching Purchaser’s Class C Units shall automatically convert as of the Second Tranche Closing into Common Units without any further action by such Breaching Purchaser or the Company and whether or not the certificate or certificates representing such Units are surrendered to the Company. The mechanics for conversion and other provisions relating to conversion of Preferred Units into Common Units set forth elsewhere in this Agreement shall apply to the mandatory conversion of the Preferred Units under this Section 4.14(b). Upon any conversion pursuant to this Section 4.14(b), any Unpaid Yield related to the Class C Units shall be forfeited in full and no payment shall be made on account thereof.

4.15 Voluntary Withdrawal of a Unitholder.

A Unitholder shall not have the right or power to effect a voluntary withdrawal or resignation from the Company prior to the dissolution and winding up of the Company pursuant to ARTICLE IX hereof, except as otherwise expressly permitted or contemplated by this Agreement. Any such unpermitted attempted withdrawal or resignation shall be null and void, and, notwithstanding any provision in the Act, the Company shall not be required to make any payment or Distribution in connection with the attempted withdrawal. This Section 4.15 expressly overrides any rights to Distributions or other payments to which a Unitholder or its Assignee might otherwise be entitled under the default provisions of section 18-604 of the Act or any other provisions of the Act.

4.16 Appraisal Rights.

(a) Subject to such limitations as are set forth in this Section 4.16, upon the occurrence of a merger or consolidation of the Company pursuant to section 18-209 of the Act which is not an Approved Sale pursuant to Section 4.10(a) hereof (a “Qualified Merger”) and therefore the rights and obligation of Section 4.10 are not applicable, a holder of any Class of Units shall be entitled to appraisal rights pursuant to this Section 4.16 (the “Appraisal Rights”), provided that such Unitholder: (i) continuously holds such Units through the effective date of the Qualified Merger; (ii) has otherwise complied with the process set forth herein; and (iii) has neither voted for nor consented to the Qualified Merger. Pursuant to section 18-210 of the Act, the Court of Chancery of the State of Delaware (the “Chancery Court”) shall have jurisdiction to hear and determine any matters relating to the Appraisal Rights as set forth herein. Notwithstanding anything contained herein to the contrary, the value of any Unit as determined upon exercise of Appraisal Rights shall be determined pursuant to the process set forth in this Section 4.16 and shall not be determined by the provisions contained in ARTICLE XIII of this Agreement.

(b) Notwithstanding anything contained herein to the contrary, the Appraisal Rights granted under this Section 4.16 shall not be available:

(i) upon the occurrence of a merger or consolidation, which results in the Company being the surviving entity and does not require a vote of the Unitholders of the Company because: (A) the agreement of merger does not amend in any way this Agreement, (B) each Unit of the Company prior to the effective date of such merger or consolidation is to be an identical unit of ownership in the surviving entity after such merger or consolidation, and (C) either no Units of the surviving entity and no securities convertible into Units are to be issued or delivered under the plan of merger, or the authorized and unissued Units of the surviving entity to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities convertible into Units to be issued or delivered under the plan of merger do not exceed twenty percent (20%) of the Units of the Company outstanding immediately prior to the effective date of such merger;

(ii) any transaction involving the Company that is analogous to the transactions covered by section 251(g) of the Delaware General Corporation Law, which applies to Delaware corporations and provides that, subject to the restrictions contained therein, no vote of a corporation’s stockholders is necessary for the authorization of a merger of a corporation with or into a single direct or indirect wholly owned subsidiary of such corporation (as a matter of clarification and not limitation, for purposes of this Section 4.16(b) references to corporations contained in section 251(g) of the Delaware General Corporation Law shall apply equally to other business entities, including but not limited to limited liability companies); or

(iii) for any class of Units that are (A) listed on a national securities exchange or (B) held of record by more than 2,000 Unit holders.

(c) A Unitholder may perfect its Appraisal Rights as follows:

(i) Provided that a Qualified Merger is submitted for approval at a meeting of the Unitholders, the Company must notify each Unitholder (who was a holder of Units as of the record date) not less than twenty (20) days prior to the meeting, of the availability of Appraisal Rights and provide all such Unitholders with a copy of this Section 4.16 of the Agreement. Each Unitholder electing to demand Appraisal Rights under this Section 4.16 must deliver to the Company a written demand, which reasonably identifies the Unitholder and indicates the Unitholder’s intention to demand Appraisal Rights (“Demand for Appraisal”) prior to the vote by the Unitholders on the Qualified Merger. A proxy or vote against the Qualified Merger shall not constitute a Demand for Appraisal. The entity surviving or resulting from the Qualified Merger (the “Surviving Appraisal Entity”) shall within ten (10) days after the effective date of such Qualified Merger, notify each Unitholder who has submitted a Demand for Appraisal, who has not voted in favor of or consented to the Qualified Merger and who has otherwise complied with all terms and conditions of this Section 4.16 (each a “Dissenting Unitholder” and collectively the “Dissenting Unitholders”) that the Qualified Merger has become effective.

(ii) If the Qualified Merger is approved by written consent without a meeting of the Unitholders, the Surviving Appraisal Entity shall, within ten (10) days of the effective date of such Qualified Merger, notify each of the Unitholders entitled to Appraisal Rights of the availability of Appraisal Rights and provide all such Unitholders with a copy of this Section 4.16 of the Agreement (“First Appraisal Notice”). Any Unitholder providing their written consent to the Qualified Merger shall not be entitled to Appraisal Rights. The First Appraisal Notice may, and, if given on or after the effective date of the Qualified Merger, shall, also notify such Unitholders of the effective date of the Qualified Merger. Any Unitholder entitled to Appraisal Rights may, within twenty (20) days after the date of mailing of the First Appraisal Notice, send a Demand for Appraisal to the Surviving Appraisal Entity. If the First Appraisal Notice did not notify Unitholders of the effective date of the Qualified Merger, either (A) the Company shall send a Second Appraisal Notice before the effective date of the Qualified Merger notifying each of the Unitholders of any Class of Units that are entitled to Appraisal Rights or (B) the Surviving Appraisal Entity shall send such a Second Appraisal Notice to all such Unitholders on or within ten (10) days after such effective date (each a “Second Appraisal Notice”); provided, however, that if the Second Appraisal Notice is sent more than twenty (20) days following the sending of the First Appraisal Notice, the Second Appraisal Notice need only be sent to each Dissenting Unitholder. An affidavit of the secretary or assistant secretary of the Company or the Surviving Appraisal Entity shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the Unitholders entitled to receive either the First Appraisal Notice or the Second Appraisal Notice, the Company may fix in advance a record date that shall be not more than ten (10) days prior to the date the applicable notice is given, provided, that if the notice is given on or after the effective date of the Qualified Merger, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date of the Qualified Merger, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(d) Within one hundred and twenty (120) days after the effective date of the Qualified Merger, the Surviving Appraisal Entity or any Dissenting Unitholder may commence an appraisal proceeding by filing a petition in the Chancery Court demanding a determination of the value of the Units of all Dissenting Unitholders. Notwithstanding the foregoing, at any time within sixty (60) days after the effective date of the Qualified Merger, any Unitholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such Unitholder’s Demand for Appraisal and to accept the terms offered upon the Qualified Merger. Within one hundred and twenty (120) days after the effective date of the Qualified Merger, any Unitholder who has complied with the requirements of subsections (a) and (c) of this Section 4.16, upon written request, shall be entitled to receive from the Surviving Appraisal Entity a statement setting forth the aggregate number of Dissenting Unitholders and aggregate number of Units held by the Dissenting Unitholders. Such written statement shall be mailed to the Unitholder within ten (10) days after such Unitholder’s written request for such a statement is received by the Surviving Appraisal Entity or within ten (10) days after expiration of the period for delivery of demands for Appraisal Rights under subsection (c) of this Section 4.16, whichever is later. Notwithstanding anything contained herein to the contrary, a Person who is the beneficial owner of Units held either in a voting trust or by a nominee on behalf of such Person may, in such Person’s own name, file a petition or request from the Surviving Appraisal Entity to receive the statement described in this subsection.

(e) Upon the filing of any such petition by a Unitholder, service of a copy thereof shall be made upon the Surviving Appraisal Entity, which shall within twenty (20) days after such service file in the office of the Register in Chancery of the State of Delaware (the “Register in Chancery”) in which the petition was filed, a duly verified list containing the names and addresses of all Dissenting Unitholders with whom agreements as to the value of their Units have not been reached by the Surviving Appraisal Entity (the “Dissenters List”). If the petition shall be filed by the Surviving Appraisal Entity, the petition shall be accompanied by the Dissenters List. The Register in Chancery, if so ordered by the Chancery Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Appraisal Entity and to the Unitholders shown on the Dissenters List at the addresses therein stated. Such notice shall also be given by one (1) or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Chancery Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Chancery Court, and the costs thereof shall be borne by the Surviving Appraisal Entity.

(f) At the hearing on such petition, the Chancery Court shall determine the Unitholders who have complied with this Section 4.16 and who have become entitled to Appraisal Rights. The Chancery Court may require the Unitholders who have submitted a Demand for Appraisal and who hold certificates evidencing such ownership to submit their certificates of Units to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any Unitholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such Unitholder.

(g) After the Chancery Court determines the Unitholders entitled to Appraisal Rights, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Chancery Court shall determine the fair value of the Units exclusive of any element of value arising from the accomplishment or expectation of the Qualified Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Chancery Court shall take into account all relevant factors. Unless the Chancery Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Qualified Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Qualified Merger and the date of payment of the judgment. Upon application by the Surviving Appraisal Entity or by any Unitholder entitled to participate in the appraisal proceeding, the Chancery Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the Unitholders entitled to an appraisal. Any Unitholder whose name appears on the Dissenters List and who has submitted such Unitholder’s certificates of Units to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such Unitholder is not entitled to Appraisal Rights under this Section.

(h) The Chancery Court shall direct the payment of the fair value of the Units, together with interest, if any, by the Surviving Appraisal Entity to the Unitholders entitled thereto. Payment shall be so made to each such Unitholder, in the case of holders of uncertificated Units forthwith, and the case of holders of Units represented by certificates upon the surrender to the Surviving Appraisal Entity of the certificates representing such Units. The Chancery Court’s decree may be enforced as other decrees in the Chancery Court may be enforced, whether the Surviving Appraisal Entity be an entity organized under the laws of Delaware or of any state.

(i) The costs of the proceeding may be determined by the Chancery Court and taxed upon the parties as the Chancery Court deems equitable in the circumstances. Upon application of a Unitholder, the Chancery Court may order all or a portion of the expenses incurred by any Unitholder in connection with the appraisal proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the Units entitled to an appraisal.

(j) From and after the effective date of the Qualified Merger, no Unitholder who has submitted a Demand for Appraisal shall be entitled to vote such Units for any purpose or to receive distributions on the Units (except distributions payable to Unitholders of record at a date which is prior to the effective date of the Qualified Merger); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (d) of this Section 4.16, or if such Unitholder shall deliver to the Surviving Appraisal Entity a written withdrawal of its Demand for Appraisal and an acceptance of the Qualified Merger, either within sixty (60) days after the effective date of the Qualified Merger as provided in subsection (d) of this Section 4.16 or thereafter with the written approval of the Company or the Surviving Appraisal Entity, then the right of such Unitholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Chancery Court shall be dismissed as to any Unitholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just; provided, however, that this provision shall not affect the right of any Unitholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such Unitholder’s Demand for Appraisal and to accept the terms offered upon the Qualified Merger within sixty (60) days after the effective date of the Qualified Merger, as set forth in subsection (d) of this section.

(k) The shares or units of the Surviving Appraisal Entity to which the Units of the Dissenting Unitholders would have been converted had they assented to the Qualified Merger shall have the status of authorized and unissued Units of the Surviving Appraisal Entity.

4.17 Termination.

Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, and 4.16 shall terminate on the closing of a Qualified Public Offering.

ARTICLE V

CAPITAL CONTRIBUTIONS

5.01 Capital Contributions.

(a) Upon consummation of the Cempra Merger, the Cempra Stockholders were deemed to make Capital Contributions to the Company (the “Merger Capital Contributions”) by reason of the Cempra Merger and the resultant exchange of their Cempra capital stock for Units in the Company. In exchange for the Merger Capital Contributions, the Company issued (i) Class A Units in the Company to the holders of “Series A Preferred Stock” (as defined in the Second Amended and Restated Certificate of Incorporation of Cempra in effect immediately before the Cempra Merger Effective Date) in Cempra on the basis of one (1) Class A Unit in the Company for each outstanding share of Series A Preferred Stock in Cempra, (ii) Class B Units in the Company to the holders of “Series B Preferred Stock” (as defined in the Second Amended and Restated Certificate of Incorporation of Cempra in effect immediately before the Cempra Merger Effective Date) in Cempra on the basis of one (1) Class B Unit in the Company for each outstanding share of Series B Preferred Stock in Cempra, and (iii) Common Units in the Company to the holders of “Common Stock” (as defined in the Second Amended and Restated Certificate of Incorporation of Cempra in effect immediately before the Cempra Merger Effective Date) in Cempra on the basis of one (1)

Common Unit in the Company for each outstanding share of Common Stock in Cempra. As of the Effective Time, the Class C Unitholders have made Capital Contributions to the Company, as set forth on Schedule 5.01.

(b) The agreed value of the Capital Contributions made and Units issued with respect to the Cempra Merger and the Class C Unitholders’ Capital Contributions are set forth on Schedule 5.01 attached hereto as of the Effective Time. Schedule 5.01 shall be amended and restated, or may be separately supplemented, from time to time after the Effective Time by the Company to reflect, as permitted by this Agreement (i) additional Capital Contributions made by Unitholders after the Effective Time and/or additional Units issued by the Company, (ii) transfers of Units permitted and recognized pursuant to this Agreement, and (iii) any other changes to the capitalization of the Company made after the date of this Agreement.

5.02 Subsequent Capital Contributions.

Except as set forth in the Purchase Agreement, no Unitholder shall be obligated to contribute any money or other property to the Company other than the Capital Contributions required to be made by such Unitholder pursuant to Section 5.01.

5.03 Return of Capital Contributions.

Except as expressly provided in this Agreement, no Unitholder or any successor in interest is entitled to the return or repayment of all or any part of its Capital Contributions or to be paid interest in respect of either such Unitholder’s Capital Account or Capital Contributions, and no specific time has been agreed upon with respect to any such repayment or return provided for in this Agreement. An unreturned Capital Contribution shall not be a liability of the Company or of any Unitholder. No Unitholder is required to contribute or to lend any cash or property to the Company to enable the Company to return any Unitholder’s Capital Contributions.

5.04 Advances by Members.

If the Company does not have sufficient cash to pay its obligations, any Member(s), with the written consent of the Board and the Majority Class C Investors, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 5.04 shall constitute a loan from the Member to the Company, shall bear interest at a rate equal to the prime rate of interest (as announced from time to time in the “Money Rates” section of The Wall Street Journal) plus one percent (1%) per annum from the date of the advance until the date of payment, and shall not be a Capital Contribution.

5.05 Capital Accounts; Gross Asset Values.

(a) A Capital Account shall be established and maintained by the Company for each Unitholder, generally as set forth below and in accordance with section 704 of the Code and section 1.704-1(b)(2)(iv) of the Regulations as determined in the reasonable discretion of the Board after consultation with the Company’s accountants. The Members agree that as of the Effective Time (x) the Unitholders holding Units outstanding immediately prior the Effective Time shall have a Capital Account balance with respect to such Units as provided pursuant to the Restated Agreement as of such time, and (y) the holders of Class C Units issued as of the Effective Time shall have a Capital Account balance with respect to such Class C Units equal to the Capital Contributions made with respect thereto as of the Effective Time. After the Effective Time, the Capital Accounts of the Unitholders shall be adjusted as set forth below in this Section 5.05(a).

(i) Each Unitholder’s Capital Account shall be credited with or increased by:

(A) the amount of money contributed by it to the Company, including any Company liabilities assumed by such Unitholder,

(B) the initial Gross Asset Value of property other than money contributed by it to the Company, net of any liabilities that are (1) assumed by the Company (to the extent that the Company’s assumption thereof is not otherwise debited under Section 5.05(a)(ii)(A) below) or (2) secured by such contributed property and subject to which the Company takes the contributed property, and

(C) allocations to it pursuant to ARTICLE VI of Company Profits and items in the nature of income or gain, including adjustments under section 1.704-1(b)(2)(iv)(g) of the Regulations to reflect book values (rather than tax basis) of (1) property contributed to the Company (“Contributed Property”) and (2) property (“Revalued Property”) that has been revalued on the books of the Company pursuant to Section 5.05(b).

(ii) Each Unitholder’s Capital Account shall be debited or decreased by:

(A) the amount of any money distributed as a Distribution to it by the Company, including any liabilities of such Unitholder assumed by the Company,

(B) the Gross Asset Value of property other than money distributed as a Distribution to it by the Company, net of any liabilities that are (1) assumed by the Unitholder (to the extent that the Unitholder’s assumption thereof is not otherwise credited under Section 5.05(a)(i)(A) above) or (2) secured by such distributed property and subject to which the Unitholder takes the distributed property, and

(C) allocations to it pursuant to ARTICLE VI of Company Losses and items in the nature of expense, loss or deduction, including adjustments under section 1.704-1(b)(2)(iv)(g) of the Regulations to reflect book values (rather than tax basis) of (1) Contributed Property and (2) Revalued Property.

(iii) Upon the transfer of all, or a part of, a Unitholder’s Interest, the Capital Account of the transferor that is attributable to the transferred Interest will carry over to the transferee Unitholder, giving effect to any and all charges, credits, or adjustments to the Capital Accounts of the Unitholders provided for in section 1.704-1(b)(2)(iv) of the Regulations, including any such charges, credits or adjustments resulting from any elections under section 754 of the Code.

(b) The “Gross Asset Value” of any Company asset shall be its adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of (A) the shares of Cempra stock held by the Company immediately after the Cempra Merger effective date shall equal, in the aggregate, the total amounts credited to all Unitholders’ Capital Accounts by reason of the Cempra Merger provided in the second sentence of Section 5.05(a) of the Restated Agreement (and such aggregate value shall be apportioned among the shares as determined by the Board with the advice of the Company’s tax and accounting advisors), and (B) any other asset contributed by a Unitholder to the Company shall be its gross fair market value, as determined by the contributing Unitholder and by the Board in its reasonable business judgment;

(ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (A) the acquisition of any additional Interest by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution or the provision of services; (B) the Distribution by the Company to a retiring or continuing Unitholder of more than a de minimis amount of money or other Company property in exchange for the Company’s purchase or redemption of Units; and (C) a Liquidating Distribution (as defined below), whether or not it results in the termination of the Company for federal income tax purposes; provided, however, that (I) adjustments pursuant to clauses (A) and (B) shall be made by the Company only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unitholders, and (II) as provided in section 1.704-1(b)(2)(iv)(l) of the Regulations, no adjustments shall be made pursuant to clause (C) in connection with a constructive termination of the Company under section 708(b)(1)(B) of the Code;

(iii) The Gross Asset Values of any Company asset(s) distributed to any Unitholder shall be adjusted, immediately before the time of Distribution, to equal the gross fair market value (as determined by the Board) of such asset(s) on the date of the Distribution; and

(iv) If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 5.05(b)(i) or (ii), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to the adjusted Gross Asset Value of such asset for purposes of computing Profits and Losses.

For the purposes of paragraph (ii) hereof, a “Liquidating Distribution” shall mean a Distribution either (I) in connection with a liquidation of the Company (which occurs upon the earlier of (A) the date upon which the Company is terminated under section 708(b)(1) of the Code (other than a constructive termination pursuant to Code section 708(b)(1)(B) or (B) the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts, and distributing any remaining balance to the Unitholders)), or (II) upon the liquidation of a Unitholder’s Interest (which occurs upon the earlier of (A) the date of a liquidation of the Company or (B) the date upon which the Unitholder’s entire Interest is terminated by means of a Distribution or the final Distribution in a series of Distributions, pursuant to section 1.761-1(d) of the Regulations).

5.06 Negative Capital Accounts.

No Unitholder shall be required to pay to any other Unitholder or to the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company or the liquidation of such Unitholder’s Interest, or any part thereof).

ARTICLE VI

ALLOCATIONS OF PROFITS AND LOSSES

6.01 Allocation of Profits and Losses.

After giving effect to the special allocations set forth in Section 6.04, and except as otherwise provided in this ARTICLE VI, the Profits and Losses of the Company for any Fiscal Year or other period shall be allocated among the Unitholders in such manner that, as of the end of such Fiscal Year or other period and after taking into account (x) the opening Capital Account balances of the Unitholders at the start of such Fiscal Year or other period and (y) any appropriate adjustments to each opening Capital Account balance to reflect Capital Contributions, Distributions and allocations of items of income, gain, loss or deduction pursuant to Section 6.04 made during or with respect to such Fiscal Year or other period, the respective Capital Accounts of the Unitholders shall be equal, to the greatest extent possible, to the respective net amounts that would be distributed to them under this Agreement, determined as if the Company were, as of the end of the Fiscal Year or other period (for this purpose, each Unitholder’s Capital Account shall be deemed to be increased by the sum of the amounts described in clauses (i) and (ii) of Section 6.04(b) with respect to such Unitholder as of the end of such Fiscal Year or other period), to (i) liquidate the assets of the Company for an amount equal to the sum of the Gross Asset Values of all of the assets (net of any Depreciation with respect to each asset’s Gross Asset Value, but without any adjustment being deemed to be made to the Gross Asset Value of the Company’s assets in respect of the presumed liquidation thereof under this clause (i)), and (ii) distribute the proceeds of liquidation (net of any Company liabilities, which, in the case of each Nonrecourse Debt and Unitholder Nonrecourse Debt, shall be limited for these purposes to an amount not in excess of the Gross Asset Value of the Company assets securing the liability) pursuant to Section 9.02(c). Accordingly, any difference between the amounts described in clauses (x) and (y) and the amount described in clauses (i) and (ii) shall be taken into account in allocating Profits and Losses, if any, for any Fiscal Year or other period.

6.02 Code Section 704(c) and Related Allocations.

(a) In accordance with section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value at the time of contribution.

(b) In the event that the Gross Asset Value of any Company property has been determined in accordance with Section 5.05(b)(i) or revalued on the books of the Company and the Capital Accounts of the Unitholders adjusted under section 1.704-1(b)(2)(iv)(f) of the Regulations, subsequent allocations of income, gain, loss, and deduction with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted Gross Asset Value in the same manner as, but not necessarily under the same convention(s) or method(s) specifically used by the Company for its allocations actually made or to be made by the Company, under section 704(c) of the Code and the Regulations thereunder.

(c) Any elections or other decisions relating to allocations under this Section 6.02 shall be made by the Board in any manner that reasonably reflects the purposes and intentions of this Agreement. Allocations pursuant to this Section 6.02 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

6.03 Allocation of Certain Items.

(a) Items of Company income, expenses, etc. that serve to offset against one another in computing the net Profits or Losses for any taxable year or other period of the Company, shall, if and as may be necessary for determining the Unitholders’ respective shares of any items that must be separately stated or otherwise identified, be allocated in the same proportions as Profits or Losses for such taxable year or other period are allocated.

(b) Tax credits shall be allocated to and among the Unitholders (i) in accordance with applicable provisions therefor in the Regulations promulgated pursuant to Code section 704 or applicable state tax laws, rules, or regulations as appropriate, to the extent provided therein, and (ii) to the extent there is no such applicable guidance, (A) in the same proportions as the aggregate Company income for the relevant period or time shall be allocated, and (B) in the absence of such income, to the Preferred Unitholders in proportion to the respective numbers of Common Units issuable upon conversion of their Preferred Units.

6.04 Special Allocation Provisions.

The following special allocations shall be made in the following order:

(a) If there is a net decrease in the Company Minimum Gain and/or the Unitholder Minimum Gain during a Company taxable year, each Unitholder will be allocated, before any other allocation of Company items for such taxable year is made under section 704(b) of the Code, items of gain from the disposition of any property subject to Nonrecourse Debt or Unitholder Nonrecourse Debt and thereafter other items of income and gain for such year (and, if necessary, subsequent years) equal to the amount of such decrease, to the extent of such Unitholder’s share of such net decrease (computed for this purpose in the manner provided under sections 1.704-2(f) and 1.704-2(i)(4) of the Regulations, after giving appropriate effect to the exceptions and waivers therein provided or authorized, including but not limited to the exceptions for certain conversions, refinancing and capital contributions) at the end of such year. This provision relating to minimum gain chargebacks is intended to comply with sections 1.704-1(b)(4)(iv) and 1.704-2 of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. “Nonrecourse deductions” and “partner nonrecourse deductions” within the meaning of Regulations sections 1.704-2(b)(1) and 1.704-2(i), respectively, shall be offset by “minimum gain chargebacks” within the meaning of Regulations sections 1.704-2(f)(6), 1.704-2(i)(2) and 1.704-2(i)(4), as applicable. The objective of the preceding sentence is to avoid the result illustrated in Example 1 of Regulations section 1.704-2(f)(7) and shall be interpreted and applied consistent with such intent.

(b) In the event a Unitholder has a deficit Capital Account balance at the end of any Fiscal Year (or other applicable period) that is in excess of (i) the amount, if any, such Unitholder, in the manner and to the extent provided in Regulations section 1.704-1(b)(2)(ii)(c), is unconditionally obligated to contribute to the Company pursuant to any provisions of this Agreement or applicable law; and (ii) the amount such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, such Unitholder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.04(b) shall be made only if and to the extent that such Unitholder would have such an excess deficit Capital Account after all other allocations provided for in this ARTICLE VI tentatively have been made as if this Section 6.04(b) and Section 6.04(c) were not in this Agreement. This Section 6.04(b) is intended to minimize the potential distortion to the economic arrangement of the Unitholders that might otherwise be caused by Section 6.04(c), while ensuring that this Agreement complies with the requirements of the alternate test for economic effect contained in section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted in a manner consistent with such intent.

(c) Notwithstanding anything contained in this Agreement to the contrary, if any Unitholder receives an adjustment, allocation or Distribution described in sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations that unexpectedly causes or increases a deficit in such Unitholder’s Adjusted Capital Account, such Unitholder shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided, however, that an allocation pursuant to this Section 6.04(c) shall be made only if and to the extent that such Unitholder would have a deficit Adjusted Capital Account after all other allocations provided for in this ARTICLE VI were tentatively made as if this Section 6.04(c) were not in this Agreement. This provision is intended to be a qualified income offset that complies with section 1.704-1(b)(2)(ii)(d) of the Regulations, and it shall be interpreted and applied in a manner consistent with such Regulation section.

(d) For purposes of this Section, the term “Company Minimum Gain” means the aggregate gains (of whatever character) of the Company, computed with respect to each Nonrecourse Debt of the Company, that would be realized by the Company upon disposition in taxable transactions of the Company properties subject to such debts in full satisfaction thereof, in accordance with the definition for “partnership minimum gain” set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations. The term “Unitholder Minimum Gain” shall have the meaning set forth for the term “partner nonrecourse debt minimum gain” in section 1.704-2(i)(2) of the Regulations with respect to the Company’s Unitholder Nonrecourse Debts, and shall be computed and determined in accordance with section 1.704-2(i)(3) of the Regulations.

(e) For purposes of this Section, the term “Nonrecourse Debt” means a Company liability secured by Company property and with respect to which none of the Unitholders has any personal liability as determined under section 1.752-1(e) of the Regulations, and the term “Unitholder Nonrecourse Debt” means, in accordance with section 1.704-2(b)(4) of the Regulations, a Company liability that is nonrecourse for purposes of section 1.1001-2 of the Regulations and with respect to which a Unitholder or related party thereto bears the “economic risk of loss” (as defined in section 1.752-2 of the Regulations).

(f) Notwithstanding Section 6.01, no Losses of the Company shall be allocated to a Unitholder to the extent such an allocation of Losses would cause a Unitholder’s Adjusted Capital Account balance to be negative or increase a negative Adjusted Capital Account balance of a Unitholder. Losses that cannot be allocated under Section 6.01 because of this Section 6.04(f) shall be allocated to the remaining Unitholders of the Company having positive Adjusted Capital Accounts, in proportion to the positive balances in their Adjusted Capital Accounts.

(g) The allocations set forth above in Sections 6.04(a), (b), (c) and (f) (the “Regulatory Allocations”) are intended, but only to the extent necessary, to comply with certain requirements of the Regulations. It is intended that, to the extent possible, the application and effect of all Regulatory Allocations shall be minimized and offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 6.04(g). Therefore, notwithstanding any other provision of this Agreement, the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction or items thereof in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 6.01. In exercising its discretion under this Section 6.04(g), the Board shall take into account future Regulatory Allocations under Section 6.04(a) that, although not yet made, are likely to offset other Regulatory Allocations previously made with respect to “nonrecourse deductions” and “partner nonrecourse deductions” within the meaning of Regulations sections 1.704-2(b)(1) and 1.704-2(i)(1) and (i)(2), respectively.

(h) Any elections or other decisions relating to allocations under this Section 6.04 shall be made by the Board in any manner that reasonably reflects the purposes and intentions of this Agreement.

6.05 Certain Allocations.

(a) The parties to this Agreement intend that the economic effect of this Agreement shall be as memorialized in the Distribution provisions set forth in ARTICLE VII hereof. If allocations otherwise provided in this ARTICLE VI or necessary to comply with the provisions of sections 704(b) and 704(c) of the Code and the Regulations thereunder (the “Section 704 Allocations”) interfere with the Distributions to the Unitholders that would have otherwise resulted absent such Section 704 Allocations, the Board is authorized and directed to make whatever adjustments to the allocations of income, gain, loss, deduction or credit (or items thereof) under this ARTICLE VI that may be necessary in order (i) to comply with sections 704(b) and 704(c) of the Code and the Regulations thereunder to the greatest extent reasonably possible, but (ii) to result, in all events, in the Distributions being distributable to the Unitholders in accordance with the provisions of ARTICLE VII of this Agreement. In making any adjustment to allocations under this Section 6.05(a), the Board is authorized to act only upon the advice of competent tax counsel or accountants to the Company regarding sections 704(b) or 704(c) of the Code and the Regulations thereunder. Any allocation made pursuant to this Section 6.05(a) shall be deemed to be a complete substitute for any allocation otherwise provided for in this ARTICLE VI, and no amendment of this Agreement or approval of any Unitholder shall be required.

(b) Allocations made by the Board under Section 6.05(a) in reliance upon the advice of counsel or accountants to the Company shall be deemed to be made pursuant to the fiduciary obligation of the Board to the Company and the Unitholders, and no such allocation shall give rise to any claim or cause of action by any Unitholder.

6.06 Allocations on Varying and Transfers of Interests.

All Profits and Losses (and any item of income, gain, loss, deduction or credit specially allocated under this Agreement) shall be allocated to the Persons shown on the records of the Company to have been Unitholders as of the last calendar day of the period for which the allocation is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Unitholder’s Units or relative or proportionate Interest in the Company, the Unitholders agree that their allocable shares of the Profits and Losses (or items thereof) or separately stated items for the taxable year shall be determined using any method determined by the Board to be permissible under Code section 706 and the related Regulations to take account of the Unitholders’ varying Units or Interests during such period; provided, however, that the Unitholders’ distributive shares of the Company’s income, gain, loss, and deduction for the taxable year of the Company that includes the Effective Time shall be determined on the basis of an interim closing of the books of the Company as of the close of business on the Effective Time and shall not be based upon a proration of such items for the entire taxable year.

6.07 Allocations in Determining Shares of Excess Nonrecourse Liabilities.

The Unitholders’ respective shares of the “excess nonrecourse liabilities” of the Company within the meaning of section 1.752-3(a)(3) of the Regulations shall be in such proportions as the Board, after consultation with the Company’s tax advisors, determines is appropriate and consistent with the Regulations for the Fiscal Year or other relevant period in issue.

6.08 Indemnification, Reimbursement and Set-off for Payment on Behalf of a Unitholder.

Except as otherwise provided herein, if the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Unitholder or a Unitholder’s status as the holder of an Interest (including federal or state withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset Distributions and other payments to which a Person is entitled under this Agreement or otherwise against such Person’s obligation to indemnify the Company under this Section 6.08. A Unitholder’s obligation to indemnify the Company under this Section 6.08 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 6.08, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 6.08, including instituting a lawsuit to collect such indemnification payment with interest calculated at a rate equal to fifteen percent (15%) per annum (or such lower rate, if any, as may be permitted so as not to exceed the highest rate per annum permitted by law).

ARTICLE VII

DISTRIBUTIONS AND WITHDRAWALS

7.01 Distributions.

(a) Board Determination. Subject to any restrictions or limitations mandatorily imposed on the Company under section 18-607 of the Act and except as otherwise provided in Section 7.01(b), the Board may, in its sole discretion, cause the Company to make Distributions, at any time and from time to time, to and among the Unitholders as more specifically described below in this Section 7.01 and Section 7.02. It is hereby acknowledged and agreed that, prior to making any Distributions, the Board has the power and authority to establish any reserve required or which the Board deems reasonably necessary to provide for any contingent or unforeseen liabilities or obligations of the Company.

(b) Tax Distributions.

(i) The Company may, in the sole discretion of the Board (and subject to the approval of the Majority Class C Investors), but subject to having available cash (after setting aside appropriate reserves), distribute to the Unitholders within seventy-five (75) days after the close of any taxable year (or at such earlier times and in such amounts as determined in good faith by the Board to be appropriate to enable the Unitholders to pay estimated income tax liabilities) an amount such that total Distributions made with respect to such taxable year equal no less than forty percent (40%) (or, at the Board’s sole discretion, such greater or lesser percentage as the Board may determine in good faith from time to time, to represent the maximum effective marginal federal, state and local income tax rate for the Company’s type(s) of income in issue applicable to any Unitholder or its ultimate partners, members or stockholders that will include the Unitholder’s taxable income in their tax returns, if applicable) of the Unitholder’s allocable share of the excess of (i) the amount of the Company’s taxable income for such year, over (ii) the amount, if any, by which (A) the Company’s total net taxable losses for all prior periods exceed (B) its total net taxable income for all prior periods for which no prior Tax Distributions have been made. Amounts distributed pursuant to this Section 7.01(b) shall be referred to herein as “Tax Distributions”. Notwithstanding the preceding sentences of this Section 7.01(b)(i), if, at the end of any taxable year of the Company, any Class C Preference Holdback Amount remains in escrow by reason of Section 7.02(g), the Company shall make a Distribution (a “Special Tax Distribution”) to the Class C Unitholders within seventy-five (75) days after the close of such taxable year (or at such earlier times and in such amounts as determined in good faith by the Board to be appropriate to enable the Class C Unitholders to pay estimated income tax liabilities) in an amount equal to forty percent (40%) (or, at the Board’s sole discretion, such greater or lesser percentage as the Board may determine in good faith from time to time, to represent the maximum effective marginal federal, state and local income tax rate for the Company’s type(s) of income in issue applicable to any Unitholder or its ultimate partners, members or stockholders that will include the Unitholder’s taxable income in their tax returns, if applicable) of the

Class C Unitholders’ allocable share of the taxable income or gain attributable or related to the Class C Preference Holdback Amount. Such Special Tax Distribution shall be treated as a prepayment of Distributions otherwise to have been made to the Class C Unitholders pursuant to Section 7.02(c) or Section 9.02(c) (to the extent Section 9.02(c) would cause the Class C Unitholders to receive a distribution pursuant to Section 7.02(c)). The Company, in its discretion, may make the Special Tax Distribution either (1) directly from the Company or (2) by distributing a portion of the Class C Preference Holdback Amount.

(ii) All Tax Distributions made by the Company to or on behalf of any Unitholder shall, for purposes of determining future Distributions to holders of Preferred Units and Common Units to be made with respect to such Unitholder’s Units under Section 7.02 or Section 9.02(c), be treated as a prepayment of Distributions otherwise to have been made to such Unitholder under Section 7.02 or Section 9.02(c). In computing the actual dollar amounts to be distributed to each Unitholder pursuant to Sections 7.02 or Section 9.02(c) after taking into account prior Tax Distributions, prior or contemporaneous payments of Tax Distributions shall first be taken into account and treated as a prepayment of amounts payable to the Unitholders under Section 7.02 or Section 9.02(c) in accordance with the following methodology: (A) first, the total amount to be distributed upon any particular Distribution pursuant to Section 7.02 or Section 9.02(c) shall be added to the aggregate amount of prior or contemporaneous payments of Tax Distributions that have not previously been included in a computation pursuant to this Section 7.01(b)(ii) to produce a sum hereinafter described as the “Grossed-Up Total”; (B) then, the provisions of Section 7.02 or Section 9.02(c) as applicable, shall be applied to the Grossed-Up Total, to determine the respective shares of the Grossed-Up Total attributable to the Units of each of the holders thereof; (C) then, from the Grossed-Up Total attributable to the Units of each of the holders thereof, there shall be subtracted the amount of the prior or contemporaneous payments of the Tax Distributions included in step (i) for this calculation that were previously or contemporaneously paid; and (D) finally, the difference obtained in step (iii) above shall be the dollar amount distributable to and among the Unitholders pursuant to Section 7.02 or Section 9.02(c) as applicable.

(c) Company Sale or Subsidiary Sale. Upon any Company Sale, unless otherwise waived in writing by the Super Majority Class C Investors, after the Company has repaid its debt obligations and the Company Sale transaction-related expenses, and created a reserve for any anticipated future transaction-related expenses, the remaining net proceeds of such Company Sale shall be distributed to the Unitholders in accordance with, and subject to, Sections 7.02 and 7.03. Upon any Subsidiary Sale that is not a Company Sale, unless otherwise waived in writing by the Super Majority Class C Investors, after the Company has repaid its debt obligations and any Subsidiary Sale transaction-related expenses, and created a reserve for any anticipated future transaction-related expenses, (i) the remaining net proceeds of such Subsidiary Sale shall be distributed to the Unitholders in accordance with, and subject to, Sections 7.02 and 7.03, and further subject to deduction for any Subsidiary Sale Set Aside Amount, if any, as set forth below and (ii) such Subsidiary that is the subject of the Subsidiary Sale shall be dissolved and liquidated in accordance with applicable law and its governing documents. Upon any Subsidiary Sale that is not a Company Sale, the Board shall make a determination, in its complete discretion, as to whether any portion of the net proceeds of such Subsidiary Sale shall be allotted and paid to any individuals as compensation for their role in the Subsidiary Sale transaction (any such amount, a “Subsidiary Sale Set Aside Amount”). Any determination as to whether there will be any Subsidiary Sale Set Aside Amount, and the allotment of such amount to any individuals, will be in the sole and complete discretion of the Board, and there shall be no obligation on the part of the Company and the Board to so allot any amount of net proceeds of a Subsidiary Sale. Any Subsidiary Sale Set Aside Amount, if any, shall be deducted from the proceeds from such Subsidiary Sale available for distribution to Unitholders in accordance with, and subject to, Sections 7.02 and 7.03.

(d) Mandatory Conversion. Subject to the election in Section 4.14(a), upon a mandatory conversion of Preferred Units in accordance with Section 4.14, as required by Section 4.14 the Company shall make a Distribution in accordance with, and subject to, Sections 7.02 and 7.03 to all Preferred Unitholders equal to the amount of all Unpaid Yield with respect to the converted Preferred Units.

7.02 Application of Distributions.

Distributions other than Tax Distributions shall be made in the order and priority as set forth in subsections (a) through (c) below, subject to the other paragraphs of this Section 7.02:

(a) First, Distributions shall be made to the Class C Unitholders having any Unreturned Preferred Unit Amount, any Unpaid Yield or any Unsatisfied Class C Preference in an amount equal to the sum of their Unreturned Preferred Unit Amount, Unpaid Yield and the Unsatisfied Class C Preference determined immediately prior to such Distribution (in the proportions that each such Class C Unitholder’s Unreturned Preferred Unit Amount, Unpaid Yield and Unsatisfied Class C Preference determined immediately prior to such Distribution bears to the aggregate Unreturned Preferred Unit Amount, Unpaid Yield and Unsatisfied Class C Preference of all Class C Unitholders determined immediately prior to such Distribution) until Distributions have been made with respect to each such Class C Unitholder’s Preferred Units pursuant to this Section 7.02(a) in an amount equal to the sum of the total Unreturned Preferred Unit Amount, Unpaid Yield and Unsatisfied Class C Preference with respect to such Class C Unitholder’s Preferred Units determined immediately prior to such Distribution, and no Distribution or any portion thereof shall be made under any succeeding paragraph of this Section 7.02 until the entire amount of Unreturned Preferred Unit Amount, Unpaid Yield and Unsatisfied Class C Preference with respect to all Class C Units, determined immediately prior to the time Distributions under this Section 7.02(a) are to be made, has been distributed and paid in full; provided, however, that upon a mandatory conversion, as described in Section 7.01(d), Distributions shall be made under this Section 7.02(a) (in accordance with Sections 7.01(d) and 4.14) only to the holders of the converted Preferred Units and only in the amount of the Unpaid Yield with respect to each such Unitholder’s converted Preferred Units, and no Distributions shall be made with respect to the Unreturned Preferred Unit Amount and the Unsatisfied Class C Preference for any such converted Units;

(b) Second, Distributions shall be made to the Class A Unitholders and Class B Unitholders having any Unreturned Preferred Unit Amount or any Unpaid Yield, in an amount equal to the sum of their respective Unreturned Preferred Unit Amount plus Unpaid Yield determined immediately prior to such Distribution (in the proportions that each such Class A Unitholder’s and Class B Unitholder’s Unreturned Preferred Unit Amount plus Unpaid Yield determined immediately prior to such Distribution bears to the aggregate Unreturned Preferred Unit Amount plus Unpaid Yield of all Class A Unitholders and Class B Unitholders determined immediately prior to such Distribution) until Distributions have been made with respect to each such Class A Unitholder’s and Class B Unitholder’s Preferred Units pursuant to this Section 7.02(b) in an amount equal to the sum of the total Unreturned Preferred Unit Amount plus Unpaid Yield with respect to such Class A Unitholder’s and Class B Unitholder’s Preferred Units determined immediately prior to such Distribution, and no Distribution or any portion thereof shall be made under any succeeding paragraph of this Section 7.02(b) until the entire amount of Unreturned Preferred Unit Amount and Unpaid Yield with respect to all Class A Units and Class B Units, determined immediately prior to the time Distributions under this Section 7.02(b) are to be made, has been distributed and paid in full; provided, however, that upon a mandatory conversion, as described in Section 7.01(d), Distributions shall be made under this Section 7.02(b) (in accordance with Sections 7.01(d) and 4.14) only to the holders of the converted Preferred Units and only in the amount of the Unpaid Yield with respect to each such Unitholder’s converted Preferred Units, and no Distributions shall be made with respect to the Unreturned Preferred Unit Amount for any such converted Units; and

(c) Thereafter, any balance remaining shall be distributed to and among the Unitholders ratably based on (A) with respect to holders of Common Units, the number of Common Units then held by such holder and (B) with respect to holders of Preferred Units, the number of Common Units issuable to such holder upon the conversion of all Preferred Units held by such holder.

(d) Contingent Consideration. In the event of a Distribution resulting from a Company Sale which includes both Initial Consideration and Contingent Consideration, the definitive acquisition agreement relating thereto shall provide that (i) the Initial Consideration shall be distributed among the Members of the Company in accordance with this Section 7.02 as if the Initial Consideration were the only consideration payable in connection with such Company Sale and (ii) any Contingent Consideration shall be distributed among the Members of the Company in accordance with this Section 7.02 after taking into account the previous Distributions of the Initial Consideration as part of the same transaction and in accordance with the definition of Class C Preference.

(e) Company Sale where Members Receive Consideration. If, in connection with a Company Sale pursuant to subparagraphs (b) or (c) of the definition of Company Sale, the consideration in such Company Sale is paid directly to the Unitholders and not to the Company, then the definitive acquisition agreement relating to such Company Sale shall provide that the consideration shall be paid in the priorities and proportions in accordance with this Section 7.02 as if such consideration was paid directly by the Company and then distributed to the Unitholders.

(f) Escrow or Holdback Payments. With respect to any Company Sale or any Subsidiary Sale in which any portion of the consideration is subject to an escrow or holdback, the Unitholders shall only be required to participate in any such escrow or holdback to the extent that there is consideration payable to the Unitholders under Section 7.02 as follows:

(i) First, the Unitholders shall contribute their pro-rata portion of such escrow or holdback amount as determined by their relative portion of the transaction proceeds distributed pursuant to Section 7.02(c).

(ii) Second, if the amounts contributed pursuant to clause (i) are insufficient to fund the escrow or holdback, then the Unitholders shall contribute their pro-rata portion of such remaining escrow or holdback amount as determined by their relative portion of the proceeds distributed pursuant to Section 7.02(b); and

(iii) Finally, if the amounts contributed pursuant to clauses (i) and (ii) are insufficient to fund the escrow or holdback, the Unitholders shall contribute their pro-rata portion of such remaining escrow or holdback amount as determined by their relative portion of the proceeds distributed pursuant to Section 7.02(a).

(g) Class C Preference Holdback. For purposes of effecting the intent of the definition of Class C Preference, if the sum of a Present Distribution plus the amount of all prior Distributions exceeds $325,000,000 but is less than $350,000,000, then the amount of such excess attributable to the Present Distribution (the aggregate of any such amount or amounts the “Class C Preference Holdback Amount”) shall be deposited and held in escrow by an escrow agent selected by the Company, subject to the approval of (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Preferred Units and (ii) the Super Majority Class C Investors, whereby such escrow agent shall hold such Class C Preference Holdback Amount until the earlier to occur of (1) the date of the next Distribution in which the amount of the next Distribution plus all prior Distributions (including any prior Class C Preference Holdback Amounts and any Special Tax Distributions) exceeds $350,000,000, in which case such Class C Preference Holdback Amount shall be distributed to Unitholders (x) first, to the extent necessary to effect the intent set forth in the definition of Class C Preference such that the Class C Preference had been zero dollars ($0.00) and (y) any remainder shall be distributed to Unitholders in accordance with Section 7.02(c) and (2) five (5) years after the date of the last contribution to the Class C Preference Holdback Amount, in which case the Class C Preference Holdback Amount shall be distributed in accordance with Section 7.02(c). Notwithstanding the foregoing, to the extent a Special Tax Distribution is required pursuant to Section 7.01(b)(i), the Company in its discretion may instruct the escrow agent to make such distribution out of the Class C Preference Holdback Amount, which will reduce the amount of the Class C Preference Holdback Amount available for future distribution.

7.03 Set-Offs Against Loans.

The Board shall have the right to cause the Company to apply all or any portion of any amount of a Distribution otherwise distributable to a Unitholder against any sums then due and owing to the Company from such Unitholder. The portion of any such Distribution so applied as a set-off against amounts due and owing shall nevertheless be treated as a Distribution with respect to the Unitholder’s Interest for purposes of this Agreement, including, but not limited to, the determination of the Unitholder’s Capital Account balance and the amount of future allocations and Distributions to which the Unitholder is entitled.

7.04 Withdrawals from Capital Accounts.

Unitholders may not withdraw any amount from their Company Capital Accounts, except to the extent of Distributions made in accordance with this Agreement.

7.05 Compromise.

None of the Company, any creditor of the Company or any other Person shall have any claim against any Unitholder with respect to any Distribution made by the Company to such Unitholder, and any such claim that the Company, any creditor of the Company or any other Person might have for return of such Distribution shall be deemed to be “compromised” within the meaning of section 18-502(b) of the Act by the terms of this Section 7.05; provided, however, that the foregoing is not intended and shall not apply, as between and among the Company and the Unitholders, to Distributions made that are not in accordance with the provisions of this Agreement.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF UNITHOLDERS

8.01 Limitation of Liability.

Except as provided in this Agreement or in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder, Representative or officer of the Company shall be obligated personally for any such debt, obligation or liability solely by reason of being a Unitholder or acting as a Representative or officer of the Company. Except as otherwise provided in this Agreement, a Unitholder’s liability (in its capacity as such) for Company liabilities and Losses shall be limited to the Company’s assets; provided, however, that a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this

Agreement or the Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company.

8.02 Lack of Authority.

No Unitholder in its capacity as such (other than through its Representative, as a Representative) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company, and the Unitholders hereby consent to the exercise by the Board and the Representatives of the powers conferred on them by applicable law and this Agreement.

8.03 No Right of Partition.

No Unitholder shall have the right to seek or obtain partition by court decree or operation of any Company property, or the right to own or use particular or individual assets of the Company.

8.04 Members’ Right to Act.

For situations in which the approval of the Members (rather than the approval of the Board on behalf of the Members) is required, the Members shall act through meetings and written consents as described in Sections 8.04(a) and (b) below:

(a) For all purposes of this Agreement, the Act and all other applicable law, each Member holding Units shall have the number of votes on any matter to be voted on, or approved or disapproved, by the Members that corresponds with the number of such Member’s Units and relative voting rights per Class of Units in accordance with Section 4.01. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another individual or individuals to act for it by proxy. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 8.04(a). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two (2) or more individuals to act as proxies, unless that instrument shall provide to the contrary, a majority of such individuals present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one (1) be present, then such powers may be exercised by that one (1); or, if any even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Members permitted hereunder may be taken at a meeting called by (i) at least a majority of the Representatives or (ii) the Majority Class C Investors on at least five (5) days’ prior written notice to the Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. All meetings of the Members shall be presided over by the chairman or any other Representative selected by the Board who shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as it seems to him to be in order. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as actions taken at a meeting duly held after regular call and notice if, either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held, if any, sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members having not less than the minimum percentage of Company voting power or votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. A consent transmitted by electronic transmission by a member or a person or persons authorized to act for a member shall be deemed to be written and signed for purposes of this Section 8.04(b). Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof

ARTICLE IX

DISSOLUTION AND TERMINATION

9.01 Events Causing Dissolution.

This Company shall be dissolved by the first to occur of the following events (a “Dissolution Event”):

(a) The vote by (i) the Board, (ii) Members holding greater than sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units and Common Units issued upon conversion of Preferred Units, voting together as a single Class and (iii) the Super Majority Class C Investors to dissolve the Company; or

(b) The entry of a decree of judicial dissolution of the Company under section 18-802 of the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event. None of the other events set forth in section 18-801(b) of the Act shall cause the dissolution of the Company. Section 9.01(a) is expressly intended to override section 18-801(a)(3) of the Act.

9.02 Liquidation.

Upon the occurrence of a Dissolution Event, the Board shall act as liquidator or may appoint one (1) or more of the Representatives or the Members as liquidator, which such liquidator shall be subject to the Board’s direction and control. The liquidator shall proceed diligently to wind up the affairs of the Company, sell the assets of the Company or, as appropriate, cause any Subsidiary to sell its assets in accordance with Section 9.03, and make final Distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The liquidator shall undertake the following:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made, by a recognized national or regional firm of certified public accountants, of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) finally, all remaining assets of the Company shall be distributed among the holders of Units in accordance with the order and priority of Distributions set forth in Section 7.02, after giving effect to all contributions, prior Distributions and allocations for all periods (including allocations of gain, loss and other items, as well as any gross items as provided in the proviso in the definition of Losses and Profits) in connection with the winding up and liquidation of the Company, which shall be allocated as may be required in order for each Unitholder’s Capital Account balance, prior to the making of Liquidating Distributions of the Company, to correspond as nearly as possible with the amount of Distributions to be received by such Unitholder in connection with the winding up and liquidation of the Company and the Unitholder’s Interest therein). Distributions upon liquidation of the Company (or any Unitholder’s Interest in the Company) and related adjustments shall be made by the end of the taxable year of the liquidation (or, if later, within ninety (90) days after the date of such liquidation) or at such other time as may be permitted by the Regulations.

The distribution of cash and/or property to a Unitholder in accordance with the provisions of Section 9.02 and Section 9.03 constitutes a complete return to the Unitholder of its Capital Contributions and a complete Distribution to the Unitholder of its Interest in the Company and all the Company’s property and constitutes a compromise to which all Unitholders have consented within the meaning of the Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

9.03 Deferment; Distribution in Kind.

Notwithstanding the provisions of Section 9.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company, the liquidator determines that an immediate sale of part or all of the Company’s assets or the assets of any Subsidiary would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Unitholders, the liquidator may, in its sole discretion (or subject to the approval of the Board if the liquidator is not the Board), defer for a reasonable time the liquidation of any assets except those assets necessary to satisfy Company liabilities and reserves. Subject to the order of priorities set forth in Section 9.02, the liquidator may, in its sole discretion (or subject to the approval of the Board if the liquidator is not the Board), distribute to the Unitholders, in lieu of cash, either (i) all or any portion of such remaining Company assets (or assets of any Subsidiary) in kind in accordance with the provisions of Section 9.02(c), or (ii) as tenants in common and in accordance with the provisions of Section 9.02(c), undivided interests in all or any portion of such Company assets or assets of any Subsidiary, or (iii) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidator (subject to the approval of the Board if the liquidator is not the Board) deems reasonable and equitable and (y) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating gain or loss (if any), which shall be allocated in accordance with the provisions of Section 9.02(c) for allocations of gain or loss in connection with the winding up and liquidation of the Company. The liquidator shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in ARTICLE XIII.

9.04 Cancellation of Certificate.

On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 9.04.

9.05 Reasonable Time for Winding Up.

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 9.02 and 9.03 in order to minimize any losses otherwise attendant upon such winding up.

9.06 Return of Capital.

The liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).

ARTICLE X

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01 Books and Records.

The Company’s books and records and a copy of this Agreement shall be maintained at the principal office of the Company or the office of the Company’s law firm, accounting firm or at the office designated by the Board. The books and records of the Company shall, except as otherwise determined by the Board, after consultation with the Company’s accounting and tax advisors, reflect all Company transactions and shall be appropriate and adequate for the Company’s operations. All methods of accounting and treatment of particular transactions reflected on the Company’s books and records shall be in accordance with the methods of accounting employed for federal income tax purposes, and the Capital Accounts of the Unitholders and accounting for the Company’s income or loss for purposes of allocations to the Unitholders and maintenance of the Capital Accounts shall be made in accordance with the method of accounting provided under section 704(b) of the Code and the Regulations thereunder. The Company shall maintain such books and records as the Board may from time to time require.

10.02 Tax Returns.

The Tax Matters Partner or such other Person as the Board may authorize shall cause to be prepared and timely filed all necessary federal, state and local income tax returns for the Company and shall make on behalf of the Company, or cause the Company to make, the elections described in Section 10.03 of this Agreement. The Company shall deliver to each Unitholder, as soon as reasonably practicable following the end of a taxable year, but in any event prior to April 15 of the succeeding taxable year if possible using commercially reasonable efforts, a Schedule K-1 (Form 1065) or such other information with respect to the Unitholder’s share of the Company’s income or loss (including items thereof) as the Company may be required by applicable tax law to furnish to such Unitholder. In addition, the Company shall deliver to each Member such additional information as may be required or reasonably requested by the Member in order for the Member or any of its direct or indirect beneficial owners to file its tax returns reflecting the operations of the Company and its Subsidiaries. The Company shall bear the costs of the preparation and filing of its tax returns, reports and filings.

10.03 Tax Elections.

The taxable year of the Company shall be the Fiscal Year, unless the Board shall determine otherwise in its sole discretion and in compliance with applicable laws. The Board shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code. Each Unitholder shall upon request supply any information necessary to give proper effect to such election. None of the Company, the Tax Matters Partner and the Unitholders shall make any election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

10.04 Tax Controversies.

Prabhavathi Fernandes, Ph.D. is hereby designated as the Company’s initial “Tax Matters Partner”. The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and expenses reasonably incurred in connection therewith; provided, however, that the Board may remove any Tax Matters Partner at any time and appoint a replacement therefor that is permitted to serve in such capacity under the Code and Regulations. The Tax Matters Partner shall be such Member as (i) is permitted to serve in such capacity under the Code and Regulations, and (ii) the Board, from time to time, may determine. Each Unitholder agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partner shall keep all Unitholders fully informed of the progress of any examinations, audits or other proceedings in accordance with the requirements set forth under the Code and Regulations, and all Unitholders shall have the right to participate at their expense in any such examinations, audits or other proceedings. Notwithstanding the foregoing, the Tax Matters Partner shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Board.

ARTICLE XI

COMPANY OBLIGATIONS

11.01 Affirmative Obligations.

The Company hereby agrees, on behalf of itself and its Subsidiaries, as follows.

(a) Financial Statements and Information. The Company will keep books of account and prepare financial statements and will cause to be furnished to each Preferred Unitholder the following reports (all of the foregoing and following to be kept and prepared in accordance with GAAP applied on a consistent basis throughout the periods covered therein), provided, however, that the Company shall not be obligated pursuant to this Section 11.01(a) to provide financial information to any Person whom the Company reasonably believes is a competitor of the Company.

(i) As soon as practicable, but in any event within forty-five (45) days after the end of each Fiscal Year of the Company, the Company will furnish to each Major Investor (as defined below) preliminary unaudited balance sheets of the Company and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Year, and preliminary unaudited statements of income and losses, members’ equity and cash flows of the Company for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, if any, all in reasonable detail.

(ii) As soon as practicable, but in any event within one hundred eighty (180) days after the end of each Fiscal Year of the Company, the Company will furnish to each Major Investor (A) audited balance sheets of the Company and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Year, and audited statements of income and losses, members’ equity and cash flows of the Company and its Subsidiaries, on a consolidated basis, for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, if any, all in reasonable detail and accompanied by a report and opinion thereon by independent auditors selected by the Board (and reasonably acceptable to the Majority Class C Investors) and (B) a copy of such auditors’ management letter prepared in connection therewith, if any, (as soon as such management letter is available, which may be greater than the aforesaid one hundred eighty (180)-day period).

(iii) As soon as practicable after the end of each quarter of the Fiscal Year, but in any event within thirty (30) days after the end of each such quarter, the Company will furnish to each Major Investor the unaudited balance sheets of the Company and its Subsidiaries, on a consolidated basis, if any, as of the end of such quarter, and its unaudited statements of income and losses, members’ equity and cash flows for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail, and except that such financial statements may not contain notes and will be subject to year-end adjustment.

(iv) As soon as practicable after the end of each month, but in any event within thirty (30) days thereafter, the Company will furnish to each Major Investor the unaudited balance sheet of the Company and its Subsidiaries, on a consolidated basis, if any, as of the end of such month and its unaudited statement of income and losses, members’ equity and cash flows for such month, indicating actual results versus the plan for such month, setting forth in each case in comparative form the figures for (A) the corresponding period of the preceding Fiscal Year and (B) the budget then in effect, except that such financial statements may not contain notes and will be subject to year-end adjustment.

(v) As soon as available, the Company will furnish to each Preferred Unitholder a copy of each (A) financial statement, report, notice, or proxy statement sent by the Company to its Unitholders and (B) regular, periodic, or special report, registration statement, prospectus or other document filed by the Company with any securities exchange, state securities regulator, or the SEC.

(vi) So long as a Preferred Unitholder shall own not less than three percent (3%) of the outstanding Registrable Securities (assuming conversion of the Preferred Units as adjusted for Unit splits, Unit dividends, combinations and other reclassifications) (a “Major Investor”), as soon as practicable after the adoption thereof, but in any event not less than thirty (30) days prior to the beginning of each Fiscal Year, the Company will furnish to each Major Investor an annual operating plan and budget for the Company and each Subsidiary for each Fiscal Year (such operating plan and budget to be presented on a month-by-month basis, with reasonable and customary disclosures and such other details as the Board may require), such plan to be adopted by the Board prior to the beginning of such Fiscal Year and, as soon as practicable after the adoption thereof, copies of any revisions to such annual operating plan and budget.

(vii) The Company shall promptly furnish such other information relating to the financial condition, business, prospects or corporate affairs of the Company as reasonably requested by any Major Investor or Assignee thereof from time to time.

(viii) Notwithstanding the rights set forth in section 18-305 of the Act, Unitholders shall only be entitled to the information and inspection rights set forth in this Section 11.01; provided, however, that upon written request of any Unitholder, the Company shall provide, within a reasonable time period but subject to availability, to such Unitholder the information set forth in Section 11.01(a)(ii) and the information set forth in section 18-305(a)(4) of the Act.

(ix) To extent the Company has rights pursuant to agreements with any third party manufacturing products for or on behalf of the Company or any Company Subsidiary to perform periodic audits or reviews of the manufacturing operations conducted by, and facilities of, such third party manufacturing products for or on behalf of the Company or any Company Subsidiary, the Company shall use commercially reasonable efforts to perform or cause a Company Subsidiary to perform such periodic audits or review as so permitted by the applicable agreement. As soon as practicable, but in any event not less than ninety (90) days after the end of each Fiscal Year, the Company will furnish to the Board a written report, in reasonable and customary detail, summarizing the results of such audits or reviews.

(b) Inspection. The Company shall permit each Major Investor and its transferee(s) (provided such Transfer is effected in compliance with Section 4.04 hereof), its attorney or its other representative to visit and inspect the Company’s and its Subsidiaries’ properties, to examine the Company’s and its Subsidiaries’ books of account and other records, to make copies or extracts therefrom and to discuss the Company’s and its Subsidiaries’ affairs, finances and accounts with its officers, management, employees and independent auditors all at such reasonable times and as often as such Major Investor or transferee may reasonably request; provided, however, that the Company and its Subsidiaries shall not be obligated pursuant to this Section 11.01(b) to provide trade secrets or confidential information or to provide information to any Person whom the Company reasonably believes is a competitor of the Company.

(c) Payment of Taxes. The Company and its Subsidiaries shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any properties of the Company or a Subsidiary, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books sufficient reserves, if any, with respect thereto.

(d) Maintenance of Insurance. The Company shall maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

(e) Intellectual Property. The Company shall secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or used by it to the extent necessary to the conduct of its business or the business of any Subsidiary.

(f) Compliance with Laws. The Company shall comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Entity, noncompliance with which could materially adversely affect the Company’s or any Subsidiary’s business or condition, financial or otherwise.

(g) Records and Books of Account. The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and any

Subsidiary, and in which, for each Fiscal Year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(h) Maintenance of Properties. The Company shall maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

(i) ERISA Regulatory Compliance. The Company shall comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans, or employee contribution plans that are subject to ERISA or to the Code and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan; provided, however, that neither the Company nor any Subsidiary will permit any event or condition to exist that would permit any such plan to be terminated under circumstances that would cause any material lien provided for in section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

(j) FDA Regulatory Compliance. The Company shall maintain, and cause each Subsidiary to maintain, such permits, licenses, franchises, authorizations and clearances (“Permits”) of Governmental Entities, including FDA and/or any committee thereof, as are necessary to own, lease and operate its properties and to conduct its business as now conducted and as currently proposed to be conducted; the Company shall fulfill and perform, and cause each Subsidiary to fulfill and perform, all such material obligations with respect to the Permits, and the Company shall cause each Subsidiary to conduct or sponsor feasibility, pre-clinical, clinical and other studies and tests in accordance with standard medical and scientific research procedures.

(k) Key-Person Life Insurance. The Company shall cause its Subsidiaries to obtain within ninety (90) days of the request of the Majority Class C Investors, and at all times thereafter maintain in full force and effect, a policy or policies of “key-person” life insurance on the lives of up to two (2) employees or consultants of the Company Subsidiaries designated by such Majority Class C Investors (initially Prabhavathi Fernandes) with maximum coverage of up to $1,000,000 per life, the proceeds of which shall be payable to the Company.

(l) Nondisclosure and Inventions Agreements. The Company shall cause each of its Subsidiaries to require each officer, employee and consultant of the Subsidiary to enter into the Subsidiary’s standard Nondisclosure and Assignment of Inventions Agreement, in form and substance reasonably satisfactory to the Majority Class C Investors, prior to the commencement of such officer’s, employee’s or consultant’s employment or consulting relationship with the Subsidiary, as applicable.

(m) Observation Rights. In addition to the observer rights granted pursuant to Section 3.03(c), each Preferred Unitholder that, together with its Affiliates, owns at least ten percent (10%) of the Preferred Units (or Common Units issued upon conversion of the Preferred Units) and does not otherwise have the right to designate a Representative to serve on the Board shall have the right to appoint a nonvoting observer to the Board. In addition, Blackboard, for so long as Blackboard, together with its Affiliates, owns any Preferred Units (or Common Units issued upon conversion of the Preferred Units) and Devon Park, for so long as Devon Park, together with its Affiliates, owns any Preferred Units (or Common Units issued upon conversion of the Preferred Units) shall have the right to appoint a nonvoting observer to the Board. Such observer shall have the right to receive notice of all meetings of the Board and to attend any such meetings in a non-voting capacity. Each observer so appointed as provided above shall sign a confidentiality agreement reasonably acceptable to the Board prior to his or her first attendance to his or her first meeting of the Board. Notwithstanding anything contained herein to the contrary, no observer shall be permitted to attend any meeting of any committee of the Board without the consent of at least a majority of the members of such committee (including a majority of the Investor Representatives). The Board, or the members of any committee thereof, as applicable, shall have the right to prevent access by any or all observers to any meeting of the Board, or committee thereof, respectively, or any portion thereof, if a majority of the Representatives present at such meeting (including a majority of the Investor Representatives) deem, in their reasonable discretion, such action necessary to protect the confidential information of the Company.

(n) Committees of the Board. A four (4) member Compensation Committee of the Board (the “Compensation Committee”) and a four (4) member Audit Committee (the “Audit Committee”) of the Board, and the Board of each Subsidiary, shall be maintained at all times after the date hereof, the membership of such committees to be agreed to by the Board. The Compensation Committee will, among other things, be responsible for and have discretion concerning all compensation decisions and decisions concerning the issuance of equity options or other equity awards of the Company and its Subsidiaries, including the vesting of equity options or other equity awards. At all times, one (1) Representative appointed to the Board by each of Morris, Intersouth, Aisling and Quaker, shall be entitled to be a member of each of the Audit Committee and Compensation Committee and each other committee of the Board hereinafter created.

(o) Directors and Officers Insurance; Indemnification. The Company shall at all times maintain in full force and effect, directors and officers insurance providing for coverage of not less than $2,000,000 per Representative per occurrence. This Agreement as may be amended from time to time, shall at all times provide (i) for elimination of the liability of Representatives and officers to the maximum extent permitted by law, and (ii) for indemnification of Representatives and officers for acts on behalf of the Company and any Subsidiary to the maximum extent permitted by law.

(p) Unit Vesting. All Units and Unit equivalents issued to officers, employees, Representatives, consultants and other service providers after the date hereof will be subject to vesting as determined by the Compensation Committee, with all such equity options and other equity awards approved by the Compensation Committee for officers and employees expected to vest, except with the written consent of a majority of the Board (including any Class C Investor Representatives), over a period of no less than four (4) years, with no less than twenty-five percent (25%) of each equity option or other equity award vesting only after a period of twelve (12) months from the date of grant or the date the recipient was hired and the balance vesting monthly in equal amounts of one-thirty-sixth (1/36) over the remaining thirty-six (36)-month period. If options are exercised prior to vesting, terms of any repurchase option upon termination of employment or service of the Unitholder will also be determined by the Compensation Committee.

(q) Market Stand Off Agreements. So long as any Holder is subject to a Market Stand Off Agreement pursuant to Section 12.13, the Company will require all future purchasers of Units prior to the initial public offering of the Company’s securities to execute a Market Stand Off Agreement in which the holders agree not to sell or otherwise transfer any securities of the Company during a period of up to one hundred eighty (180) days following the effective date of the initial Registration Statement.

(r) Material Change; Litigation. The Company shall promptly notify the Holders and all observers to the Company’s Board appointed by any of the Holders of: (i) any litigation, administrative or other similar proceeding commenced or, to its knowledge, threatened against the Company or any Subsidiary that is reasonably likely to result in a material adverse change; (ii) any notice of investigation or request for information from any federal, state or local Governmental Entity or agency which could reasonably be expected to be material to the Company or any Subsidiary; and (iii) any notice received by the Company or any Subsidiary from any financial institution, lender or other third party relating to any possible or actual breach or default by the Company or any Subsidiary with respect to any obligation arising under any loan agreement or guaranty, or any other arrangement or agreement the breach of or default in respect of which could be material to the Company or any Subsidiary.

(s) Preservation of Limited Liability Company Existence. The Company will preserve and maintain, and, unless the Company reasonably deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its limited liability company or corporate existence, rights, franchises and privileges in the jurisdictions of its formation or incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign limited liability company or corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except when the failure to be so qualified would not have a material adverse effect on the Company or its Subsidiaries.

(t) Reservation of Common Units. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Units, all Common Units issuable upon such conversion.

(u) Business of the Company. For so long as any of the Holders own any Preferred Units or any securities issued upon conversion thereof, without the written consent of (i) the holders of at least sixty-six and two-thirds (66 2/3%) of the Preferred Units then-outstanding, voting together as a single Class, and (ii) the Super Majority Class C Investors, the business currently being conducted, and contemplated to be conducted, by the Company, including any expansion of the existing business, shall be conducted only through the Company, through wholly-owned or majority-owned Subsidiaries of the Company or through joint ventures approved by the Board (subject to any applicable consents of the Holders required under this Agreement).

11.02 Negative Obligations.

Without limiting any other provision hereof, the Company agrees that it will, and will cause each Subsidiary (to the extent applicable thereto) of the Company, if and when such Subsidiary exists, to do the following.

(a) Guaranties; Investments; Advances or Loans. Except for ordinary course travel advances made to employees or consultants, the Company and its Subsidiaries shall not guarantee, create any Subsidiaries, or purchase or otherwise acquire, or invest in the securities of, or make or suffer to exist any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment in, any Person, other than as approved by the Board, including each of the Investor Representatives.

(b) Distributions and Redemptions. Except as otherwise permitted in this Agreement, the Company and its Subsidiaries shall not (i) declare or make any Distributions of its cash, Units, property, or assets or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Units or capital stock or securities of any Affiliate or any Subsidiary of the Company, or any securities convertible or exchangeable into Units or capital stock or securities of any Affiliate or any Subsidiary of the Company or otherwise make any Distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any securities of the Company or any Subsidiary thereof or of any warrant, option or other right to acquire such securities, or (ii) pay any professional consulting or management fees or any other payments to any Unitholders of the Company, in each case other than as approved by the Board, including each of the Investor Representatives.

(c) Related Party Transactions. The Company and its Subsidiaries shall not enter into any transaction or transactions with any Representative, officer or Unitholder of the Company, or any Affiliate or relative of the foregoing, other than normal payments of wages, benefits and travel expenses or advances, except upon terms that, as determined by written consent of each of the Lead Investors, are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm’s-length transaction with a Person not a Representative, officer, Unitholder or Affiliate of the Company, it Subsidiaries or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business. Without limiting the foregoing, no family member, or spouse thereof, of a Unitholder or officer of the Company can work for the Company (other than an internship lasting not longer than four (4) months and in exchange for wages consistent with market rates for such positions) without prior approval of each of the Investor Representatives.

(d) Exempt Offering. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of an exemption under the 1933 Act, with respect to the original issuance of the Registrable Securities.

11.03 Expiration of Obligations.

The agreements set forth in this ARTICLE XI shall expire and be of no further force or effect upon the effectiveness of a Qualified Public Offering (except Section 11.01(a) which shall survive and remain effective after the Qualified Public Offering; provided, that the one hundred eighty (180)-day period referenced in Section 11.01(a)(ii) shall thereafter be reduced to ninety (90) days). After such time, the Preferred Unitholders shall be entitled to receive such annual and quarterly reports as the Company shall distribute to its Unitholders generally.

ARTICLE XII

REGISTRATION RIGHTS

12.01 Registration Rights.

The Company hereby grants to each of the Holders the registration rights set forth in this ARTICLE XII with respect to the Registrable Securities (as defined below) owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company and the Holders with respect to registration rights for the Company’s securities.

12.02 Demand Registration.

(a) Demand for Registration. Beginning upon the earlier of (i) May 13, 2013, and (ii) the date six (6) months after the effective date of the initial public offering of the Company’s securities, if the Company shall receive from the Initiating Holders a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities (other than a registration on Form S-3 or any related form of Registration Statement, such a request being provided for under Section 12.09 hereof) with an anticipated aggregate offering price of at least $1,500,000, the Company will:

(i) promptly (but in any event within ten (10) days) give written notice of the proposed registration to all other Holders; and

(ii) use its best efforts to effect such registration as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’

Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such demand as are specified in a written demand received by the Company within fifteen (15) days after such written notice is given, provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 12.02:

(A) after the Company has effected two (2) such registrations pursuant to this Section 12.02;

(B) if the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its Unitholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period or periods of not more than ninety (90) days within which to file such Registration Statement; provided, however, that the Company shall not use this right to delay the filing more than once nor for any period greater than ninety (90) days in the aggregate in any twelve (12) consecutive-month period; or

(C) if prior to the initial public offering of the Company’s securities, such registration shall not have been requested by Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 12.02, and the Company shall include such information in the written notice referred to in Section 12.02(a)(i). The managing underwriter shall be mutually agreed upon by the Initiating Holders and the Board. In such event, the right of any Holder to registration pursuant to this Section 12.02 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The Company shall, together with the Holders of Registrable Securities proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters mutually agreed upon by the Company and at least a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 12.02, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per-Unit offering price) require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Units of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

No securities other than Registrable Securities shall be included among the securities covered by such registration without the prior written consent of Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities requested to be included in the offering.

If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company (based on the Board’s determination) may include securities for its own account (or for the account of other Unitholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited. A Demand Registration under this Section 12.02 shall not be deemed to have occurred nor be considered a Demand Registration for purposes of the limit on Demand Registrations that may be requested pursuant to Section 12.02(a) above, if the number of Registrable Securities included in a registration is reduced in accordance with this Section 12.02(b) such that less than fifty percent (50%) of the Registrable Securities sought to be included in such registration are included.

12.03 Piggyback Registration.

(a) Company Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction or a registration pursuant to Sections 12.02 or 12.09 hereof, the Company will:

(i) promptly (but in any event within ten (10) days) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 12.03(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 12.03(a)(i). In such event the right of any Holder to registration pursuant to this Section 12.03 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 12.03, if the underwriter determines in writing that the inclusion of all Registrable Securities which the Holders have requested be included would materially jeopardize the success of the offering, the Company may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this Section 12.03. The Company shall so advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of Units of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: (i) first, securities, other than Registrable Securities and other securities that have contractual rights with respect to registration similar to those provided for in this Section 12.03, requested to be included in such registration by Unitholders shall be excluded, (ii) second, if a limitation on the number of securities still is required, securities other than Registrable Securities that have contractual rights with respect to registration shall be excluded, and (iii) third, if a limitation on the number of securities is still required, the number of Registrable Securities that may be included shall be allocated among the Holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities held by each such Holder at the time of filing the Registration Statement. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Except as specifically set forth herein, nothing in this Section 12.03(b) is intended to diminish the number of securities to be included by the Company in the underwriting.

If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration, and the Company shall bear all of the expenses incurred in connection with such registration as provided in Section 12.04 below.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 12.03 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such registration initiated under this Section 12.03 as provided in Section 12.04. Registrations effected pursuant to this Section 12.03 shall not be counted as Demand Registrations effected pursuant to Section 12.02.

12.04 Expenses of Registration.

All expenses incurred by the Company in performing or complying with its obligations under this Agreement in connection with the registration of Registrable Securities under Sections 12.02, 12.03 or 12.09, including all registration and filing fees, including fees with respect to filings required to be made with the SEC or the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters and counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel of the Company and of all independent public accountants of the Company (including the expenses of any special audit and “comfort” letters required by or incident to such performance), reasonable fees and disbursements of one (1) counsel for the selling Holders, underwriters fees (excluding underwriter discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which shall be paid by the selling Holders on a pro rata basis based on the number of Registrable Securities being sold by them), securities acts liability insurance (to the extent then available on reasonable commercial terms), and fees and expenses of other Persons retained by the Company (including all salaries and expenses of its officers and employees or any Subsidiaries’ officers or employees used by the Company) will be borne by the Company whether or not any of the Registration Statements become effective. Notwithstanding anything to the contrary above, the Company shall not be required to pay for any expenses of any registration proceeding under Section 12.02 if the registration request is subsequently withdrawn at the request of the Initiating Holder of the Registrable Securities to have been registered, in which event either such registration shall count as a Demand Registration pursuant to Section 12.02, and the Company shall bear all of the expenses incurred in connection with such registration, or at the election of the Holders of at least a majority of the Registrable Securities to have been registered, such registration shall not count as a Demand Registration and the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 12.02 and provided, further, that the Company shall not be required to pay for any expenses of any registration pursuant to Section 12.09 if the Company has effected two (2) registrations pursuant to Section 12.09 in the preceding twelve (12) months and paid the expenses thereof, in which event the Holders of Registrable Securities to be registered shall bear all such expenses pro rata on the basis of Registrable Securities to be registered.

12.05 Obligations of the Company.

Whenever required under Sections 12.02, 12.03 or 12.09 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (or within ninety (90) days with respect to subsection (a)):

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of one hundred twenty (120) days or until the Holder or Holders have completed the distribution relating thereto; provided, however, that (i) such one hundred twenty (120)-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Units (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120)-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in subsection (a) above;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) concurrently with the effectiveness of the Registration Statement, qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement subject to the limitations in Sections 12.02 and 12.03;

(f) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to each Holder a reasonable number of copies of a supplement to or amendment of such prospectus so that, as thereafter delivered to the purchasers of such

Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) use its best efforts to list the Registrable Securities covered by such Registration Statement on a national securities exchange or trading system and on any securities exchange on which the Common Units are then listed;

(h) cause all such Registrable Securities to be listed on each securities exchange or reported on each consolidated reporting system on which similar securities issued by the Company are then listed or reported, as the case may be; provided, however, that if the registration constitutes an initial public offering of the Common Units, then the Company shall cause such Registrable Securities to be listed on such securities exchange or reported on such consolidated reporting systems as shall be agreed upon by the Company and a representative designated by at least a majority in interest of the Holders participating in such registration (the “Holder Representative”);

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(j) furnish, at the request of any Holder or Holders requesting registration of Registrable Securities pursuant to Sections 12.02, 12.03, and 12.09 hereof, on the date that such Registrable Securities are delivered to the underwriters for the sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement (or any amendment or supplement thereto) with respect to such Registrable Securities becomes effective, (x) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder requesting such opinion may reasonably request, in customary form and covering such matters of the kind customarily covered by such legal opinions, and (y) a comfort letter or comfort letters dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the 1933 Act, in customary form and covering such matters of the kind customarily covered by such comfort letter(s). Such comfort letter(s) from the independent certified public accountants shall additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as the Holder requesting such letter may reasonably request, provided such matters are of a nature that accountants are normally required to opine upon in connection with such registration and which shall be necessary to effectuate such registration or offering;

(k) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of section 11(a) of the 1933 Act and Rule 158 (or any successor provision) thereunder;

(l) allow the Holder Representative to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto and make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant, advisors or other agent retained by such Holder or underwriter, all financial and other records, pertinent limited liability company or corporate documents and properties of the Company and its Subsidiaries, as such parties may reasonably request, and cause the Company’s and its Subsidiaries’ officers, directors and employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant, advisor or agent in connection with such Registration Statement;

(m) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities; and

(n) permit one (1) representative of the Holders participating in the registration to participate in good faith in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included.

12.06 Indemnification.

(a) The Company will indemnify and hold harmless each Holder participating in the registration, its directors, stockholders, officers, partners, advisers, employees, affiliates, members, attorneys and agents and each underwriter involved in such registration and each other Person, if any, who controls each selling Holder or underwriter within the meaning of the 1933 Act or the 1934 Act from and against any losses, judgments, claims, damages, liabilities, (or actions in respect thereof) whether joint or several, to which each selling Holder or its officers, directors, stockholders, advisers, employees, affiliates, members, attorneys, agents or partners or underwriter or controlling Person may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon the untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the 1933 Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, and will reimburse such selling Holder, its officers, directors, stockholders, advisers, employees, affiliates, members, attorneys, agents and partners and such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by any of them as they are incurred in connection with investigating or defending any such loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable to a selling Holder or its officers, directors, stockholders, advisers, employees, affiliates, members, attorneys, agents or partners, or controlling Persons in any such case to the extent that any such loss, judgment, claim, damage, liability (or action in respect thereof) arises out of or is based upon any untrue statement of material fact or omission to state a material fact required to be stated therein made in such Registration Statement, preliminary prospectus, final prospectus or summary prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company in an instrument duly executed by such Holder and stated to be specifically for use therein.

(b) If Registrable Securities held by or issuable to a Holder are included in such registration, qualification or compliance pursuant to this ARTICLE XII, such Holder does hereby undertake to indemnify and hold harmless the Company, each of its Representatives and officers, and each Person controlling the Company, each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities covered by such a Registration Statement, and each other

Holder, each of such other Holder’s officers, directors, managers, partners, members and agents and each Person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder and each such director, officer, manager, partner, member, agent and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each Holder hereunder shall be several and not joint, and limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 12.06(b).

(c) Each party entitled to indemnification under this Section 12.06 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party’s expense. If representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding or if the Indemnifying Party shall fail, within a reasonable time after notice of the claim, to have given written notice of its intention to assume such defense and to have employed counsel approved by the Indemnified Party to assume the defense of such claim or litigation, or if the Indemnifying Party fails timely and actively to assume or to continue to assume the defense of such claim, then the Indemnifying Party shall not have the right to direct the defense of such claim or litigation on behalf of the Indemnified Party, and the Indemnified Party shall have the right to employ one (1) separate counsel at the Indemnifying Party’s expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this ARTICLE XII, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include, as an unconditional term, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such third party claim or litigation. In no event shall an Indemnified Party consent to any entry of any judgment in a third-party claim or litigation, or settle a third-party claim or litigation without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless the Indemnifying Party fails to timely give notice of its intention to assume defense or timely and actively to assume and continue such defense.

(d) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 12.06 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 12.06 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such Holder or any such Controlling person in circumstances for which indemnification is provided under this Section 12.06; then, and in each such case, the Company and such Holder will contribute to the amount paid or payable by such Indemnifying Party as a result of such aggregate claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such aggregate claims, losses, damages or liabilities, as well as any other relevant equitable considerations, including the relative benefits received from the offering. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. Notwithstanding any of the foregoing, in any case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering and (B) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) will be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

(e) The indemnities provided in this Section 12.06 shall survive the transfer of any Registrable Securities by such Holder.

12.07 Information by Holder.

The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this ARTICLE XII.

12.08 Transfer and Assignment of Rights.

The rights contained in this ARTICLE XII may be Transferred in whole or in part together with a Transfer or assignment of Preferred Units or Registrable Securities, and the transferee of such Preferred Units or Registrable Securities shall be considered a “Holder” for purposes of this Agreement; provided, however, that in order to effect such a Transfer of rights (i) the transferee must be recipient of at least (0.5%) of the total number of the Preferred Units or Registrable Securities held by all Holders, and (ii) the transferee must agree to be bound by the obligations of this Agreement. Any such transferee may again Transfer such rights in accordance with the terms of this Agreement.

12.09 Form S-3.

(a) The Company shall use its best efforts to qualify for registration on SEC Form S-3 (or any future form that is substantially equivalent to the current Form S-3) as soon as it is eligible. After the Company has qualified for the use of Form S–3, the Holders of at least twenty percent (20%) of the then-outstanding Registrable Securities shall have the right to request registrations on Form S-3 thereafter under this Section 12.09. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 12.09 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect as soon as practicable, and in any event within ninety (90)

days, the registration of all Registrable Securities on Form S–3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000. All expenses incurred in connection with a registration requested pursuant to this Section 12.09, including all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company in accordance with Section 12.04. Registrations effected pursuant to this Section 12.09 shall not be counted as registrations or demands for registration effected pursuant to Sections 12.02 and 12.03. Notwithstanding the foregoing, nothing herein shall restrict, prohibit or limit in any way a Holder’s ability to exercise its registration rights under Sections 12.02 or 12.03 hereof. The Company may delay registration pursuant to this Section 12.09 to the extent of the provisions of Section 12.02(a)(ii)(B) (which shall be deemed to apply to the obligations under this Section 12.09 with equal force).

(b) If the Holders requesting registration on Form S-3 pursuant to this Section 12.09 so request, the Registrable Securities covered by such Form S-3 shall be distributed by means of an underwriting upon the same terms and conditions as an underwritten distribution pursuant to Section 12.02(b) hereof.

12.10 Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration of securities as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE XII.

12.11 Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Majority Class C Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) require the Company to effect a registration, or (b) include any securities in any registration filed under Section 12.02, 12.03, and 12.09 hereof.

12.12 Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its diligent efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under sections 13 or 15(d) of the 1934 Act;

(b) take such action, including the voluntary registration of its Common Units under section 12 of the 1934 Act, as is necessary to enable the Preferred Unitholders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the

Fiscal Year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(d) furnish to any Preferred Unitholder, so long as the Preferred Unitholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Preferred Unitholder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

12.13 Market Stand Off Agreement.

Each Holder hereby agrees that during a period, not to exceed one hundred eighty (180) days, following the effective date of the initial, effective Registration Statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, Transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise Transfer or dispose of (other than to donees who agree to be similarly bound) any Common Units held by it at any time during such period except Common Units included in such registration, and each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters that are consistent with this Section 12.13 or that are necessary to give further effect thereto; provided that all One Percent Unitholders and all officers and Representatives of the Company also enter into similar agreements (each such agreement, a “Market Stand Off Agreement”). Any such agreement shall be in a form satisfactory to the Holders of at least a majority of the Registrable Securities. Neither the Company nor the underwriter shall amend, terminate or waive any such agreement unless each Market Stand Off Agreement with each Holder is also amended or waived in a similar manner or terminated, as the case may be. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the securities held by each Holder (and the Units or securities of every other Person subject to the foregoing restriction) until the end of such period.

12.14 Termination of Rights.

The rights of any particular Holder under this ARTICLE XII shall terminate as to any Holder on the date that is seven (7) years after the closing of a Qualified Public Offering.

ARTICLE XIII

VALUATION

13.01 Determination.

The Fair Market Value of the assets of the Company or of any Units or other Interest in the Company will be determined by the Board (or, if pursuant to Section 9.03, the liquidator) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent, subject to the written approval of the Majority Class C Investors.

13.02 Determination of Fair Market Value.

“Fair Market Value” (i) of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arm’s-length transaction with a third party that is not an Affiliate of the Company consummated on the date immediately preceding the date of the notice which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes and transaction costs payable in connection with such sale); (ii) of the Company will mean the amount that the Company would receive in an all-cash sale of all of its assets and businesses as a going concern in an arm’s-length transaction with a third party that is not an Affiliate of the Company consummated on the date immediately preceding the date on which the event occurred that necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the Company other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be deemed received by the Company, and after giving effect to any other transaction costs payable in connection with such sales); and (iii) of a Unit or any Interest (or any portion thereof) in the Company shall be as set forth in the last paragraph of this Section 13.02. In the event the Board (or, if pursuant to Section 9.03, the liquidator) and the Majority Class C Investors cannot agree upon the applicable Fair Market Value within thirty (30) days after the date upon which an option or obligation to purchase under this Agreement arises, then the Fair Market Value shall be determined by an appraiser agreed upon by the Board (or, if pursuant to Section 9.03, the liquidator) and the Majority Class C Investors. If the Board (or, if pursuant to Section 9.03, the liquidator) and the Majority Class C Investors cannot agree upon an appraiser, then the Board (or, if pursuant to Section 9.03, the liquidator) shall select one (1) appraiser and the Majority Class C Investors shall select one (1) appraiser, and those two (2) appraisers shall agree on a third (3rd) appraiser who will perform the work. The appraiser used to determine the Fair Market Value of the assets of the Company or of an Interest or Unit is referred to herein as the “Arbiter”. The Arbiter shall determine the Fair Market Value and deliver its opinion to the Board. Such determination by the Arbiter shall be final, binding and conclusive on the parties and their permitted assigns absent manifest error. The terms of engagement of the Arbiter shall require the Arbiter to deliver such written opinion to the Board within forty-five (45) days following submission of such value determination to the Arbiter. The expenses of the Arbiter shall be paid by the Company unless the Fair Market Value determined by the Board shall be equal to or greater than that determined by the Arbiter, in which case the Majority Class C Investors shall pay one-half of such expenses.

After a determination of the Fair Market Value of the Company is made as provided above, the “Fair Market Value” of an Interest or Unit will be determined by making a calculation reflecting the cash Distributions that would be made to the Unitholders in accordance with this Agreement if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders and others in accordance with the terms of this Agreement pursuant to Section 9.02. Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Interest being transferred in exchange therefor will be transferred free and clear of all liens, mortgages, pledges, security interests or other encumbrances.

ARTICLE XIV

MISCELLANEOUS

14.01 Amendments.

(a) The Representatives holding at least a majority of the votes of the members of the Board (pursuant to the powers of attorney from the Unitholders as provided in Section 14.02), without the written consent of any Unitholder except as required by Section 3.06, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required or appropriate in connection therewith, to reflect:

(i) a change in the name of the Company or the location of the principal place of business, principal office or registered office of the Company;

(ii) admission, substitution, removal or withdrawal of Members or Assignees in accordance with this Agreement;

(iii) a change that does not adversely affect any Unitholder in any material respect in its capacity as an owner of Units and is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute;

(iv) a change that does not adversely affect any Unitholder in any material respect in its capacity as an owner of Units and cures any ambiguity; or

(v) a change to any schedule permitted under this Agreement.

(b) Subject to Section 3.07, in all other cases, this Agreement may be amended or modified upon the written consent of the Board and the written consent or approval of Members holding (i) greater than fifty percent (50%) of all outstanding Common Units and Preferred Units, voting together as a single Class on an as-converted into Common Unit basis, (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units and (iii) the Majority Class C Investors; provided, however, that any provision requiring the vote, consent or approval of the “Super Majority Class C Investors” shall not be amended or modified without the prior written consent of the Super Majority Class C Investors; provided, further, that Section 3.03 shall not be amended to waive or eliminate any right of a Common Unitholder, Preferred Unitholder or Common Founder to designate a Representative of the Board or to appoint a non-voting observer to the Board without the written consent of such Common Unitholder, Preferred Unitholder or Common Founder; and, provided, further, that this Agreement may not be amended without the written consent of each Unitholder adversely affected if such amendment would (x) require additional Capital Contributions by such Unitholder, (y) render such Unitholder personally or individually liable for debts or obligations of the Company in excess of such Unitholder’s liability without the amendment, or (z) decrease the Unitholder’s priority of or proportionate share of Distributions from the Company or allocations or priority of allocations of the Company’s Profits or gains in a manner adversely different to holders of the same Class of Units. Notwithstanding the foregoing proviso, however, upon another Unitholder’s making of additional Capital Contributions pursuant to the terms of this Agreement (including pursuant to the terms of an amendment to this Agreement adopted in accordance with this Section 14.01(b)), proportionate rights with respect to allocations and Distributions and the priority thereof of any Unitholder that does not make a proportionate additional Capital Contribution may be decreased by a proportionate amount as a result and pursuant to the terms of such Additional Capital Contribution. Notwithstanding anything to the contrary contained in this Section 14.01(b), the provisions of Section 3.03 regarding the designation of Representatives shall not be amended or modified without the written consent of the Unitholder entitled to designate such Representative in accordance with this Section 3.03.

14.02 Power of Attorney.

(a) Each Unitholder does hereby make, constitute and appoint each Representative and the liquidator, and any successor thereto, with full power of substitution, as its true and lawful attorney with respect to affairs of the Company, for it and in its name, place and stead and for its own use and benefit to:

(i) execute, swear to, acknowledge, deliver, file and record on its behalf in the appropriate public offices and publish (A) the Certificate; (B) all instruments that the Board deems appropriate to reflect any amendment, change (including but not limited to a change of membership) or modification of the Company or this Agreement in accordance with the terms of this Agreement; (C) certificates of fictitious or assumed name; (D) all certificates and other instruments and all amendments thereto that the Board deems appropriate or necessary to qualify, or continue the qualification of, the Company as a limited liability company wherein a Unitholder has limited liability in the jurisdictions in that the Company may conduct business; (E) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and termination of the Company pursuant to the terms of this Agreement or the drag-along rights with respect to an Approved Sale as set forth in Section 4.10; (F) consents to the withdrawal or reduction of a Unitholder’s invested capital as permitted under this Agreement; (G) all instruments relating to the admission, withdrawal or substitution of any Member or the permitted Transfer of a Unitholder’s Units or other portion of its Interest pursuant to and in accordance with this Agreement; and (H) all instruments or other documents that the Board deems appropriate in order to exercise any right or remedy under this Agreement;

(ii) take any actions, comparable to those set forth in Section 14.02(a)(i), with respect to any corporation, limited liability company or other organization or Entity in which the Company owns an interest; and

(iii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Board, to evidence, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the Board, to effectuate the terms of this Agreement, including the terms of this Agreement related to effecting the Entity Conversion (Section 3.07) and the drag-along rights (Section 4.10), respectively.

(b) The power of attorney granted under Section 14.02(a) by a Unitholder described in Section 14.02(a) to each Representative is a special power of attorney coupled with an interest and is irrevocable, shall not be affected by any subsequent incapacity or mental incompetence and is executed pursuant to the terms of the applicable laws of any state or other jurisdiction in respect to the creation of durable powers of attorney. It may be exercised by any duly authorized member of the Board for the Unitholders who have granted such power of attorney by a facsimile signature of one (1) of the duly authorized members of the Board or by listing all of such Unitholders executing any instrument over the signature of one (1) of the duly authorized members of the Board acting as Attorney-in-Fact for all of them. This Power of Attorney will survive the delivery of an assignment by such a Unitholder of the whole or any portion of its Interest, except that in cases in which the assignee thereof has been approved by the Board for admission to the Company as a Substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling each member of the Board to execute, acknowledge and file instruments necessary to effect such substitution.

14.03 Notices.

Any notice, payment, demand, or other communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (i) if delivered personally to the party or to an officer of the party to whom the same is directed or (ii) whether or not the same is actually received, if sent by confirmed facsimile or by registered or certified mail, return receipt requested, postage and charges prepaid, or sent by Federal Express or similar overnight national courier, addressed as follows:

If to the Company:

Cempra Holdings, Inc.

c/o Cempra Pharmaceuticals, Inc.

6340 Quadrangle Drive, Suite 100

Chapel Hill, North Carolina 27517

Attention: Prabhavathi Fernandes, Ph.D.

Telephone No.: (919) 313-6601

Facsimile No.: (919) 313-6620

With a required copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 3000

Raleigh, North Carolina 27607

Attention: Kenneth E. Eheman, Esq.

Telephone No.: (919) 781-4000

Facsimile No.: (919) 781-4865

If to any Unitholder: to the address for such Unitholder set forth in Schedule 5.01 attached hereto, as amended from time to time in accordance with this Agreement.

Notices shall be deemed to have been given as of the date delivered or sent, if delivered personally or sent by facsimile or telex, or the first (1st) business day following deposit with Federal Express or similar overnight courier, or five (5) days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of mail, addressed and sent as set forth above. Each party may change the address or facsimile number set forth above for notices upon written notice to the Company.

14.04 Section Headings.

Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

14.05 Severability.

Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Agreement.

14.06 Delaware Law.

The substantive laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Unitholders and the Company hereby consent and agree that the courts of the State of

Delaware shall have jurisdiction over any matter related to, or arising out of, this Agreement or the Company, including the interest of any Unitholder in the Company or the act of any Unitholder pursuant to this Agreement.

14.07 Waiver of Jury Trial.

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, THE MEMBERS, ANY OTHER UNITHOLDERS AND THE COMPANY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

14.08 Counterparts; Delivery by Facsimile.

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one (1) Agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

14.09 Parties in Interest.

Subject to the provisions relating to restrictions on assignment and transferability of Units contained in ARTICLE IV hereof, each and every covenant, term, provision and agreement herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

14.10 Integrated Agreement.

This Agreement supersedes any and all prior agreements (including the Restated Agreement) or dealings between the parties hereto and their respective agents, employees, or officers with respect to the subject matter hereof (except as contained in any other agreements contemplated herein), and this Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties (subject to such exception) other than those set forth herein or herein provided for.

14.11 Creditors.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, gains, Distributions, capital or property other than as a secured creditor.

14.12 Further Action.

The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

14.13 Remedies.

Subject to Section 14.10, each Unitholder shall have all rights and remedies set forth in this Agreement, all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

14.14 Descriptive Headings; Interpretation.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation and shall be deemed to be followed by the words “without limitation.” Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Unless otherwise indicated, reference in this Agreement to a “Section” or “Article” means a Section or Article, as applicable, of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement as a whole, unless the context clearly requires otherwise. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Any reference contained in this Agreement to specific statutory or regulatory provisions or to specific Governmental Entities shall include any successor statute or regulation, or Governmental Entity, as the case may be. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control, but solely to the extent of such conflict.

14.15 Incorporation of Schedules and Exhibits.

All of the Exhibits and Schedules identified in this Agreement are incorporated by reference into this Agreement and made a part hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;

THE NEXT PAGES ARE THE SIGNATURE PAGES.]

IN WITNESS WHEREOF, the undersigned (i) have executed and delivered, or caused to be executed and delivered on their behalf, this Second Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Time; (ii) agree and acknowledge that Prabhavathi Fernandes, Ph.D. is an authorized officer or person, with full power and authority duly granted to execute this Agreement in the name and on behalf, of Cempra Holdings, LLC; and (iii) do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement.

THE COMPANY:	CEMPRA HOLDINGS, LLC

	By:	/s/ Prabhavathi Fernandes
	Name:	Prabhavathi Fernandes, Ph.D.
	Title:	Chief Executive Officer

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page]

MEMBERS:	QUAKER BIOVENTURES II, L.P. By: Quaker BioVentures Capital II, L.P., its general partner By: Quaker BioVentures Capital II, LLC, Its general partner

	By:	/s/ Geeta Vemuri
	Name:	Geeta Vemuri
	Title:	Vice President

I. WISTAR MORRIS, III

/s/ I. Wistar Morris, III
I. Wistar Morris, III

COTSWOLD FOUNDATION

	By:	/s/ I. Wistar Morris
Name:
Title:

ELEVENTH GENERATION PARTNERSHIP, LP

	By:	/s/ Martha H. Morris
	Name:	Martha H. Morris
	Title:	Agent

MARTHA H. MORRIS

/s/ Martha H. Morris
Martha H. Morris

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page Continued]

MEMBERS (Continued):	DEVON PARK BIOVENTURES, L.P. By: Devon Park Associates, L.P., Its general partner

	By:	/s/ Devang Kantesaria
	Name:	Devang Kantesaria, MD
	Title:	General Partner

AISLING CAPITAL II, LP

By:
Its General Partner

	By:	/s/ Dennis J. Purcell
	Name:	Dennis J. Purcell
	Title:	Managing Director

BLACKBOARD VENTURES INC.

	By:	/s/ Terry Woodward
	Name:	Terry Woodward
	Title:	Director

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page Continued]

MEMBERS (Continued):	INTERSOUTH PARTNERS VI, L.P. By: Intersouth Associates VI, LLC its General Partner

	By:	/s/ Garheng Kong
	Name:	Garheng Kong
	Title:	Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS VII, L.P. By: Intersouth Associates VII, LLC its General Partner

	By:	/s/ Garheng Kong
	Name:	Garheng Kong
	Title:	Member, acting pursuant to Power of Attorney

ELIZABETH GORDON

Elizabeth Gordon

DAL LAMAGNA

Dal LaMagna

JOSH MAILMAN

Josh Mailman

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page Continued]

MEMBERS (Continued):	PETER BAUMANN & ALISON BAUMANN, JOINT TENANTS

/s/ Peter Baumann
Peter Baumann

/s/ Alison Baumann
Alison Baumann

KIMBERLY SEIBERT

/s/ Kimberly Seibert
Kimberly Seibert

GERALD LIHOTA & KARLA LIHOTA, JOINT TENANTS

/s/ Gerald Lihota
Gerald Lihota

/s/ Karla Lihota
Karla Lihota

FIRST CLEARING, LLC as Custodian f/b/o WILLIAM J. LEAHY IRA ROLLOVER

By:
Name:
Title:

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page Continued]

MEMBERS (Continued):	BIONAPLES, LLC

	By:	/s/ Robin E. Gadsby
	Name:	Robin E. Gadsby
	Title:	Manager

HANS H. LIU, M.D.

/s/ Hans H. Liu
Hans H. Liu, M.D.

DEAN OLMSTEAD

Dean Olmstead

MARTHA COONLEY

/s/ Martha Coonley
Martha Coonley

HOWARD COONLEY

/s/ Howard Coonley
Howard Coonley

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page Continued]

MEMBERS (Continued):	MARY KATHERINE HITCHNER & ELAM M. HITCHNER, JOINT TENANTS

Mary Katherine Hitchner

Elam M. Hitchner

FCC as Custodian f/b/o JOHN LOONEY IRA 5160-3240

	By:	/s/ John Looney
	Name:	John Looney
	Title:	illegible

KATHERINE C. KELLEY

/s/ Katherine C. Kelley
Katherine C. Kelley

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page Continued]

MEMBERS (Continued):	PRABHAVATHI FERNANDES, PH.D.

/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, Ph.D.

ELIZABETH CALI DOWNS, PH.D.

/s/ Elizabeth Cali Downs
Elizabeth Cali Downs, Ph.D.

OPTIMER PHARMACEUTICALS, INC.

By:
Name:
Title:

LOUIS G. LEEBURG

/s/ Louis G. Leeburg
Louis G. Leeburg

ROBIN GADSBY

Robin Gadsby

CINDY INGRAM

/s/ Cindy Ingram
Cindy Ingram

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page Continued]

MEMBERS (Continued):	YOUE-KONG SHUE, PH.D.

Youe-Kong Shue, Ph.D.

DONALD P. COX, PH.D.

Donald P. Cox, Ph.D.

MICHAEL P. DOMBECK

/s/ Michael P. Dombeck
Michael P. Dombeck

ROGER A. FRANCIS

Roger A. Francis

RONALD JONES, M.D.

/s/ Ronald Jones
Ronald Jones, M.D.

ANDREW W. FISHER

Andrew W. Fisher

[Cempra Holdings, LLC Second Amended and Restated Limited Liability Company Agreement

Signature Page]

SCHEDULE 5.01

TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Class A Preferred Units Schedule

AS OF THE EFFECTIVE TIME

Unitholder’s Name and Address	Class of Preferred Units	Number of Preferred Units	Capital Contribution / Initial Unreturned Preferred Unit Amounts	Original Yield Commencement Date	Unpaid Yield
I. Wistar Morris, III 234 Broughton Lane Villanova, PA 19085	Class A	564,186 1,050,000 45,891	$564,186.00 1,050,000.00 45,891.00	8/14/2006 3/15/2007 4/23/2007	$123,870.17 181,533.33 7,526.12
Martha H. Morris 234 Broughton Lane Villanova, PA 19085	Class A	564,186 600,000 31,217	$564,186.00 600,000.00 31,217.00	8/14/2006 3/15/2007 4/23/2007	$123,870.17 103,733.33 5,119.59
Eleventh Generation Partnership, LP 234 Broughton Lane Villanova, PA 19085	Class A	564,186 550,000 29,876	$564,186.00 550,00.000 29,876.00	8/14/2006 3/15/2007 4/23/2007	$123,870.17 95,088.89 4,899.66
Cotswold Foundation, Wistar Morris and Martha Morris, Trustees 234 Broughton Lane Villanova, PA 19085	Class A	514,186 550,000 28,536	$514,186.00 550,000.00 28,536.00	8/14/2006 3/15/2007 4/23/2007	$112,892.39 95,088.89 4,679.90
Intersouth Partners VI, L.P. 406 Blackwell Street, Suite 200 Durham, NC 27701	Class A	1,200,000 4,800,000 160,890	$1,200,000.00 4,800,000.00 160,890.00	8/14/2006 3/15/2007 4/23/2007	$263,466.67 829,866.67 26,385.96
Dal LaMagna 2020 Lutes Road NW Poulsbo, WA 98370	Class A	502,959 500,000	$502,959.00 500,000.00	8/14/2006 3/15/2007	$110,427.44 86,444.44
Joshua Mailman 1 West 67th Street New York, NY 10023	Class A	501,425 500,000 26,854	$501,425.00 500,000.00 26,854.00	8/14/2006 3/15/2007 4/23/2007	$110,090.64 86,444.44 4,404.06
Peter Baumann and Alison Baumann, Joint Tenants 7221 Birdview Avenue Malibu, CA 90265	Class A	308,621	$308,621.00	8/14/2006	$67,759.46
Kimberly Seibert 2323 Race Street, Unit 1102 Philadelphia, PA 19103	Class A	300,000 300,000	$300,000.00 300,000.00	8/14/2006 3/15/2007	$65,866.67 51,866.67

Unitholder’s Name and Address	Class of Preferred Units	Number of Preferred Units	Capital Contribution / Initial Unreturned Preferred Unit Amounts	Original Yield Commencement Date	Unpaid Yield
Gerald Lihota and Karla Lihota, Joint Tenants 39 Langstoon Lane Media, PA 19063-1150	Class A	200,000 200,000	$200,000.00 200,000.00	8/14/2006 3/15/2007	$43,911.11 34,577.78
Katherine C. Kelley 40770 Cremona Road Mechanicsville, MD 20659 and 14567 McDaniel Road Amesville, OH 45711	Class A	100,000 100,000 5,363	$100,000.00 100,000.00 5,363.00	8/14/2006 3/15/2007 4/23/2007	$21,955.56 17,288.89 879.53
First Clearing, LLC as custodian f/b/o William J. Leahy IRA Rollover 37 Dorchester Lane Richboro, PA 18954	Class A	100,000 100,000	$100,000.00 100,000.00	8/14/2006 3/15/2007	$21,955.56 17,288.89
Bionaples, LLC c/o Georgeann Portokalis 4501 Tamiami Trail N, Suite 316 Naples, FL 34103	Class A	51,961 50,000 2,734	$51,961.00 50,000.00 2,734.00	8/14/2006 3/15/2007 4/23/2007	$11,408.33 8,644.44 448.38
Hans H. Liu, M.D. 216 Garnet Lane Bala Cynwyd, PA 19004-1313	Class A	51,961	$51,961.00	8/14/2006	$11,408.33
Dean Olmstead 2572 13th Avenue W Seattle, WA 98119	Class A	50,000	$50,000.00	8/14/2006	$10,977.78
Howard Coonley 109 Church Street Philadelphia, PA 19464	Class A	50,000 50,000 2,681	$50,000.00 50,000.00 2,681.00	8/14/2006 3/15/2007 4/23/2007	$10,977.78 8,644.44 439.68
First Clearing Corp as custodian f/b/o John Looney IRA 5160-3240 11 Surrey Lane Durham, NC 27707	Class A	50,000 50,000 2,385	$50,000.00 50,000.00 2,385.00	8/14/2006 3/15/2007 4/23/2007	$10,977.78 8,644.44 391.14
Martha Coonley 109 Church Street Philadelphia, PA 19464	Class A	50,000 50,000 2,681	$50,000.00 50,000.00 2,681.00	8/14/2006 3/15/2007 4/23/2007	$10,977.78 8,644.44 439.68
Mary Katherine Hitchner and Elam M. Hitchner, Joint Tenants 190 Presidential Blvd., Unit 711 Bala Cynwyd, PA 19004	Class A	50,000 50,000	$50,000.00 50,000.00	8/14/2006 3/15/2007	$10,977.78 8,644.44
Aisling Capital II, LP 888 Seventh Avenue, 30th Fl. New York, NY 10106	Class A	1,200,000 4,800,000 160,890	$1,200,000.00 4,800,000.00 160,890.00	9/15/2006 3/15/2007 4/23/2007	$255,466.67 829,866.67 26,385.96
TOTAL:		21,773,669	$21,773,669.00		$4,077,418.99

Class B Preferred Units Schedule

AS OF THE EFFECTIVE TIME

Unitholder’s Name and Address	Class of Preferred Units	Number of Preferred Units	Capital Contribution/ Initial Unreturned Preferred Unit Amounts	Original Yield Commencement Date	Unpaid Yield
I. Wistar Morris, III 234 Broughton Lane Villanova, PA 19085	Class B	421,643	$548,135.90	11/15/2007	$65,532.69
Martha H. Morris 234 Broughton Lane Villanova, PA 19085	Class B	303,620	$394,706.00	11/15/2007	$47,189.30
Eleventh Generation Partnership, LP 234 Broughton Lane Villanova, PA 19085	Class B	290,580	$377,754.00	11/15/2007	$45,162.59
Cotswold Foundation 234 Broughton Lane Villanova, PA 19085	Class B	277,540	$360,802.00	11/15/2007	$43,135.88
Intersouth Partners VI, L.P. 406 Blackwell Street, Ste 200 Durham, NC 27701	Class B	1,564,804	$2,034,245.20	11/15/2007	$243,205.32
Dal LaMagna 2020 Lutes Road NW Poulsbo, WA 98370	Class B	248,032	$322,441.60	11/15/2007	$38,549.68
Joshua Mailman 1 West 67th Street New York, NY 10023	Class B	254,293	$330,580.90	11/15/2007	$39,522.78
Kimberly Seibert 2323 Race Street, Unit 1102 Philadelphia, PA 19103	Class B	148,380	$192,894.00	11/15/2007	$23,061.55
Gerald Lihota & Karla Lihota 39 Langstoon Lane Media, PA 19063-1150	Class B	98,920	$128,596.00	11/15/2007	$15,374.37
Katherine C. Kelley 40770 Cremona Road Mechanicsville, MD 20659 and 14567 McDaniel Road Amesville, OH 45711	Class B	52,160	$67,808.00	11/15/2007	$8,106.82

Unitholder’s Name and Address	Class of Preferred Units	Number of Preferred Units	Capital Contribution / Initial Unreturned Preferred Unit Amounts	Original Yield Commencement Date	Unpaid Yield
First Clearing, LLC as custodian f/b/o William J. Leahy IRA Rollover 37 Dorchester Lane Richboro, PA 18954	Class B	49,460	$64,298.00	11/15/2007	$7,687.18
Bionaples, LLC c/o Georgeann Portokalis 4501 Tamiami Trail N, Suite 316 Naples, FL 34103	Class B	25,891	$33,658.30	11/15/2007	$4,024.04
Howard Coonley 109 Church Street Philadelphia, PA 19464	Class B	25,393	$33,010.90	11/15/2007	$3,946.64
First Clearing Corp as custodian f/b/o John Looney IRA 11 Surrey Lane Durham, NC 27707	Class B	26,005	$33,806.50	11/15/2007	$4,041.75
Martha Coonley 109 Church Street Philadelphia, PA 19464	Class B	7,692	$9,999.60	11/15/2007	$1,195.51
Mary Katherine Hitchner & Elam M. Hitchner, Joint Tenants 190 Presidential Blvd., Unit 711 Bala Cynwyd, PA 19004	Class B	25,399	$33,018.70	11/15/2007	$3,947.57
Aisling Capital II, LP 888 Seventh Avenue, 30th Fl. New York, NY 10106	Class B	1,564,804	$2,034,245.20	11/15/2007	$243,205.32
Blackboard Ventures, Inc. c/o Ontario Teachers’ Pension Plan 5650 Yonge Street Toronto, Ontario M2M 4H5	Class B	2,307,692	$2,999,999.60	11/15/2007	$358,666.62
TOTAL:		7,692,308	$10,000,000.40		$1,195,555.60

Class C Preferred Units Schedule

AS OF THE EFFECTIVE TIME

Unitholder’s Name and Address	Class of Preferred Units	Number of Preferred Units	Capital Contribution / Initial Unreturned Preferred Unit Amounts	Original Yield Commencement Date
Quaker BioVentures II, L.P.	Class C	7,658,087	$8,259,782.90	May 13, 2009
Devon Park Bioventures, L.P.	Class C	2,518,430	$2,716,303.05	May 13, 2009
Aisling Capital II, L.P.	Class C	3,443,569	$3,714,130.22	May 13, 2009
Baumann, Peter and Alison as joint tenants	Class C	140,528	$151,569.28	May 13, 2009
Blackboard Ventures, Inc. c/o Ontario Teachers’ Pension Plan Board	Class C	1,490,500	$1,607,608.59	May 13, 2009
Cotswold Foundation	Class C	926,845	$999,666.95	May 13, 2009
Eleventh Generation Partnership, L.P.	Class C	970,391	$1,046,635.01	May 13, 2009
Intersouth Partners VI, LP	Class C	1,439,104	$1,552,174.40	May 13, 2009
Intersouth Partners VII, LP	Class C	2,055,862	$2,217,391.08	May 13, 2009
Lihota, Gerald and Karla as joint tenants	Class C	138,771	$149,674.24	May 13, 2009
Liu, Hans H. M.D.	Class C	12,849	$13,858.55	May 13, 2009
John Looney IRA 5160-3240, FCC as Custodian	Class C	12,849	$13,858.55	May 13, 2009
Morris, I. Wistar III	Class C	1,479,923	$1,596,200.80	May 13, 2009
Morris, Martha H.	Class C	1,013,939	$1,093,603.81	May 13, 2009
Seibert, Kimberly	Class C	340,768	$367,542.14	May 13, 2009
Total:		23,642,415	$25,499,999.57

Common Unit Schedule

AS OF THE EFFECTIVE TIME

Unitholder’s Name and Address	Number of Common Units	Capital Contribution
Prabhavathi Fernandes, Ph.D. 203 Old Franklin Grove Drive Chapel Hill, NC 27514	1,200,000 735,000	$120.000 73.500
Elizabeth Cali Downs, M.D. 170 Southport Drive, Suite 500 Morrisville, NC 27560	400,000	$40.000
Optimer Pharmaceuticals, Inc. 10110 Sorrento Valley Road, Suite C San Diego, CA 92121	104,166 506,789 582,683	$10.417 50.679 58.268
Louis Leeburg 14441 N. 14th Street Phoenix, AZ 85022	97,222	$9.722
Robin Gadsby c/o Georgeann Portokalis 4501 Tamiami Trail N, Suite 316 Naples, FL 34103	97,222 12,000	$9.722 1.200
Wistar Morris, III 234 Broughton Lane Villanova, PA 19085	96,222 10,000	$9.722 1.000
Cindy Ingram 208 Bentpine Drive Raleigh, NC 27603	108,333	$10.833
Elizabeth Gordon 1537 Fourth Street, # 15 San Raphael, CA 94901	523,644	$52.364
Youe-Kong Shue, Ph.D. 7869 Via Teca Carlsbad, CA 92009	33,750	$3.375
Donald P. Cox, Ph.D. 12193 SE 178th Street Summerfield, FL 34491	10,000	$1.000
Michael P. Dombeck 4312 Valley Forge Road Durham, NC 27705	41,250	$4.125
Roger A. Francis 2 Dodsworth Court Durham, NC 27705	55,951	$5.595

Unitholder’s Name and Address	Number of Common Units	Capital Contribution
Ronald Jones, M.D. 345 Beaver Kreek Center, Suite A North Liberty, IA 52317	50,000	$5.000
Andrew W. Fisher 260 Broughton Lane Villanova, PA 19085-1914	1,000	$0.100
TOTAL:	4,665,232	$466.52

FIRST AMENDMENT TO

CEMPRA HOLDINGS, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDMENT TO THE CEMPRA HOLDINGS, LLC SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of September 10, 2010, by and among the Members, also referred to as Unitholders, as defined in the Second Amended and Restated Limited Liability Company Agreement dated as of May 13, 2009 (the “LLC Agreement”) and Cempra Holdings, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Members and the Company are parties to the LLC Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the LLC Agreement; and

WHEREAS, Section 14.01(b) of the LLC Agreement provides for the amendment of the LLC Agreement upon the approval of the Board and the written consent or approval of Members holding (i) greater than fifty percent (50%) of all outstanding Common Units and Preferred Units, voting together as a single Class on an as-converted into Common Unit basis, (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units and (iii) the Majority Class C Investors (together, the “Requisite Members”); and

WHEREAS, the Unitholders and the Company desire to amend Section 3.03 of the LLC Agreement in order to increase the size of the Board of Representatives and designate specific Representatives to fill certain seats on the Board; and

WHEREAS, the undersigned Unitholders constitute the Requisite Members.

NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follows:

1. Section 3.03 of the LLC Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

“Composition.

(a)

The Board shall consist of eight (8) individuals, each of which shall be a “Representative”. For so long as any Class C Units remain outstanding, at each meeting of the Unitholders held for the election of Representatives, or upon the taking of a written consent of such Unitholders for such purpose, the holders of Class C Units shall be entitled, voting as a separate Class, to elect two (2) Representatives. The holders of the Class B Units shall not be entitled to elect any Representative. For so long as any Class A Units remain outstanding, at each meeting of the Unitholders held for the election of Representatives, or upon the taking of a written consent of such Unitholders for such purpose, the holders of Class A Units shall be entitled, voting as a separate Class, to elect three (3) Representatives. At each meeting of the Unitholders held for the election of Representatives, or upon the taking of a written consent of such Unitholders for such purpose, the holders of record of all Units shall be entitled, voting together as a Class, to elect three (3) Representatives. Any Representative elected as provided in this Section 3.03(a) may be removed without cause by, and only by, the affirmative vote of the holders of the Class or Classes of Units entitled to elect such Representative, given either at a special meeting of such Unitholders called for that purpose or pursuant to a written consent of Unitholders.

(b)	Each time the Unitholders of the Company meet, or act by written consent in lieu of a meeting, for the purpose of electing the Representatives to serve on the Board, subject to Sections 3.03(d) and (e) below, each Unitholder shall, and hereby agrees to, vote at each annual or special meeting of Unitholders at which an election of Representatives is held or pursuant to any written consent of the Unitholders, the Units held by it in order to maintain the number of Representatives at eight (8) persons and to cause the election of:

(i)	Cempra’s Chief Executive Officer, initially Prabhavathi Fernandes, Ph.D.;

(ii)	three (3) designees of the Class A Unitholders (or their Assignees) (the “Class A Investor Representatives”), one (1) of such persons whom shall be the designee of Morris (initially I. Wistar Morris, III), one (1) of such persons whom shall be the designee of Intersouth (initially Dr. Richard Kent), and one (1) of such persons whom shall be the designee of Aisling (initially Dr. Dov Goldstein);

(iii)	two (2) designees of the Class C Unitholders (or their Assignees) (the “Class C Investor Representatives” (and, together with the Class A Investor Representatives, the “Investor Representatives”)), one (1) of such persons whom shall be the designee of Quaker (initially Geeta Vemuri, Ph.D.), and one (1) of such persons whom shall be the designee of the Majority Class C Investors (initially John H. Johnson), such designee subject to the affirmative approval of Quaker; and

(iv)	one (1) designee nominated by at least a majority of the Representatives, whom shall not be an Affiliate of any Lead Investor or an Affiliate or employee of the Company and shall have pharmaceutical industry expertise (initially Michael L. Corrado, M.D.), such designee subject to the affirmative approval of (1) the Majority Class C Investors, (2) Quaker and (3) the holders of at least a majority of the Common Units held by the Common Founders.

(v)

one (1) designee nominated by the Chief Executive Officer and approved by Members holding (i) greater than fifty percent (50%) of all outstanding Common Units and Preferred Units, voting together as a single Class on an as-converted into Common Unit basis and (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units (initially Dr. Garheng Kong).

(c)	Without limiting the foregoing, each of Aisling, Blackboard, Devon Park, Intersouth and Quaker (the “Observer Investors”), for so long as each of them hold any Units, shall have the right to appoint a nonvoting observer to the Board. The participation of such observer shall be subject to the provisions of Section 11.01(m).

(d)	Each Unitholder agrees that no Representative may be removed from office without the approval or request of the requisite vote of the Unitholder(s) or Representatives that

2

designated such Representative in accordance with this Section 3.03, and upon any such request by the designating Unitholder(s) or Representatives, each other Unitholder agrees to take all such actions reasonably necessary to effectuate such removal.

(e)	Each Unitholder agrees that no vacancy on the Board may be filled without the approval or request of the Unitholder(s) or Representatives that designated such Representative in accordance with Section 3.03(b) (subject to any approvals required by Section 3.03(b)(iii), (b)(iv) and (b)(v)), and upon any such request, each Unitholder agrees to take all such actions reasonably necessary to effectuate the filling of such vacancy.

2. Governing Law. The substantive laws of the State of Delaware shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Unitholders and the Company hereby consent and agree that the courts of the State of Delaware shall have jurisdiction over any matter related to, or arising out of, this Amendment.

3. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Amendment.

4. Counterparts; Delivery by Facsimile. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one (1) Amendment. This Amendment and any signed agreement or instrument entered into in connection with this Amendment or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

5. Severability. Each provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Amendment.

6. Section Headings. Section and other headings contained in the Amendment are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provisions hereof.

[Next Page is Signature Page]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

THE COMPANY:	CEMPRA HOLDINGS, LLC

	By:	/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, Ph.D.
Chief Executive Officer

MEMBERS:	QUAKER BIOVENTURES II, L.P.

	By:	Quaker BioVentures Capital II, L.P.,
Its general partner

	By:	Quaker BioVentures Capital II, LLC,
Its general partner

	By:	/s/ Geeta Vemuri
Geeta Vemuri
Vice President

/s/ I. Wistar Morris, III
I. WISTAR MORRIS, III

COTSWOLD FOUNDATION

	By:	/s/ Martha H. Morris & I. Wistar Morris
Name:
Title:

MEMBERS (Continued):	ELEVENTH GENERATION PARTNERSHIP, LP

	By:	/s/ Martha H. Morris
Name:
Title:

/s/ Martha H. Morris
MARTHA H. MORRIS

DEVON PARK BIOVENTURES, L.P.

	By:	Devon Park Associates, L.P.,
Its general partner

	By:	/s/ Devang V. Kantesaria
	Name:	Devang V. Kantesaria
	Title:	General Partner

AISLING CAPITAL II, LP

	By:	Aisling Capital Partners, LP
Its General Partner

	By:	/s/ Lloyd Appel
	Name:	Lloyd Appel
	Title:	CFO

MEMBERS (Continued):	BLACKBOARD VENTURES INC.

	By:	/s/ Terry Woodward
	Name:	Terry Woodward
	Title:	Director

INTERSOUTH PARTNERS VI, L.P.

	By:	Intersouth Associates VI, LLC
Its General Partner

	By:	/s/ Richard Kent
Richard Kent
Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS VII, L.P.

	By:	Intersouth Associates VII, LLC
Its General Partner

	By:	/s/ Richard Kent
Richard Kent
Member, acting pursuant to Power of Attorney

ELIZABETH GORDON

DAL LAMAGNA

MEMBERS (Continued):

JOSH MAILMAN

PETER BAUMANN & ALISON BAUMANN, JOINT TENANTS

Peter Baumann

Alison Baumann

KIMBERLY SEIBERT

GERALD LIHOTA & KARLA LIHOTA, JOINT TENANTS

Gerald Lihota

Karla Lihota

FIRST CLEARING, LLC as Custodian f/b/o WILLIAM J. LEAHY IRA ROLLOVER

By:
Name:
Title:

MEMBERS (Continued):	BIONAPLES, LLC

By:
Name:
Title:

HANS H. LIU, M.D.

DEAN OLMSTEAD

MARTHA COONLEY

HOWARD COONLEY

MARY KATHERINE HITCHNER & ELAM M. HITCHNER, JOINT TENANTS

Mary Katherine Hitchner

Elam M. Hitchner

MEMBERS (Continued):

FCC as Custodian f/b/o JOHN LOONEY IRA 5160-3240

By:
Name:
Title:

KATHERINE C. KELLEY

PRABHAVATHI FERNANDES, PH.D.

ELIZABETH CALI DOWNS, PH.D.

OPTIMER PHARMACEUTICALS, INC.

By:
Name:
Title:

LOUIS G. LEEBURG

MEMBERS (Continued):

ROBIN GADSBY

CINDY INGRAM

YOUE-KONG SHUE, PH.D.

DONALD P. COX, PH.D.

MICHAEL P. DOMBECK

ROGER A. FRANCIS

RONALD JONES, M.D.

ANDREW W. FISHER

SECOND AMENDMENT TO

CEMPRA HOLDINGS, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS SECOND AMENDMENT TO THE CEMPRA HOLDINGS, LLC SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of December 7, 2010, by and among the Members, also referred to as Unitholders, as defined in the Second Amended and Restated Limited Liability Company Agreement dated as of May 13, 2009 (as amended, the “LLC Agreement”) and Cempra Holdings, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Members and the Company are parties to the LLC Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the LLC Agreement; and

WHEREAS, Section 14.01(b) of the LLC Agreement provides for the amendment of the LLC Agreement upon the approval of the Board and the written consent or approval of Members holding (i) greater than fifty percent (50%) of all outstanding Common Units and Preferred Units, voting together as a single Class on an as-converted into Common Unit basis, (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units and (iii) the Majority Class C Investors (together, the “Requisite Members”); and

WHEREAS, the Unitholders and the Company desire to amend Section 11.01(n) of the LLC Agreement in order to increase the size of the Company’s Compensation Committee; and

WHEREAS, the undersigned Unitholders constitute the Requisite Members.

NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follows:

1. Section 11.01(n) of the LLC Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

(a) “Committees of the Board. A five (5) member Compensation Committee of the Board (the “Compensation Committee”) and a four (4) member Audit Committee (the “Audit Committee”) of the Board, and the Board of each Subsidiary, shall be maintained at all times after the date hereof, the membership of such committees to be agreed to by the Board. The Compensation Committee will, among other things, be responsible for and have discretion concerning all compensation decisions and decisions concerning the issuance of equity options or other equity awards of the Company and its Subsidiaries, including the vesting of equity options or other equity awards. At all times, one (1) Representative appointed to the Board by each of Morris, Intersouth, Aisling and Quaker, shall be entitled to be a member of each of the Audit Committee and Compensation Committee and each other committee of the Board hereinafter created.”

2. Governing Law. The substantive laws of the State of Delaware shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the

State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Unitholders and the Company hereby consent and agree that the courts of the State of Delaware shall have jurisdiction over any matter related to, or arising out of, this Amendment.

3. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Amendment.

4. Counterparts; Delivery by Facsimile. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one (1) Amendment. This Amendment and any signed agreement or instrument entered into in connection with this Amendment or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

5. Severability. Each provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Amendment.

6. Section Headings. Section and other headings contained in the Amendment are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provisions hereof.

[Next Page is Signature Page]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

THE COMPANY:	CEMPRA HOLDINGS, LLC

	By:	/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, Ph.D.
Chief Executive Officer

MEMBERS:	QUAKER BIOVENTURES II, L.P.

	By:	Quaker BioVentures Capital II, L.P., Its general partner

	By:	Quaker BioVentures Capital II, LLC, Its general partner

	By:	/s/ Geeta Vemuri
Geeta Vemuri
Vice President

/s/ I. Wistar Morris, III
I. WISTAR MORRIS, III

COTSWOLD FOUNDATION

	By:	/s/ I. Wistar Morris
	Name:	I. Wistar Morris
	Title:	President

MEMBERS (Continued):	ELEVENTH GENERATION PARTNERSHIP, LP

	By:	/s/ Martha H. Morris
	Name:	Martha H. Morris
	Title:	Agent

/s/ Martha H. Morris
MARTHA H. MORRIS

DEVON PARK BIOVENTURES, L.P.

	By:	Devon Park Associates, L.P., Its general partner

	By:	/s/ Devang V. Kantesaria
	Name:	Devang V. Kantesaria
	Title:	General Partner

AISLING CAPITAL II, LP

	By:	Aisling Capital Partners LP Its General Partner

	By:	/s/ Lloyd Appel
	Name:	Lloyd Appel
	Title:	CFO

MEMBERS (Continued):	BLACKBOARD VENTURES INC.

By:
Name:
Title:

INTERSOUTH PARTNERS VI, L.P.

	By:	Intersouth Associates VI, LLC Its General Partner

	By:	/s/ Richard Kent
Richard Kent
Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS VII, L.P.

	By:	Intersouth Associates VII, LLC Its General Partner

	By:	/s/ Richard Kent
Richard Kent
Member, acting pursuant to Power of Attorney

ELIZABETH GORDON

DAL LAMAGNA

MEMBERS (Continued):

JOSH MAILMAN

PETER BAUMANN & ALISON BAUMANN, JOINT TENANTS

Peter Baumann

Alison Baumann

KIMBERLY SEIBERT

GERALD LIHOTA & KARLA LIHOTA, JOINT TENANTS

Gerald Lihota

Karla Lihota

FIRST CLEARING, LLC as Custodian f/b/o WILLIAM J. LEAHY IRA ROLLOVER

By:
Name:
Title:

MEMBERS (Continued):	BIONAPLES, LLC

By:
Name:
Title:

HANS H. LIU, M.D.

DEAN OLMSTEAD

MARTHA COONLEY

HOWARD COONLEY

MARY KATHERINE HITCHNER & ELAM M. HITCHNER, JOINT TENANTS

Mary Katherine Hitchner

Elam M. Hitchner

MEMBERS (Continued):
FCC as Custodian f/b/o JOHN LOONEY IRA 5160-3240

By:
Name:
Title:

KATHERINE C. KELLEY

PRABHAVATHI FERNANDES, PH.D.

ELIZABETH CALI DOWNS, PH.D.

OPTIMER PHARMACEUTICALS, INC.

By:
Name:
Title:

LOUIS G. LEEBURG

MEMBERS (Continued):

ROBIN GADSBY

CINDY INGRAM

YOUE-KONG SHUE, PH.D.

DONALD P. COX, PH.D.

MICHAEL P. DOMBECK

ROGER A. FRANCIS

RONALD JONES, M.D.

ANDREW W. FISHER

THIRD AMENDMENT TO

CEMPRA HOLDINGS, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS THIRD AMENDMENT TO THE CEMPRA HOLDINGS, LLC SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of August 5, 2011, by and among the Members, also referred to as Unitholders, as defined in the Second Amended and Restated Limited Liability Company Agreement dated as of May 13, 2009 (as amended, the “LLC Agreement”) and Cempra Holdings, LLC, a Delaware limited liability company (the “Company”). Unless otherwise specified, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the LLC Agreement.

RECITALS

WHEREAS, the Company desires to sell and issue to certain of the Company’s existing Unitholders (the “Purchasers”) unsecured convertible promissory notes (the “Notes”) in an aggregate principal amount of $5,000,000 and warrants (the “Warrants”) to purchase Company Units (the “Bridge Financing”);

WHEREAS, the Company and the Purchasers have negotiated the terms of that certain Unsecured Convertible Promissory Note and Warrant Purchase Agreement, dated on or about the date hereof (the “Purchase Agreement”), pursuant to which the Company will issue and sell, and the Purchasers will purchase, the Notes and the Warrants;

WHEREAS, in order to facilitate the Bridge Financing and to reflect the terms of the Purchase Agreement, the parties hereto desire to amend the LLC Agreement in order (i) to amend the definition of “New Securities” to exclude the Notes and the Warrants and any Units issuable upon conversion or exercise thereof from such definition, (ii) to increase the authorized Class C Units and Common Units, (iii) to amend Section 4.12(f) to exclude the Notes and the Warrants and any Units issuable upon conversion or exercise thereof from Section 4.12’s adjustment provisions, and (iv) to amend Section 4.14 to provide for a special mandatory conversion of the Company’s Preferred Units held by any Major Investor that fails to purchase its pro-rata allocation of the Notes;

WHEREAS, Section 14.01(b) of the LLC Agreement provides for such amendments to the LLC Agreement upon the approval of the Company’s Board of Representatives (the “Board”) and the written consent or approval of Members holding (i) greater than fifty percent (50%) of all outstanding Common Units and Preferred Units, voting together as a single Class on an as-converted into Common Unit basis, (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units and (iii) the Super Majority Class C Investors (together, the “Requisite Members”); and

WHEREAS, the undersigned Unitholders constitute the Requisite Members.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment of LLC Agreement. The LLC Agreement is hereby amended, as follows:

A. Effective as of the date hereof, the definition of “New Securities” in Article I of the LLC Agreement is deleted in its entirety and inserted in lieu thereof is the following:

“ “New Securities” mean any Units of the Company, whether now authorized or not, and rights, options or warrants to purchase Units, and securities of any type whatsoever that are, or may become, convertible into or exercisable for Units; provided, however, that the term “New Securities” does not include: (i) Units issuable upon conversion of or with respect to Preferred Units; (ii) Common Units (as adjusted for any Unit splits, Unit dividends, combination or other reclassification) authorized under any equity incentive plan approved by the Board in accordance with this Agreement; (iii) Units issued pursuant to the exercise of any options, warrants, rights or agreements outstanding as of the date of this Agreement; (iv) securities issued in a Qualified Public Offering; (v) Units issued pursuant to any Unit Distribution on, or Unit split, combination or other reclassification by the Company of, the Preferred Units; (vi) subject to Section 4.09(e) below, Common Units issued to Optimer pursuant to the Optimer Agreement (the “Optimer Units”); (vii) Units (in up to an aggregate amount equal to one percent (1%) of the fully diluted capitalization of the Company) issued to strategic partners, such as clinical research organizations, licensors of technology to the Company or its Subsidiaries, and banks or equipment lessors pursuant to equipment financing arrangements approved by the Board; (viii) Units issued to the Class C Unitholders under Section 4.09(e); and (ix) notes and warrants issued pursuant to that certain Unsecured Convertible Promissory Note and Warrant Purchase Agreement, dated on or about August 5, 2011 (the “Note and Warrant Purchase Agreement”), and any Units issuable upon conversion or exercise thereof.”

B. Effective as of the date hereof, the second sentence of Section 4.01 of the LLC Agreement is deleted in its entirety and inserted in lieu thereof is the following sentence:

“The total number of Units the Company is authorized to issue is 189,465,977, of which (a) 110,000,000 shall be Common Units, (b) 21,773,669 shall be Class A Units, (c) 7,692,308 shall be Class B Units and (d) 50,000,000 shall be Class C Units.”

C. Effective as of the date hereof, Section 4.12(f) of the LLC Agreement is deleted in its entirety and inserted in lieu thereof is the following Section 4.12(f):

“(f) Exclusions for Adjustment for Issuances at Less Than the Conversion Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of any Conversion Price in the case of: (i) Units, in the aggregate not to exceed one percent (1%) of the total number of outstanding Common Units at the time of issuance on an as-converted basis, issued to strategic partners of the

2

Company or its Subsidiaries such as a clinical research organizations, licensors of technology to the Company or its Subsidiaries, or financial lending institutions pursuant to equipment financing arrangements; provided that such issuance has been approved by the Board, (ii) the 1,193,638 Common Units previously issued to Optimer pursuant to section 6.1 of the Optimer Agreement, (iii) the issuance of Common Units upon conversion of the Preferred Units, (iv) except for the adjustment contemplated by Section 4.11(b) with respect to the Class B Units, the issuance of any Class C Units under the Purchase Agreement, (v) up to 9,734,927 Common Units (as adjusted for any splits, Unit Distributions, combination or other reclassification) and options exercisable for such Common Units, issued to employees, officers, consultants or Representatives of the Company or any Subsidiary pursuant to any incentive agreement or arrangement approved by the Board, (vi) the notes and warrants issued pursuant to the Note and Warrant Purchase Agreement and any Units issued upon conversion or exercise thereof, or (vii) the issuance or sale of Units or options to purchase such Units to the extent (A) the holders of sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Preferred Units, voting together as a single Class and (B) the Super Majority Class C Investors waive the right to an adjustment pursuant to Section 4.12(c). The issuances or sales described in this Section 4.12(f) shall be ignored for purposes of calculating any adjustment to any Conversion Price.”

D. Effective as of the date hereof, Section 4.14 of the LLC Agreement is amended by adding the following new subsection (c):

“(c) If any Major Investor (as defined below) fails to purchase such Major Investor’s full Note Pro-Rata Amount (as defined below) of the convertible promissory notes sold and issued by the Company pursuant to the Note and Warrant Purchase Agreement (any such Major Investor is referred to herein as a “Defaulting Investor”), then, upon the consummation of the Closing (as defined in the Note and Warrant Purchase Agreement), all or a portion of such Defaulting Investor’s Preferred Units shall automatically convert as of the Closing into Common Units without any further action by such Defaulting Investor or the Company and whether or not the certificate or certificates representing such Units are surrendered to the Company as follows:

(i) if such Defaulting Investor does not purchase any of its Note Pro-Rata Amount, then all of such Defaulting Investor’s Preferred Units shall be converted into Common Units at the then applicable conversion price for each such Preferred Unit; or

(ii) if such Defaulting Investor purchases a portion but not all of such Defaulting Investor’s Note Pro-Rata Amount, then a proportionate number of Preferred Units of each class of Preferred Units held by such Defaulting Investor shall be converted into Common Units at the then applicable conversion price for each such Preferred Unit as follows: the number of Preferred Units of each class to be converted into Common Units shall equal the product obtained by multiplying the

3

number of Preferred Units of such class held by such Defaulting Investor immediately prior to the Closing by a ratio (A) the numerator of which equals such Defaulting Investor’s Note Pro-Rata Amount minus the aggregate principal amount of the notes purchased by such Defaulting Investor at the Closing, and (B) the denominator of which is such Defaulting Investor’s Note Pro-Rata Amount; for example, if a Defaulting Investor’s Note Pro-Rata Amount is $100,000 and the aggregate principal amount of the notes purchased by such Defaulting Investor at the Closing is $70,000, then the resulting ratio for each class of Preferred Units held by such Defaulting Investor would equal: ($100,000 - $70,000) / $100,000, and thirty percent (30%) of such Defaulting Investor’s Class A Units, Class B Units, and Class C Units, respectively, would automatically convert into Common Units at the then applicable conversion price for such Preferred Units so converted.

“Note Pro-Rata Amount” for purposes of this Section 4.14(c) means, for each Preferred Unitholder, the product obtained by multiplying the aggregate principal amount of all notes offered for sale under the Note and Warrant Purchase Agreement by a ratio (i) the numerator of which is the number of Common Units, plus the number of Common Units issuable upon the conversion of Preferred Units or other convertible securities or other rights or instruments, held by such Preferred Unitholder on the date of the Note Pro-Rata Notice (as defined below), and (ii) the denominator of which is the number of Common Units, plus the number of Common Units issuable upon the conversion of Preferred Units or other convertible securities or other rights or instruments, held by all Preferred Unitholders on the date of the Note Pro-Rata Notice. For purposes of determining whether a Major Investor has purchased its full Note Pro-Rata Amount under this Section 4.14(c), the aggregate principal amount of the notes purchased by any such Major Investor shall include the aggregate principal amount of any notes purchased by an Affiliate of such Major Investor.

At least ten (10) days prior to the Closing, the Company shall provide notice to each Preferred Unitholder by electronic mail of (i) such Preferred Unitholder’s opportunity to participate in the sale and issuance of the notes and warrants pursuant to the Note and Warrant Purchase Agreement, (ii) such Preferred Unitholder’s Note Pro-Rata Amount, and (iii) the consequences, if any, of such Preferred Unitholder’s failure to purchase the full Note Pro-Rata Amount (the “Note Pro-Rata Notice”).

The mechanics for conversion and other provisions relating to conversion of Preferred Units into Common Units set forth elsewhere in this Agreement shall apply to the mandatory conversion of the Preferred Units under this Section 4.14(c). Upon any conversion pursuant to this Section 4.14(c), any Unpaid Yield related to the Preferred Units so converted shall be forfeited in full and no payment shall be made on account thereof.”

4

2. Governing Law. The substantive laws of the State of Delaware shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Unitholders and the Company hereby consent and agree that the courts of the State of Delaware shall have jurisdiction over any matter related to, or arising out of, this Amendment.

3. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Amendment.

4. Counterparts; Delivery by Facsimile. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one (1) Amendment. This Amendment and any signed agreement or instrument entered into in connection with this Amendment or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

5. Severability. Each provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Amendment.

6. Section Headings. Section and other headings contained in the Amendment are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provisions hereof.

[SIGNATURES BEGIN ON THE NEXT PAGE.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

THE COMPANY:

CEMPRA HOLDINGS, LLC

By:	/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, CEO

MEMBERS:

QUAKER BIOVENTURES II, L.P.

By:	Quaker BioVentures Capital II, L.P.,
Its general partner

By:	Quaker BioVentures Capital II, LLC,
Its general partner

By:	/s/ Geeta Vemuri
Name:	Geeta Vemuri
Title:	Vice President

/s/ I. Wistar Morris, III
I. WISTAR MORRIS, III

COTSWOLD FOUNDATION

By:	/s/ I. Wistar Morris & /s/ Martha H. Morris
Name:	I. Wistar Morris & Martha H. Morris
Title:	Co-trustee & Co-trustee

MEMBERS (Continued):	ELEVENTH GENERATION PARTNERSHIP, LP

	By:	/s/ Martha H. Morris
	Name:	Martha H. Morris
Title:

/s/ Martha H. Morris
MARTHA H. MORRIS

DEVON PARK BIOVENTURES, L.P.

	By:	Devon Park Associates, L.P.,
Its general partner

	By:	/s/ Devang Kantesaria
	Name:	Devang Kantesaria
	Title:	General Partner

AISLING CAPITAL II, LP

	By:	Aisling Capital Partners, LP
Its General Partner

	By:	/s/ Lloyd Appel
	Name:	Lloyd Appel
	Title:	CFO

MEMBERS (Continued):

BLACKBOARD VENTURES INC.

By:	/s/ Imtiaz Khan
Name:	Imtiaz Khan
Title:	Authorized Signatory

INTERSOUTH PARTNERS VI, L.P.

By:	Intersouth Associates VI, LLC its General Partner

By:	/s/ Richard Kent
Name:	Richard Kent
Title:	Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS VII, L.P.

By:	Intersouth Associates VII, LLC its General Partner

By:	/s/ Richard Kent
Name:	Richard Kent
Title:	Member, acting pursuant to Power of Attorney

ELIZABETH GORDON

MEMBERS (Continued):

DAL LAMAGNA

JOSH MAILMAN

PETER BAUMANN & ALISON BAUMANN, JOINT TENANTS

/s/ Peter Baumann
Peter Baumann

/s/ Alison Baumann
Alison Baumann

KIMBERLY SEIBERT

/s/ Hans H. Liu
HANS H. LIU, M.D.

DEAN OLMSTEAD

MEMBERS (Continued):

GERALD LIHOTA & KARLA LIHOTA,
JOINT TENANTS

Gerald Lihota

Karla Lihota

FIRST CLEARING, LLC as Custodian f/b/o WILLIAM J. LEAHY IRA ROLLOVER

By:
Name:
Title:

BIONAPLES, LLC

By:	/s/ Robin E. Gadsby
Name:	Robin E. Gadsby
Title:	Manager

MARTHA COONLEY

/s/ Howard Coonley
HOWARD COONLEY

MEMBERS (Continued):

MARY KATHERINE HITCHNER &
ELAM M. HITCHNER, JOINT TENANTS

Mary Katherine Hitchner

Elam M. Hitchner

FCC as Custodian f/b/o JOHN LOONEY IRA 5160-3240

By:	/s/ John Looney
Name:	John Looney
Title:

KATHERINE C. KELLEY

/s/ Prabhavathi Fernandes
PRABHAVATHI FERNANDES, PH.D.

ELIZABETH CALI DOWNS, PH.D

MEMBERS (Continued):

OPTIMER PHARMACEUTICALS, INC.

By:
Name:
Title:

LOUIS G. LEEBURG

/s/ Robin Gadsby
ROBIN GADSBY

CINDY INGRAM

YOUE-KONG SHUE, PH.D

DONALD P. COX, PH.D.

MEMBERS (Continued):

MICHAEL P. DOMBECK

ROGER A. FRANCIS

RONALD JONES, M.D.

ANDREW W. FISHER

JENNIFER SCHRANZ

THORSTEN DEGENHARDT

DONALD OLSEN

THOMAS LYONS

FOURTH AMENDMENT TO

CEMPRA HOLDINGS, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS FOURTH AMENDMENT TO THE CEMPRA HOLDINGS, LLC SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of 3:00 p.m. on October 11, 2011, by and among the Members, also referred to as Unitholders, as defined in the Second Amended and Restated Limited Liability Company Agreement dated as of May 13, 2009 (as amended, the “LLC Agreement”) and Cempra Holdings, LLC, a Delaware limited liability company (the “Company”). Unless otherwise specified, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the LLC Agreement.

RECITALS

WHEREAS, the Company desires to conduct an initial public offering and, in connection therewith, deems it advisable and in the best interests of the Company and the Unitholders to convert from a Delaware limited liability company to a Delaware corporation (the “Corporate Conversion”);

WHEREAS, in order to facilitate the Corporate Conversion, the parties hereto desire to amend, among other things, Section 3.07 of the LLC Agreement to (i) revise the approval required to effect an Entity Conversion in certain circumstances, (ii) define the term “Initial Public Offering” for the purposes of Section 3.07 only, and (iii) provide that, upon an Entity Conversion, the LLC Agreement shall terminate;

WHEREAS, Section 14.01(b) of the LLC Agreement provides for such amendments to the LLC Agreement upon the approval of the Company’s Board of Representatives (the “Board”) and the written consent or approval of Members holding (i) greater than fifty percent (50%) of all outstanding Common Units and Preferred Units, voting together as a single Class on an as-converted into Common Unit basis, (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units and (iii) the Super Majority Class C Investors; and

WHEREAS, the undersigned Unitholders meet the requirements of Section 14.01(b) of the LLC Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment of LLC Agreement.

(a) For all purposes, effective as of the date hereof, each and every reference to the word “Unit,” “Units,” “unit,” “units,” “Unitholder” and “Unitholders” in the LLC Agreement shall be deemed to be references to the words “Share,” “Shares,” “share,” “shares,” “Shareholder” and “Shareholders” respectively, except where such words are used as part of the title of a preexisting agreement or plan of the Company in the LLC Agreement.

(b) Effective as of the date hereof, Section 3.07 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the provisions of any other Section of this ARTICLE III, in connection with an Initial Public Offering, the Company (subject to the prior written approval of the Majority Class C Investors), by vote of at least a majority of the Representatives serving thereon, has the power under this ARTICLE III to cause the conversion or reorganization of the Company and its Subsidiaries into another entity form (including a corporation) (an “Entity Conversion”) without the approval of the Unitholders, as long as such Entity Conversion does not alter the relative rights of the Unitholders other than as set forth in a plan of conversion approved by Members holding (i) greater than fifty percent (50%) of all outstanding Common Units and Preferred Units, voting together as a single Class on an as-converted into Common Unit basis, (ii) at least sixty-six and two-thirds percent (66 2/3%) of the total outstanding Preferred Units and (iii) the Super Majority Class C Investors (together, the “Requisite Members”). Each of the Unitholders agrees that, upon Board approval of an Entity Conversion, he, she or it shall take all necessary and desirable actions to cause the Entity Conversion as approved by the Board to occur, including by (i) consenting to, voting for and raising no objections against the Entity Conversion or the process or transactions pursuant to which the Entity Conversion is arranged, (ii) executing any documents (including a stockholders agreement or similar document) necessary to prevent the Entity Conversion from altering the relative rights of the Unitholders with respect to the ownership of Units or other resulting equity interests, and (iii) waiving any potential claim, including any claim for breach of fiduciary duty, which he, she or it may have against any Representative, any Member, the Company, its officers or any Affiliate of any of the foregoing to the extent arising out of or relating to any Entity Conversion, including any Board authorization thereof. Each of the Unitholders agrees that, upon the effectiveness of an Entity Conversion, this Agreement shall automatically terminate without any further action required by the Board or the Unitholders. For the purposes of this Section 3.07 only, the term “Initial Public Offering” shall mean the first sale of the Company’s Common Units (or, in the event of conversion to a corporation or other entity, the first sale of the successor entity’s common stock or other equivalent security) in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended.”

2. Governing Law. The substantive laws of the State of Delaware shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Unitholders and the Company hereby consent and agree that the courts of the State of Delaware shall have jurisdiction over any matter related to, or arising out of, this Amendment.

3. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Amendment.

4. Counterparts; Delivery by Facsimile. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one (1) Amendment. This Amendment and any signed agreement or instrument entered into in connection with this Amendment or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered

2

in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

5. Severability. Each provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remainder of this Amendment.

6. Section Headings. Section and other headings contained in the Amendment are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provisions hereof.

[SIGNATURES BEGIN ON THE NEXT PAGE.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

THE COMPANY:	CEMPRA HOLDINGS, LLC

	By:	/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, President

MEMBERS:	QUAKER BIOVENTURES II, L.P.

	By:	Quaker BioVentures Capital II, L.P.,
Its general partner

	By:	Quaker BioVentures Capital II, LLC,
Its general partner

	By:	/s/ Sherrill Neff
	Name:	P. Sherrill Neff
	Title:	Member

/s/ I. Wistar Morris
I. WISTAR MORRIS, III

COTSWOLD FOUNDATION

	By:	/s/ I. Wistar Morris and Martha Morris
Name:
Title:

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	ELEVENTH GENERATION PARTNERSHIP, LP

	By:	/s/ Martha Morris
Name:
Title:

/s/ Martha Morris
MARTHA H. MORRIS

DEVON PARK BIOVENTURES, L.P.

	By:	Devon Park Associates, L.P., Its general partner

	By:	/s/ Devang V. Kantesaria
	Name:	Devang V. Kantesaria
	Title:	General Partner

AISLING CAPITAL II, LP

	By:	Aisling Capital Partners LP
Its General Partner

	By:	/s/ Lloyd Appel
	Name:	Lloyd Appel
	Title:	CFO

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	BLACKBOARD VENTURES INC.

	By:	/s/ Terry Woodward
	Name:	Terry Woodward
	Title:	Director

INTERSOUTH PARTNERS VI, L.P.

	By:	Intersouth Associates VI, LLC, Its General Partner

	By:	/s/ Richard Kent
	Name:	Richard Kent
	Title:	Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS VII, L.P.

	By:	Intersouth Associates VII, LLC, Its General Partner

	By:	/s/ Richard Kent
	Name:	Richard Kent
	Title:	Member, acting pursuant to Power of Attorney

ELIZABETH GORDON

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):

DAL LAMAGNA

JOSH MAILMAN

PETER BAUMANN & ALISON BAUMANN, JOINT TENANTS

Peter Baumann

Alison Baumann

KIMBERLY SEIBERT

HANS H. LIU, M.D.

DEAN OLMSTEAD

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	GERALD LIHOTA & KARLA LIHOTA, JOINT TENANTS

Gerald Lihota

Karla Lihota

FIRST CLEARING, LLC as Custodian f/b/o WILLIAM J. LEAHY IRA ROLLOVER

By:
Name:
Title:

BIONAPLES, LLC

By:
Name:
Title:

MARTHA COONLEY

HOWARD COONLEY

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):

MARY KATHERINE HITCHNER & ELAM M. HITCHNER, JOINT TENANTS

Mary Katherine Hitchner

Elam M. Hitchner

FCC as Custodian f/b/o JOHN LOONEY IRA 5160-3240

By:
Name:
Title:

KATHERINE C. KELLEY

PRABHAVATHI FERNANDES, PH.D.

ELIZABETH CALI DOWNS, PH.D

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):	OPTIMER PHARMACEUTICALS, INC.

By:
Name:
Title:

LOUIS G. LEEBURG

ROBIN GADSBY

CINDY INGRAM

YOUE-KONG SHUE, PH.D

DONALD P. COX, PH.D.

MICHAEL P. DOMBECK

ROGER A. FRANCIS

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS (Continued):

RONALD JONES, M.D.

ANDREW W. FISHER

JENNIFER SCHRANZ

THORSTEN DEGENHARDT

DONALD OLSEN

THOMAS LYONS

[Cempra Holdings, LLC Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement]